As filed with the Securities and Exchange Commission on October 29, 2003

Registration No. 333-105521

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sardy House, LLC
(Name of small business issuer in its charter)

Colorado (State or jurisdiction of incorporation or organization)	6500 (Primary Standard Industrial Classification Code Number)	75-3099118 (I.R.S. Employer Identification No.)

128 East Main Street
Aspen, Colorado 81611
(970) 920-2525
(Address and telephone number of principal executive offices)

128 East Main Street
Aspen, Colorado 81611
(Address of principal place of business or intended principal place of business)

Frank S. Peters
President
Sardy House, LLC
128 East Main
Aspen, Colorado 81611
(970) 925-6246
(Name, address and telephone number of agent for service)

Copies to:
Roger V. Davidson, Esq.
Ballard Spahr Andrews & Ingersoll, LLP
1225 17th Street, Suite 2300
Denver, Colorado 80202
(303) 292-2400

At such time or times after the effective date
of the registration statement as the selling
security holder shall determine
(Approximate date of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐ ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐ ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

		Proposed	Proposed
		maximum	maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered	per unit	offering price	registration fee

Assessable Limited Liability Company Membership Interests	25 units	$850,000 (1)	$21,250,000	$1,719	(2)(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2)	Calculated under Section 6(b) of the Securities Act as .0000809 of $21,250,000.
(3)	Previously paid with original filing on May 23, 2003.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

QUESTIONS AND ANSWERS ABOUT SARDY HOUSE, LLC AND THE PUBLIC OFFERING
RISK FACTORS
DETERMINATION OF OFFERING PRICE
DILUTION
USE OF PROCEEDS
DISTRIBUTION POLICY
PLAN OF OPERATION
GENERAL INFORMATION ABOUT SARDY HOUSE, LLC
DESCRIPTION OF SARDY HOUSE PROPERTY
DESCRIPTION OF CONSTRUCTION LOAN AGREEMENT
DESCRIPTION OF MEMBERSHIP INTERESTS
MARKET FOR MEMBERSHIP INTERESTS AND RELATED MEMBER MATTERS
MEMBERSHIP INTEREST OWNERSHIP OF CURRENT BENEFICIAL OWNERS
MANAGEMENT
DESCRIPTION OF MANAGEMENT AGREEMENT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CONFLICTS OF INTEREST
COMPENSATION AND FEES TO AFFILIATES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
SELLING SECURITY HOLDER
DESCRIPTION OF OFFERING AND PLAN OF DISTRIBUTION
SUPPLEMENTAL SALES MATERIALS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SIGNATURES
EXHIBIT INDEX
EX-1.3 Form of Underwriting Agreement
EX-1.4 Amended Engagement Agreement
EX-8.1 Opinion/Consent of Ballard Spahr Andrews
EX-10.13 Form of Subscription Agreement
EX-10.15 Form of Escrow Agreement
EX-23.1 Consent of Schumacher & Associates, Inc.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED OCTOBER 28, 2003

Sardy House, LLC

Minimum/ Maximum Offering of 7/25 Assessable Limited Liability Company Membership Interests

     This prospectus is for the offering of up to 25 assessable limited liability company membership interests which allow for exclusive use of the Sardy House in Aspen, Colorado. All 25 of the membership interests are held by our affiliate North and South Aspen, L.L.C. The membership interests do not represent an interest in real estate.

     The offering price is $750,000 per membership interest. This price may be changed at any time after December 19, 2003. If the offering price is decreased it will be decreased for and benefit all purchasers, even those who may participate in closings that occur prior to a price decrease. If the offering price is increased it will be increased for all purchasers who have not as of that date executed subscription agreements and submitted subscription funds. The offering will be conducted on a “best efforts, all or none” basis as to the minimum offering necessary to allow for complete repayment of the bank debt of up to $4,350,000 on the Sardy House, and on a “best efforts” basis as to additional membership interests up to the maximum offering. If a minimum of $4,665,000, before commissions and referral fees and excluding accrued interest on the bank debt to be repaid, is not raised by May 31, 2004, subject to extension in our sole discretion of up to an additional 30 days, the offering will be terminated and all money received will be returned to investors with interest within 5 business days. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account, with interest to be credited toward the final purchase price.

       See “Risk Factors” beginning on page 14. Those risk factors include the following:

•	Neither we nor our affiliated manager nor the affiliated current owner of all of the membership interests has any prior experience operating this type of exclusive use program.

•	Substantial reconstruction and renovation of the Sardy House property must be completed before the condition and amenities of the property will be as described in this prospectus, and any delays in the completion of that project will delay the closing of this offering.

•	There are significant limitations on the transferability of the membership interests, including the lack of any public market and rights of first refusal held by Sardy House, LLC and North and South Aspen, L.L.C.

•	Investors will be subject to unlimited additional assessments, including assessments for operating expenses, repair reserves, capital improvements and operating deficits, and investors who fail to timely pay all assessments may forfeit their exclusive occupancy rights and be subject to other remedies.

•	Investors may suffer a complete loss of their investment if other investors do not timely pay all required assessments.

•	If investors choose to rent out their exclusive occupancy weeks, they may be unable to successfully rent those weeks and our affiliated manager will receive substantial compensation if the weeks are rented.

•	There are substantial conflicts of interest between the interests of investors and those of us, the manager, North and South Aspen, L.L.C. and their affiliates, including the incentive to obtain satisfaction of the minimum offering conditions to relieve affiliates’ personal debt obligations, the operation of a competing hotel in Aspen and compensation arrangements for the renovation and management of the property and the rental of exclusive occupancy weeks.

•	Investors will be purchasing their membership interests for an aggregate purchase price that significantly exceeds the book value of the membership interests and the appraised value of the renovated property as a private residence, and investors will experience immediate and substantial dilution.

		Underwriter	Realtor
	Price to public	Commissions	Referral Fees	Net Proceeds

Per membership interest	$750,000	$24,375	$26,250	$699,375
Total minimum offering	$5,250,000	$170,625	$183,750	$4,895,625
Total maximum offering	$18,750,000	$609,375	$656,250	$17,484,375

      Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

W.G. Nielsen & Co.

The date of this prospectus is                     , 2003.

[INSIDE FRONT COVER]

[PHOTOGRAPH OF THE SARDY HOUSE DURING THE WINTER]

INVESTOR SUITABILITY STANDARDS

     An investment in our assessable membership interests involves significant risks, including risks related to the significant limitations on the transferability of the interests, unlimited additional assessments, and the possibility of a complete loss of the investment if other investors do not timely pay all required assessments. Accordingly, an investment in the membership interests is suitable only for persons of substantial financial means who can afford not only the purchase price of the membership interests, but also unlimited future assessments and the possibility of a complete loss of their investment in the membership interests.

     Therefore, you may purchase a membership interest, and we will accept a subscription agreement from you, only if you qualify as an “accredited investor” under Rule 501 of Regulation D under the Securities Act of 1933, have the objective of making a long-term investment in the exclusive use program for the Sardy House property, and are prepared to forego the use of the invested funds for an indefinite period of time. We have established these investor suitability standards to exclude prospective investors who cannot afford to place funds in a long-term investment that cannot be readily sold, and to exclude investors who cannot afford unlimited assessments and a complete loss of their investment. Some of the categories of persons who would qualify as “accredited investors” are as follows:

•	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

•	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse of $300,000 in each of those years, and has a reasonable expectation of reaching those levels in the current year;

•	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a qualifying sophisticated person;

•	A corporation, qualifying business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; and

•	An entity in which all of the equity owners are accredited investors.

     Our underwriter will be responsible for making reasonable efforts to ensure adherence to these investor suitability standards. In making this determination, the underwriter will utilize and rely on a required form of a subscription agreement which will contain representations by the purchaser concerning the purchaser’s accredited investor status and information about the investor’s investment objectives, investment experience, income, net worth, financial situation, other investments, and other relevant information. These suitability standards should be applied to any resale of the membership interests.

     We do not intend to qualify this offering in all states, and you will not be permitted to purchase membership interests if you reside in a state in which this offering is not qualified or otherwise is not permitted.

i

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The selling security holder is offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. In this prospectus, references to “we,” “us” and “our” refer to Sardy House, LLC.

QUESTIONS AND ANSWERS ABOUT SARDY HOUSE, LLC AND THE PUBLIC OFFERING	1
PROSPECTUS SUMMARY	6
RISK FACTORS	14
DETERMINATION OF OFFERING PRICE	22
DILUTION	25
USE OF PROCEEDS	26
DISTRIBUTION POLICY	26
PLAN OF OPERATION	27
GENERAL INFORMATION ABOUT SARDY HOUSE, LLC	29
DESCRIPTION OF SARDY HOUSE PROPERTY	31
DESCRIPTION OF CONSTRUCTION LOAN AGREEMENT	40
DESCRIPTION OF MEMBERSHIP INTERESTS	42
MARKET FOR MEMBERSHIP INTERESTS AND RELATED MEMBER MATTERS	56
MEMBERSHIP INTEREST OWNERSHIP OF CURRENT BENEFICIAL OWNERS	58
MANAGEMENT	59
DESCRIPTION OF MANAGEMENT AGREEMENT	60
EXECUTIVE COMPENSATION	63
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	64
CONFLICTS OF INTEREST	65
COMPENSATION AND FEES TO AFFILIATES	67
LEGAL PROCEEDINGS	68
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	68
SELLING SECURITY HOLDER	77
DESCRIPTION OF OFFERING AND PLAN OF DISTRIBUTION	77
SUPPLEMENTAL SALES MATERIALS	80
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	80
LEGAL MATTERS	80
EXPERTS	80
WHERE YOU CAN FIND MORE INFORMATION	80
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS	81
SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	81
INDEX TO FINANCIAL STATEMENTS	F-1

ii

QUESTIONS AND ANSWERS ABOUT
SARDY HOUSE, LLC AND THE PUBLIC OFFERING

Q:	What is Sardy House, LLC?

A:	Sardy House, LLC is a development stage Colorado limited liability company formed in February 2003, and is currently a wholly owned subsidiary of North and South Aspen, L.L.C. We own the Sardy House property in Aspen, Colorado, which we acquired from our affiliate North and South Aspen, L.L.C. on March 21, 2003.

Q:	Why are membership interests in Sardy House, LLC with exclusive occupancy rights being offered?

A:	Timeshare and fractional interest residential club projects have been developed at Aspen Highlands, Snowmass and elsewhere in the Roaring Fork Valley, but nothing like this project exists yet in the City of Aspen. And while there are Aspen timeshare projects currently in the planning stages, it may be a year or even longer before those developments are finished and ready for occupancy. Further, while there are numerous properties on the Aspen market that are comparable in size to the main Sardy House residence, the multi-million dollar purchase price and long-term maintenance costs of those properties can be very expensive, especially when a family does not have the time or intention to visit their Aspen property for more than a few weeks a year. The Sardy House property is designed to meet the needs of those vacation home investors who desire to own a large Aspen home for family or corporate use once or twice a year, and who may be desire smaller lodging facilities on other occasions — perhaps envisioning week-long getaways to the Carriage House residence without extended family, or flying into Aspen at the spur of the moment and staying in a room at the Carriage House Inn for just the weekend. Some prospective buyers in today’s Aspen market may be undecided between the commitment of considerable resources to the purchase of a large second home and the less expensive purchase of a 2,000 square foot “fraction” in a large timeshare development. For those who do not expect to visit Aspen more than several weeks each year, and those for whom 2-3 bedrooms are simply not enough, Sardy House may be an attractive alternative.

Q:	Is the vacation use concept of Sardy House, LLC the same as a timeshare or residential club?

A:	No, we believe that the concept of Sardy House, LLC is unique. While your use of the Sardy House will be more like a residential club than a week-long timeshare, Sardy House, LLC includes a vacation home component and a business component — the operation of the small Carriage House Inn. The staff of the Carriage House Inn — manager, concierge, housekeepers and housemen — will also be available to serve the various needs of owners staying in the main Sardy House residence and the Carriage House residence. Revenues from the operations of the Carriage House Inn will partially offset the annual costs to owners of staffing and maintaining the residences. We will utilize a rotational system to determine exclusive weeks for each owner’s use. Owners will share use of the main Sardy House residence and the Carriage House residence. One difference between Sardy House, LLC and any timeshare project or vacation club is simply numerical. There will be a maximum of 25 owners of Sardy House, LLC, not hundreds of owners typical of a timeshare or residential club.

Q:	Is the Sardy House in a ski in/ski out location?

A:	No, Sardy House is located in central Aspen, but it is not a ski in/ski out location. However, the Roaring Fork Transit Authority currently provides free skier shuttles that stop right in front of the Sardy House. Currently, there is a bakery and a bookstore just across the street, a pharmacy just a block away, and there are three dozen restaurants, eight movie screens and the historic Wheeler Opera House within a five block radius. A playground for children and the Red Brick Center with its Climbing Wall are only a block and half away. Every summer, under current Aspen city ordinances the streets of Aspen’s West End are closed to non-local vehicle traffic and become a pedestrian walkway, and Sardy House is just steps away from its beginning. One can walk to the Benedict Music Tent or Harris Hall. Due to the nexus-like location of the Sardy House, almost anywhere in Aspen is within walking distance. For a day’s fly-fishing or round of golf downvalley, owner-members will have a Land Rover Discovery, subject to insurance and licensing restrictions, at their disposal.

Q:	Are membership interests in Sardy House, LLC real estate interests?

A:	No, they are securities. Since the membership interests are not real estate interests, investors will not be able to mortgage their membership interests, will not be able to sell their membership interests through the use of a real estate agent who is not a registered securities broker-dealer, will not have rights of occupancy or possession except for contractual rights provided in our operating agreement, and will not be able to seek partition of their interest in the Sardy House property.

However, each membership interest represents a 1/25th ownership interest in Sardy House, LLC, and Sardy House, LLC holds fee simple title to the Sardy House property. The sale of the membership interests in this offering will not subject the Sardy House property to land use and other operational requirements applicable to fractional real estate interest developments under the Aspen Municipal Code. The membership interest may be pledged as collateral for a loan. Before admission of the first new owner-members to Sardy House, LLC from the minimum offering of 7 membership interests, the renovation and related refurnishing work will be completed and the related construction debt secured by the Sardy House property will be paid from the proceeds of this offering. Therefore, we will be debt free upon the admission of new members. Upon completion of the minimum offering and payment of our construction loan with WestStar Bank, we will obtain an American Land Title Association form owner’s policy of title insurance on the residential value of the property, subject to matters of record, to confirm that the property is free and clear of the WestStar Bank deed of trust and other monetary liens and security interests. The current business plan does not require that we incur any long-term debt. We expect that the value of the membership interest will be based on residential real estate value rather than the value of an ongoing commercial or lodging enterprise, but you should note that there are substantial restrictions on the transfer of a membership interest. Quarterly operating contributions by owner members for maintenance and staffing of the property will constitute a large part of our cash flow, but the operations of the Carriage House Inn are expected to generate revenues for us, which will help to reduce the amount of operating contributions required from members. To the extent that any excess cash is generated from member operating contributions and Carriage House Inn revenues over and above maintenance, staffing and other operating expenses, it will be distributed pro rata to the owner-members on an annual basis.

Q:	Are there any risks involved in purchasing a membership interest?

A:	Yes. You should carefully read the “Risk Factors” section of this prospectus before deciding to purchase a membership interest. Those risk factors include the following:

•	Neither we nor our affiliated manager nor the affiliated current owner of all of the membership interests has any prior experience operating this type of exclusive use program.

•	Substantial reconstruction and renovation of the Sardy House property must be completed before the condition and amenities of the property will be as described in this prospectus, and any delays in the completion of that project will delay the closing of this offering.

•	There are significant limitations on the transferability of the membership interests, including the lack of any public market and rights of first refusal held by Sardy House, LLC and North and South Aspen, L.L.C.

•	Investors will be subject to unlimited additional assessments, including assessments for operating expenses, repair reserves, capital improvements and operating deficits, and investors who fail to timely pay all assessments may forfeit their exclusive occupancy rights and be subject to other remedies.

•	Investors may suffer a complete loss of their investment if other investors do not timely pay all required assessments.

•	If investors choose to rent out their exclusive occupancy weeks, they may be unable to successfully rent those weeks and our affiliated manager will receive substantial compensation if those weeks are rented.

•	There are substantial conflicts of interest between the interests of investors and those of us, the manager, North and South Aspen, L.L.C. and their affiliates, including the incentive to obtain satisfaction of the minimum offering conditions to relieve affiliates’ personal debt obligations, the operation of a competing hotel in Aspen and compensation arrangements for the renovation and management of the property and the rental of exclusive occupancy weeks.

•	Investors will be purchasing their membership interests for an aggregate purchase price that significantly exceeds the book value of the membership interests and the appraised value of the renovated property as a private residence, and investors will experience immediate and substantial dilution.

Q:	Will my membership interest in Sardy House, LLC be transferable?

A:	Yes, but subject to significant restrictions. See “Description of Membership Interests – Transfers of Membership Interests” and “Market for Membership Interests and Related Member Matters.” Your interest can be freely pledged as collateral, willed, placed in a trust, or transferred into a partnership or corporation under your control. However, until March 21, 2006 North and South Aspen, L.L.C. and Sardy House, LLC will hold rights of first refusal as to sales to third parties. During the period in which the rights of first refusal exist, we intend to establish a list of persons who rent the residences or the Carriage House rooms and thereafter express an interest in purchasing a membership interest in the Sardy House. After the rights of first refusal expire, this list would be a source for members of prospective purchasers of a membership interest. Since the membership interests are securities, any resales of membership interests cannot be effected through real estate agents who are not registered securities broker-dealers.

Q:	How will required contributions from members for operating and other expenses and costs be computed and assessed?

A:	Required contributions are intended to cover all of the costs ordinarily associated with ownership of a vacation home. In addition, the cost of owner-members’ vacation use of two Land Rover Discovery vehicles, which we plan to lease beginning in 2004, and the cost of a year-round house staff and operation of the Carriage House Inn will be included. Our operating budget for 2004 contemplates required contributions from each owner-member in the annual amount of $19,500. Operating contributions will be assessed on a quarterly basis and can be paid by check or credit card. The annual operating budget must be ratified by a majority vote of the members. In addition, members may also be required to contribute additional capital contributions to pay for expenses of any construction, reconstruction, structural repair or replacement of property if approved by a two-thirds vote of the membership interests. If a member does not pay their assessment for operating contributions, they will forfeit their rights to the property and will be subject to other remedies.

We expect to require a pro rata interim operating contribution from members upon the closing of the minimum offering to cover operating expenses until our annual budget cycle begins on April 1, 2004.

If the minimum offering is completed but not all 25 membership interests are sold, North and South Aspen, L.L.C. as a continuing owner of membership interests will be responsible for its pro rata share of the required operating contributions for the membership interests that it continues to own. North and South Aspen, L.L.C. may endeavor to rent out its exclusive weeks in order to satisfy this obligation, but its obligation to pay the required operating contributions will not be subject to receiving any rental revenues for its exclusive weeks.

Q:	Are there any other costs of ownership?

A:	Housekeeping fees will be assessed for actual days of use of the residences during exclusive weeks, to defray actual costs of that use. Housekeeping fees in 2004 will be $275/day for the main Sardy House residence and $75/day for the Carriage House residence. Owner-members will also be billed at cost for pre-stocked groceries and beverages, long distance telephone charges and for special services arranged by the Sardy House concierges such as services provided by masseuses or private chefs and wait staff.

Q:	How do I reserve my exclusive weeks?

A:	Owner-members will fill out two selection sheets, one for each residence, numbering weeks of the upcoming year in order of preference from No. 1 through No. 50. You will then be assigned your highest available preference in each round of the annual exclusive week draw. After the draw is complete, the manager will promptly inform you of the weeks reserved exclusively for you. The draw will be held in early January each year for the twelve months beginning in May and ending the following April, so you will have time to plan your vacation and travel schedule well in advance. For more information about the exclusive week selection system, see the “Description of Membership Interests – Exclusive Use of the Residences” section of this prospectus.

Q:	But won’t my exclusive weeks sometimes fall in Aspen’s “mud-season?”

A:	Yes, our exclusive week selection matrix is mathematically equitable and therefore in some years your selected exclusive weeks will fall lower in order of preference than in other years. However, your exclusive weeks will never be at the depths of mud season since for two weeks every year after the ski lifts close in April Sardy House will be closed for repairs and maintenance and staff vacations. Prospective members should note that there are generally about twenty weeks in the Aspen alpine ski season and about twelve weeks of Aspen summer, with 6 or 7 weeks of Indian summer in the fall. In addition, the Roaring Fork Valley offers fly-fishing and golf in May and hunting in October and early November. Further, you may find it in some ways preferable to schedule large gatherings such as a multi-generational reunion at the Sardy House during one of the quiet times of the Aspen year.

Q:	Can I use my exclusive weeks consecutively?

A:	No, ordinarily your exclusive weeks will not be consecutive. However, you may request that the manager try to arrange this for you through trades with other owners. In addition, purchase of a double-membership interest will allow consecutive exclusive weeks, at your option, within the ordinary rotation system framework. A double-membership will afford you use rights to four weeks in the main Sardy House residence, during any given year, and four weeks in the Carriage House residence.

Q:	Can I rent out my exclusive weeks, if I choose?

A:	Yes, which is not the case with some residential clubs. In addition, while many large timeshare projects offer rental management, the details of rental arrangements can be complex and restricted to avoid securities laws. As an owner-member of Sardy House, LLC, if you choose to rent out one or more of your confirmed exclusive weeks, you simply notify the manager of your intent. The management agreement provides that if your exclusive week is successfully rented you will receive 60% of the gross rental revenue, excluding taxes and incidental charges. For example, if you choose not to use one of your exclusive weeks in the main Sardy House residence and the gross rental revenue, excluding taxes and incidental charges, for that week is $40,000, which is generally representative of current weekly rental rates for comparable Aspen residences during non-holiday seasons, you will receive a check for $24,000. When a member elects, the member may identify a real estate agent to act as the member’s designated rental listing agent, and the manager will pay that real estate agent a 15% commission when the renter is referred by the real estate agent, and a 5% commission when the renter comes from another source. If you refer the renter to the manager, you will receive an additional 10% of the gross rental revenue, excluding taxes and incidental charges, and the manager’s fee will be reduced accordingly.

Q:	As an owner-member, will I pay to stay at the Carriage House Inn?

A:	In order to preserve pass-through business tax deductions for all owner-members, we will not allow any personal or “comp” use of the Carriage House Inn by owner-members or their family and guests. However, at most times of the year owner-members can book rooms at the Carriage House Inn for themselves and/or their guests at a discount of 30% from normal room rates. This discount is comparable to the discount offered to repeat corporate customers or international wholesalers.

PROSPECTUS SUMMARY

     This summary highlights information contained in this prospectus. You should carefully read this entire prospectus, particularly the “Risk Factors” section. When we use the terms “we,” “us” or “our,” we are referring to Sardy House, LLC, unless the context otherwise requires. The term “you” refers to a prospective investor.

The Company

     Sardy House, LLC is a recently formed privately held Colorado limited liability company which has acquired the distinctive Sardy House hotel property in Aspen, Colorado. Since 1985 the Sardy House has been operated as a 20-room hotel with a restaurant, but the Sardy House was closed in April 2003 for interior renovations to convert it for use as two private residences for exclusive use by up to 25 members and as a semi-private 8-room inn. Our office is located at the Sardy House property at 128 East Main Street, Aspen, Colorado 81611, and our telephone number is (970) 920-2525.

     Under the Colorado Limited Liability Company Act, holders of our membership interests are not personally liable for our debts, obligations or liabilities.

The Sardy House

     The Sardy House is a Victorian mansion in the heart of Aspen that was built in 1892. There is also a separate Carriage House building on the property that was built in 1985. When the interior renovations are completed, the Sardy House will include:

•	a 9,000 square foot main Sardy House residence,

•	a 1,000 square foot Carriage House residence,

•	an 8-room Carriage House Inn, and

•	an outdoor heated pool, spa and sauna in a garden setting.

     The remodeled main residence will include:

•	a spacious master suite, two guest suites and four additional bedrooms, each with a private bath,

•	formal and informal living areas,

•	a library/business center,

•	a family kitchen with hearthside dining area,

•	a fully-equipped commercial style kitchen with capacity to serve 100 or more, and

•	a laundry, mudroom and workout room.

     The remodeled Carriage House residence will be a two-level suite with a private entrance to living room/kitchen/dining area on the first floor and a bedroom and sitting room on the second floor accessed by an antique spiral stair. The renovation work is expected to be complete in November of 2003.

     The Sardy House is situated on the landscaped grounds of a 17,400 square foot lot at the northwest corner of Main Street and Aspen Street in Aspen, opposite Paepcke Park.

Exclusive Use Rights for the Sardy House

     A purchaser of a Sardy House, LLC limited liability company membership interest offered under this prospectus will have exclusive rights to occupy and use:

•	the main Sardy House residence for two weeks each year, and

•	the Carriage House residence for two weeks each year.

     The selection of exclusive weeks among the members each year will be conducted on an equitable rotation basis. While in residence, during their exclusive weeks, members will be provided with a housekeeping staff, personal concierge, a Land Rover Discovery vehicle, subject to insurance and licensing restrictions, and other amenities. In addition, members will be entitled to booking of rooms at the Carriage House Inn on a discounted basis.

The Offering

     In March 2003, we issued the membership interests offered under this prospectus to North and South Aspen, L.L.C. We entered into a registration rights agreement with North and South Aspen, L.L.C. under which we agreed to file with the SEC the registration statement of which this prospectus is a part for the resale of the membership interests by North and South Aspen, L.L.C.

Issuer	Sardy House, LLC

Securities Offered	A total of 25 assessable limited liability company membership interests.

Offering Price	The initial offering price for the membership interests is $750,000 per membership interest. This price may be changed by North and South Aspen, L.L.C. at any time after December 19, 2003. If the offering price is decreased it will be decreased for and benefit all purchasers, even those who may participate in closings that occur prior to a price decrease. If the offering price is increased it will be increased for all purchasers who have not as of that date executed subscription agreements and submitted subscription funds.

We expect that the offering price may be increased or decreased in response to the level of prices and valuations of other Aspen real estate developments for fractional vacation home ownership and the effect thereof on this offering. Any change to the offering price made after the effective date of the registration statement of which this prospectus is a part will be reflected in a post-effective amendment to the registration statement with a revised prospectus that is distributed to all purchasers who purchased membership interests in the offering prior to the date of the change in the offering price as well as all subsequent purchasers, and the new price will be communicated to investors during the offering period by circulation of a revised prospectus as required by securities laws.

If the offering price is decreased, all proceeds received by us in connection with any closings that precede the date of a decrease in offering price and all proceeds held in escrow pending the occurrence of future closings will be returned to investors prior to the commencement of the new offering pursuant to a revised prospectus in a post-effective amendment to the registration statement of which this prospectus is a part. Any purchase price refunds due to prior purchasers in the event of a price decrease will be paid by North and South Aspen, L.L.C. from the net proceeds received by North and South Aspen, L.L.C. from prior closings, after repayment of the construction loan indebtedness, and from funds held in escrow for the respective purchasers and other financing arrangements if necessary, by check within 10 business days after the announcement of the price decrease. Any purchase price refunds will not include any interest on those funds apart from interest accrued during any period funds were held in escrow prior to closing. Since an increase in the offering price will not affect the purchase price for investors who purchased membership interests prior to the date of the price increase, proceeds received by us in connection with any closings that precede the date of an increase in offering price will not be returned to those preceding investors.

Type of Offering	The offering will be conducted on a “best efforts, all or none” basis as to the minimum offering and on a “best efforts” basis as to additional membership interests up to the maximum offering. If a minimum of 7 membership interests, which is the minimum number to ensure complete repayment of the outstanding indebtedness on the Sardy House property, are not sold by May 31, 2004, subject to extension in our sole discretion of up to an additional 30 days, the offering will be terminated and all money received will be promptly returned to investors with interest. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account, with interest to be credited toward the final purchase price.

The first closing is scheduled for January 2004. If the offering closes as scheduled in early January 2004, we plan to implement an advance reservation waitlist system for allowing exclusive use of the residences during the 15 weeks until the beginning of the reservation year in May 2004. Under that system a purchaser of a membership interest can reserve an exclusive week at either residence during that interim period on a first come, first serve basis. Members who reserve and/or occupy one of the residences during that period will not be required to pay any fees or expenses for such reservation and/or occupancy.

Use of Proceeds	North and South Aspen, L.L.C. will receive any proceeds from the sale of the membership interests offered under this prospectus, subject to an agreement to first apply the proceeds to full repayment of the indebtedness on the Sardy House property of up to $4.35 million on which both North and South Aspen, L.L.C. and Sardy House, LLC are obligated and the Sardy House hotel property serves as collateral.

Trading	Our operating agreement provides that North and South Aspen, L.L.C. and we have a 3-year right of first refusal to purchase any membership interest to be transferred for value. In addition, there is no public trading market for the membership interests, and we do not expect any trading market for the membership interests to develop. Any resale of membership interests cannot be effected through a real estate agent who is not also a registered securities broker-dealer.

Taxation	We are currently a limited liability company owned by a single member, which is disregarded as an entity separate from its owner for U.S. federal income tax purposes. Upon the resale of the first membership interest, we will be treated as a partnership for U.S. federal income tax purposes. Accordingly, we will not be subject to federal income tax, and each member will be required to include in computing that member’s federal income tax liability that member’s allocable share of items of income, gain, loss, deduction and credit of Sardy House, LLC, regardless of the amount of any distributions made by Sardy House, LLC to that member. Your allocable deductions attributable to the main Sardy House residence and the Carriage House residence will likely be subject to vacation home deduction limitations. We plan to make the optional basis election under Internal Revenue Code Section 754 to increase the depreciable basis of our assets for tax purposes to reflect the purchase price for the membership interests sold in this offering. We urge you to consult your own tax advisor as to the specific United States federal, state, local and foreign tax consequences of purchasing, owning and disposing of a membership interest under your particular circumstances. See “Material United States Federal Income Tax Consequences.”

North and South Aspen, L.L.C., Block 66, LLC, Frank S. Peters, Daniel D. Delano and Other Affiliated Persons

     The following diagram illustrates the relationship between Sardy House, LLC, North and South Aspen, L.L.C., Block 66, LLC, Frank S. Peters, Daniel D. Delano and their affiliates as of the date of this prospectus:

(1)	Includes 1.7% of North and South Aspen, L.L.C. owned by Mr. Peters’ spouse.

(2)	Mr. Delano directly owns 21.535% of North and South Aspen, L.L.C. Mr. Delano’s parents own 6.7% and his ex-spouse owns 21.535% of North and South Aspen, L.L.C. Mr. Delano disclaims any beneficial ownership of the North and South Aspen, L.L.C. interests owned by his parents or his ex-spouse.

     North and South Aspen, L.L.C., which is controlled by Frank S. Peters and Daniel D. Delano, owns all 25 of our outstanding membership interests which are being offered on a “best efforts” basis under this prospectus. To the extent that any membership interests remain unsold in this offering, North and South Aspen, L.L.C. will continue to hold the unsold interests and corresponding pro rata rights and obligations with respect to those interests, including pro rata rights to any distributions and pro rata obligations to make required capital contributions.

     We issued the 25 membership interests to North and South Aspen, L.L.C. in March 2003 in exchange for the transfer of the Sardy House hotel property to us. In connection with this transaction, we received real estate and related properties with an appraised fair value of $7.7 million as of February 7, 2003, subject to liabilities with a fair value of approximately $2 million. The properties are recorded on our balance sheet as of June 30, 2003 at a net tangible book value of $(396,334), which reflects the historical cost basis to North and South Aspen, L.L.C., as adjusted for accumulated depreciation and net of existing liabilities associated with the properties.

Conflicts of Interest

     The membership interests are being offered for resale by North and South Aspen, L.L.C. North and South Aspen, L.L.C. as a selling security holder will receive any proceeds from sales of the interests, subject to an agreement to first apply the proceeds to full repayment of the indebtedness on the Sardy House property of up to $4.35 million, plus accrued interest, plus accrued interest, on which both North and South Aspen, L.L.C. and Sardy House, LLC are obligated, the Sardy House property serves as collateral and which Mr. Peters and Mr. Delano have each personally guaranteed. Mr. Peters and Mr. Delano will receive substantial economic benefits from the sale of membership interests, and there may be an increased incentive to obtain satisfaction of the minimum offering conditions to relieve their personal debt obligations.

     To the extent that any membership interests remain unsold in this offering, North and South Aspen, L.L.C. will continue to hold the unsold interests and corresponding pro rata rights and obligations with respect to those interests, including pro rata rights to any distributions and pro rata obligations to make required capital contributions. If North and South Aspen, L.L.C. determines to discontinue making required operating contributions for the remaining membership interests that it holds, the operating contributions required from other member-investors will increase.

     North and South Aspen, L.L.C. also owns the 19-room Hotel Lenado in Aspen. Accordingly, the Hotel Lenado will compete with the Carriage House Inn for lodging guests. In addition, Mr. Peters and Mr. Delano may in the future engage in other real estate ventures in the Aspen area, which may compete with the Carriage House Inn and/or the other features of the Sardy House.

     Block 66, LLC, is currently our manager and is compensated under a management agreement for a basic business management fees, renovation construction management fees and property management fees. Block 66, LLC will also receive a fee of 10% of the room and other guest charges of the Carriage House Inn and incentive fees of an additional 10% of any room and other guest charges above those projected in our annual operating budget. Block 66, LLC will be our exclusive rental agent and receive fees for rental of the two residences when members choose to have their exclusive weeks in the residences marketed for rental. Although the timing of any exclusive week to be rented is the primary and generally unique profile factor which determines the general ability to rent out that week, with for example Christmas week being much easier to rent out than weeks in April, and we expect that inquiries from potential renters will involve specific designated desired rental weeks, without regard to who holds the underlying membership interest, it is possible that rentals of unused exclusive weeks associated with unsold membership interests retained by North and South Aspen, L.L.C. could have the effect of eliminating or diminishing a possible rental that may have been otherwise accomplished for an unused exclusive week associated with a membership interest held by an unaffiliated member.

     As a result of these transactions and relationships, conflicts of interest may exist between Mr. Peters and Mr. Delano and us. The Colorado Limited Liability Company Act requires that our manager must act in a manner it reasonably believes to be in the best interests of us. Our operating agreement requires that our manager and officers must at all times act in a manner they reasonably believe to be in the best interests of us and our members. Our operating agreement also provides that our manager and officers bear a fiduciary duty to us and our members, and requires our manager and officers to at all times act in accordance with that duty when carrying out their responsibilities under the operating agreement. We expect our manager and Mr. Peters and Mr. Delano to act in accordance with these requirements.

     In order to reduce conflicts of interest, North and South Aspen, L.L.C., Block 66, LLC , Mr. Peters, Mr. Delano and we have adopted the following policies and procedures:

•	We will not engage in any transaction with North and South Aspen, L.L.C., Block 66, LLC, Mr. Peters or Mr. Delano which has terms or conditions that are not at least as favorable to us and our members as those we could have obtained from unrelated third parties through arms’-length negotiations.

•	Block 66, LLC will list lodging rental opportunities at the Carriage House Inn and the Hotel Lenado with unaffiliated third parties, who will be paid rental commissions at the same rate for both hotels. In addition, the in-house reservationists for both hotels will be paid the same commission rate for both hotels.

•	Block 66, LLC will not encourage or solicit the rental of unused exclusive occupancy weeks associated with any unsold membership interests retained by North and South Aspen, L.L.C. in place of or to the detriment of requested rentals of designated exclusive weeks associated with membership interests held by affiliated members.

     However, conflicts of interest may not be resolved in our favor, and we and our investors may not receive the same benefits or may incur additional costs or expenses than if the transactions were with unaffiliated third parties. For example, the operations of the Hotel Lenado may adversely affect the operations of the Carriage House Inn, causing your required operating contributions to increase. In addition, although Mr. Peters and Mr. Delano do not have any current plans to engage in other Aspen lodging development projects, they may in the future become engaged in such projects, which may adversely affect the value of the Sardy House by increasing the supply of lodging in Aspen. Further, you may pay more for management fees through your operating contributions and more for rental agent fees than would be the case if such functions were carried out by unaffiliated parties.

     See “Conflicts of Interest.”

Compensation and Fees to Affiliates

Compensation from the Offering Stage

     The membership interests are being offered for resale by North and South Aspen, L.L.C. for $750,000 per membership interest, or a total of $18,750,000. This price may be changed by North and South Aspen, L.L.C. at any time after December 19, 2003. North and South Aspen, L.L.C. will receive any proceeds from sales of the interests, less the proceeds from the minimum offering to be applied to full repayment of the indebtedness on the Sardy House property of up to $4.35 million, plus accrued interest, on which both North and South Aspen, L.L.C. and Sardy House, LLC are obligated, the Sardy House property serves as collateral and which Mr. Peters and Mr. Delano have each personally guaranteed.

     North and South Aspen, L.L.C. intends to sell the membership interests through W.G. Nielsen & Co., who will receive commissions of 3.25% for each membership interest sold. W.G. Nielsen & Co. is not affiliated with us or any of our affiliates. North and South Aspen, L.L.C. also anticipates that it will pay unafilliated licensed real estate brokers that it engages referral fees of 3.5% of the gross proceeds from sales to investors to whom the real estate broker referred to us.

Compensation from the Developmental Stage

     Block 66, LLC receives a basic business management fee of $1,000 per month. During the current interior renovations construction of the Sardy House property, Block 66, LLC will act as the construction manager and charge us for the services of Mr. Peters and Mr. Delano at the rate of $75 per hour. We paid $76,000 and $24,000 in fees for construction planning to Block 66, LLC for the three months ended June 30, 2003 and the year ended March 31, 2003, respectively. We expect that a total of approximately $190,000 in management and construction fees will be paid to Block 66, LLC in connection with the renovation project.

Compensation from the Operational Stage

     Block 66, LLC receives a basic business management fee of $1,000 per month. After completion of the renovations, Block 66, LLC will receive, along with the basic business management fee of $1,000 per month, an additional $1,667 per month for management of the main Sardy House residence and the Carriage House residence and $2,083 monthly for management of the Carriage House Inn. Block 66, LLC will also receive a fee of 10% of the room and other guest charges of the Carriage House Inn and incentive fees of an additional 10% of any room and other guest charges above those projected in our annual budget. Block 66, LLC will be our exclusive rental agent for rental of the residences when owner-members choose to have their exclusive weeks in the residences marketed for rental. 60% of any gross rental revenue of the residences, excluding taxes and incidental charges, will be paid to the owner-members and the remaining 40%, will be paid to Block 66, LLC, and Block 66, LLC will pay all housekeeping fees and commissions associated with the rental. When a member elects, the member may identify a real estate agent to act as the member’s designated rental listing agent, and Block 66, LLC will pay that real estate agent a 15% commission when the renter is referred by the real estate agent, and a 5% commission when the renter comes from another source. If the member refers the renter to Block 66, LLC, the member will be paid an additional 10% of the gross rental revenue, excluding taxes and incidental charges, and Block 66, LLC’s fee will be reduced accordingly.

     Block 66, LLC will be reimbursed for all actual out-of-pocket costs incurred by it in the performance of its services under the management agreement, but not for those costs reimbursed as part of the manager’s overhead included in the business management fee. Reimbursable costs include costs for travel related to Sardy House business, entertainment, costs of marketing and promotion (including applicable travel agent commissions) and other incidental expenses.

Compensation from the Termination and Liquidation Stage

     The amounts of compensation that may be received by affiliates upon any termination or liquidation of us is not determinable at this time. Such amounts would depend on whether Block 66, LLC is still our manager at that time and is owed any management or other fees and whether North and South Aspen, L.L.C. still holds membership interests entitled to liquidation proceeds at that time.

Summary Table of Compensation and Fees to Affiliates

     The following table shows a summary of the above-described compensation and fees to affiliates:

Offering Stage:	Net proceeds to North and South Aspen, L.L.C.:
Per membership interest $699,375
Total minimum offering $4,895,625(1)
Total maximum offering $17,484,375(1)

(1) Before application of net proceeds to complete repayment of the construction loan debt of up to $4.35 million, plus accrued interest.

Developmental Stage:	Block 66, LLC to receive $1,000 per month and Mr. Peters and Mr. Delano to receive $75 per hour for an estimated total of $190,000.

Operational Stage:	Block 66, LLC to receive $4,750 per month plus 10% of the Carriage House Inn room and other guest charges and an additional 10% of any room and guest charges above budget. In addition, Block 66, LLC to receive up to 40% of gross rental revenues, excluding taxes and incidental charges, under exclusive arrangement for rental of the residences on behalf of the members. Further, out-of-pocket expenses will be reimbursed.

Termination and Liquidation Stage:	Amounts not determinable at this time.

Risk Factors

     Investing in the membership interests involves significant risks. You should carefully consider all the information in this prospectus. In particular, you should evaluate the specific risk factors discussed in the “Risk Factors” section.

RISK FACTORS

     An investment in our membership interests involves significant risks. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before deciding to purchase a membership interest. All material risks are presented in this section. Some statements in this prospectus, including statements in the following risk factors, are forward-looking statements. Please refer to the “Cautionary Note About Forward-Looking Statements” section.

Risks Related to the Sardy House Property

Neither we nor our affiliated manager nor the affiliated current owner of all of the membership interests has any prior experience operating this type of exclusive use program.

     None of Sardy House, LLC, Block 66, LLC, North and South Aspen, L.L.C., Frank S. Peters or Daniel D. Delano has any previous experience in managing or operating the exclusive use program planned for the Sardy House. We may encounter unexpected operational problems regarding the exclusive use program, and the program may not meet the members’ expectations.

Substantial reconstruction and renovation of the Sardy House property must be completed before the condition and amenities of the property will be as described in this prospectus, and any delays in the completion of that project will delay the closing of this offering.

     Since 1985 the Sardy House property had been operated as a 20-room hotel, but the Sardy House and the separate Carriage House building are currently undergoing substantial interior reconstruction and renovations to convert them into a main Sardy House residence, the Carriage House residence and the semi-private Carriage House Inn with the condition and amenities as described in this prospectus. This work is expected to be complete in November of 2003. However, renovations may not be completed on schedule. No part of the offering will close until the renovations are completed, so a delay in the completion of the renovations may delay a closing of the offering. If the renovations are not completed by December 31, 2003, we anticipate giving prospective purchasers with funds deposited into escrow the opportunity to withdraw their funds.

There are substantial conflicts of interest between the interests of investors and those of us, our affiliated manager, our affiliated selling security holder and their affiliates.

     North and South Aspen, L.L.C., which is controlled by Mr. Peters and Mr. Delano, will receive the proceeds from sales of our membership interests in this offering, subject to an agreement to first apply the proceeds from the closing of the minimum offering amount to full repayment of the indebtedness on the Sardy House property of up to $4.35 million, plus accrued interest, on which both North and South Aspen, L.L.C. and Sardy House, LLC are obligated, the Sardy House property serves as collateral and which Mr. Peters and Mr. Delano have each personally guaranteed. Accordingly, Mr. Peters and Mr. Delano will receive substantial economic benefits from the sale of membership interests in this offering, and there may be an increased incentive to obtain satisfaction of the minimum offering conditions to relieve their personal debt obligations.

     North and South Aspen, L.L.C. also owns the 19-room Hotel Lenado in Aspen which is located one block from the Sardy House. Accordingly, the Hotel Lenado will compete with the Carriage House Inn for lodging guests. In addition, Mr. Peters and Mr. Delano may in the future engage in other lodging ventures in the Aspen area, which may compete with the Carriage House Inn and/or the other features of the Sardy House.

     Block 66, LLC, which is controlled by Mr. Peters and Mr. Delano, is currently our manager and is compensated under a management agreement for a basic business management fee of $1,000 per month. During the current interior renovations construction of the Sardy House property, Block 66, LLC will act as the construction manager and charge us for the services of Mr. Peters and Mr. Delano at the rate of $75 per hour. After completion of the renovations, Block 66, LLC will receive, along with the basic business management fee of $1,000 per month, additional basic property management fees of $1,667 per month for management of the two residences and $2,083 per month for management of the Carriage House Inn. Block 66, LLC will also receive a fee of 10% of the room and other guest charges of the Carriage House Inn and incentive fees of an additional 10% of any room and other guest charges above those projected in our annual operating budget. Block 66, LLC will be our exclusive rental agent for rental of the two residences when members choose to have their exclusive weeks in the residences marketed for rental. 40% of any gross rental revenue of the residences, excluding taxes and incidental charges, will be paid to Block 66, LLC, and Block 66, LLC will pay all housekeeping fees and commissions associated with the rental. When a member elects, the member may identify a real estate agent to act as the member’s designated rental listing agent, and Block 66, LLC will pay that real estate agent a 15% commission when the renter is referred by the real estate agent, and a 5% commission when the renter comes from another source. If the member refers the renter to Block 66, LLC, its fee will be reduced by 10% of the gross rental revenue, excluding taxes and incidental charges. Block 66, LLC does not manage any properties other than the Sardy House.

     The Colorado Limited Liability Company Act requires that our manager must act in a manner it reasonably believes to be in the best interests of us. Our operating agreement requires that our manager and officers must at all times act in a manner they reasonably believe to be in the best interests of us and our members. Our operating agreement also provides that our manager and officers bear a fiduciary duty to us and our members, and requires our manager and officers to at all times act in accordance with that duty when carrying out their responsibilities under the operating agreement. In addition, we have adopted certain policies and procedures to address conflicts of interest. However, conflicts of interest may not be resolved in our favor.

Our high debt load restricts our operating flexibility, results in significant interest expense and could result in the loss of the Sardy House property if we cannot repay the debt.

     We have assumed, as co-obligor under the construction loan agreement for the renovation of the Sardy House property, all indebtedness and liabilities of North and South Aspen, L.L.C. in connection with the ownership and operation of the Sardy House property before we acquired the property from North and South Aspen, L.L.C. in March 2003. We are also obligated to repay all indebtedness and liabilities for costs incurred after the acquisition of the property, which will be primarily related to the construction renovation costs. The Sardy House property serves as collateral for the repayment of that debt. This high debt load restricts our operating flexibility and results in significant interest expense which adversely affects our operations. In addition, we could lose the Sardy House property in foreclosure if we cannot repay the debt, and in this case, your purchase of a membership interest will not close and you will have lost the use of escrowed funds during the period the funds were in escrow.

The value of the Sardy House property may decline.

     The value of a membership interest in us is substantially dependent on the value of the Sardy House property, which is located in Aspen, Colorado. Aspen is a mountain resort community which is currently one of the most expensive residential and lodging real estate markets in the United States. Aspen’s local economy depends heavily on the vacation, travel, tourism and recreation industries, and the value of the Sardy House property depends largely on overall real estate values in Aspen and the values of comparable residential and lodging properties in Aspen. Those values, including the value of the Sardy House property, can be adversely affected by such factors as:

•	national and global economic recessions and downturns and corresponding declines in discretionary vacation, travel, tourism and recreational spending levels, as is currently being experienced in the Aspen hotel and tourism economy as a result of the current economic recession,

•	increases in interest rates and corresponding financing costs for the acquisition of real estate,

•	national and international airline travel downturns and restrictions, which can be affected by war and terrorist attacks, such as was experienced after the terrorist attacks on September 11, 2001 and the recent war in Iraq,

•	the accessibility and convenience of airline flights into the Aspen airport, which can be affected by severe winter weather,

•	overall weather patterns and natural conditions in Aspen and in Colorado, which was affected by drought conditions and major forest fires in other mountain areas during 2002, and the amount and timing of snow in Aspen during the ski season,

•	trends regarding the use of competing mountain and other resort facilities and areas, and the development of new resort facilities and areas both in the Aspen area and in other desirable resort locations,

•	demographic trends regarding vacation and recreational preferences for skiing and other mountain area activities, and

•	possible future changes in the currently restrictive Aspen zoning regulations which may make it easier for competing real estate projects to be developed which in turn may reduce the current premium prices paid for existing Aspen residences and lodging facilities.

     Real estate values in Aspen or the value of the Sardy House property may decline in the future.

Operations of the Carriage House Inn may decline due to the same economy-related and other risk factors that affect Aspen real estate values.

     The Carriage House Inn will be available to the public as a small exclusive inn, and revenues from the Carriage House Inn are expected to partially offset the amount of required quarterly operating contributions by members to pay for the costs of staffing and maintaining the main Sardy House residence and the Carriage House residence. The Aspen hotel economy is particularly susceptible to periods of economic slowdown or recession or the public perception that a slowdown or recession may occur. After the terrorist attacks on September 11, 2001, Aspen’s spring and fall shoulder season business declined to the point that a majority of Aspen hotels and lodges closed for extended periods during the spring and/or fall. This current depressed level of hotel occupancy in the Aspen market is expected to continue until the economy improves. Operations of the Carriage House Inn may decline due to these and the other risk factors that affect Aspen real estate values as discussed above.

Our value may decline due to significant competition.

     We face significant competition locally with several other owners and operators of residence and lodging facilities within Aspen, including timeshare and fractional interest developments and other residence opportunities. Many of our competitors have greater financial and marketing resources that we do, and may improve their facilities, reduce their prices or expand or improve their marketing programs. Competing residence opportunities may offer different price and use structures and property amenities that potential purchasers may find attractive. In addition, if our local competitors offer lodging at rates below current market rates, the Carriage House Inn may lose potential guests or be forced to reduce its rates, which in turn could lead to higher required quarterly operating contributions by members.

     We also face significant competition on a broader scale with respect to residence, lodging and overall recreational opportunities at other mountain resort areas in Colorado and the world. If other resort areas become more popular and the demand for Aspen residence and lodging facilities declines, the value of our residences and the operations of the Carriage House Inn may be adversely affected.

Potential property losses may not be covered by insurance.

     We carry standard comprehensive liability and broad form property insurance for the Sardy House property, subject to customary deductibles and policy limits. We do not carry insurance for generally uninsured losses such as loss from riots, war or acts of God. If we experience a catastrophic loss which is uninsured or which exceeds policy limits, we could lose the property.

     Our policy does not cover damage to or loss of a member’s personal belongings on the Sardy House property. If a member’s personal homeowner’s or other insurance policy does not cover those items while they are on the property, any damage to or loss of those items while on the property will be uninsured.

The future Carriage House Inn occupancy and operating results may decline from past results of the Carriage House.

     The Carriage House is being renovated and will have different amenities. In addition, the full service Jack’s Restaurant in the Sardy House has been closed and will no longer be available to Carriage House guests. Therefore, the occupancy and operating results for the 8 rooms that will remain in the Carriage House Inn may decline from past results of the Carriage House.

We may experience difficulties in maintaining housekeeping and other staff levels.

     The Aspen employment pool is affected by general and seasonal employment opportunities in Aspen and the surrounding mountain resorts, and the high cost of housing for employees in the area. In general, employers in resort areas tend to experience significant levels of employee turnover due in part to the seasonality of the economy in those areas and somewhat transient nature of the employee pool. During periods of economic growth, Aspen hotel and property owners have experienced difficulties in hiring suitable housekeeping and other staff employees for available positions. Therefore, we may experience difficulties in maintaining housekeeping and other staff levels.

The Aspen and Denver airports may be closed during severe winter storms, which may prevent you from traveling to the Sardy House property during your exclusive week to use the property.

     Aspen’s Sardy Field airport provides regular commercial airline shuttle service and Denver International Airport is a major international airport. Either of these airports, as well as alternate means of transportation into or out of Aspen, may be closed during severe winter storms for periods of generally up to a few days, such as the closure that occurred at Denver International Airport due to a blizzard that occurred during March 2003. Such closures and other similar transportation delays may occur during your exclusive week to use the Sardy House property and prevent you from enjoying the property for the full week.

The loss of services of Frank S. Peters and Daniel D. Delano could adversely affect our operations.

     Frank S. Peters and Daniel D. Delano were responsible for the original reconstruction of the Sardy House as a hotel and restaurant in 1985 and have managed its operations since that time. Mr. Peters and Mr. Delano are the principals of both North and South Aspen, L.L.C., which is currently our sole owner-member, and Block 66, LLC, our manager. Accordingly, we currently depend on the efforts of Mr. Peters and Mr. Delano. The personal services of Mr. Peters and Mr. Delano may not continue after the offering is completed and we may not be able to replace our manager on attractive terms. The loss of the services of Mr. Peters and Mr. Delano could have an adverse effect on our operations.

Any desired future development and renovation of the Sardy House property may not be permitted by strict local regulations.

     Local authorities extensively and strictly regulate the development and renovation of property in Aspen. The regulations are under constant political scrutiny for amendment or expansion and enforcement, and noncompliance with regulations may lead to substantial penalties. Any future development and renovation desired by the members may not be permitted under local regulations.

Risks Related to this Offering

Investors will be purchasing their membership interests for an aggregate purchase price that significantly exceeds the book value of the membership interests and the appraised value of the renovated property as a private residence, and investors will experience immediate and substantial dilution.

     As of June 30, 2003, we had a net tangible book value deficit of $(427,091), which reflects the historical cost basis of the Sardy House hotel property to North and South Aspen, L.L.C. as adjusted for accumulated depreciation and net of existing liabilities associated with the property. In March 2003, we obtained an appraisal that the prospective market value of the property with the renovations completed for conversion into a large single family residence would be $14.3 million as of December 1, 2003. The aggregate offering price significantly exceeds these amounts and purchasers of our membership interests offered under this prospectus will experience immediate and substantial dilution.

The total offering price may exceed the fair value of the Sardy House property.

     The determination of the initial offering price for the membership interests of $750,000 per membership interest, or a total of $18,750,000, has been determined by North and South Aspen, L.L.C. primarily based on prices of comparable properties in the Aspen market. The offering price is subject to change after December 19, 2003. There were no arm’s length negotiations with respect to our organization transactions whereby North and South Aspen, L.L.C. contributed the Sardy House property to us, and our balance sheet as of June 30, 2003 reflects negative equity as result of the liabilities associated with the Sardy House property exceeding the historical cost basis of the property to North and South Aspen, L.L.C., as adjusted for depreciation since 1985. The total offering price may exceed the fair value of the Sardy House property. See “Determination of Offering Price.”

If we cannot sell all of the membership interests being offered, investors who do purchase membership interests will have to rely on the control of Mr. Peters and Mr. Delano over our business.

     This is a “best efforts” offering, which means that no one is guaranteeing that any amount of membership interests will be sold and we may not be able to sell all of the 25 membership interests being offered. If the minimum offering is completed but the maximum offering is not, North and South Aspen, L.L.C. may continue to hold a significant block of membership interests which enables it to continue to exercise effective control over us. As long as North and South Aspen, L.L.C. controls us, investors will have to rely on Mr. Peters and Mr. Delano, who control North and South Aspen, L.L.C., and investors will have little recourse if they disagree with the way that we are being managed and operated. In addition, investors will have to rely on North and South Aspen, L.L.C. to pay its pro rata share of the assessments for capital contributions. See “Investors will have to rely on Mr. Peters and Mr. Delano” below.

Your subscription funds will be earning a low rate of return while they are held in escrow.

     Membership interest subscription funds will be accepted after the registration statement of which this prospectus is a part is declared effective. Those funds will be held in an interest-bearing escrow account until the closing of the minimum offering scheduled for January 2, 2004, with interest to be credited toward the final purchase price. If the minimum offering condition is not met by May 31, 2004, subject to extension in our sole discretion of up to an additional 30 days, the offering will be terminated and all money received will be returned to investors with interest within 5 business days. If you subscribe before we close the minimum offering or the offering is terminated, your subscription funds will be earning a low rate of interest and you will not have the use of those funds during the escrow period.

Risks Related to our Membership Interests

There is no public trading market in which you may transfer your membership interest, and we do not expect any trading market for the interests to develop.

     The membership interests are a new issue of securities for which there is no public trading market. We do not expect any trading market for the membership interests to develop, and thus your ability to sell a membership interest may be limited. In addition, any resales of membership interests cannot be effected through real estate agents who are not also registered securities broker-dealers. Accordingly, you may be required to bear the financial risk of an investment in a membership interest for an indefinite period of time.

Our operating agreement has a right of first refusal that restricts your ability to sell a membership interest.

     Our operating agreement provides for certain restrictions on the transfer of membership interests, including a provision whereby North and South Aspen, L.L.C. and us have a right of first refusal to purchase any membership interest to be transferred for value. This right of first refusal has an initial term of 3 years and may be renewed for successive terms as determined by the members by a majority vote of the membership interests before the expiration of the term, as renewed. After the initial term of the right of first refusal, the right will be held solely by us. This right of first refusal may have the effect of making it more difficult for you to obtain an offer to purchase your membership interests on the terms and conditions that you may desire.

You will be subject to unlimited additional assessments, including assessments for operating expenses, repair reserves, capital improvements and operating deficits, and investors who fail to timely pay all assessments may forfeit their exclusive occupancy rights and be subject to other remedies.

     Our operating agreement provides that each member will be required to contribute to us an assessment for quarterly operating contributions to make up any projected or actual operating deficit and to provide reserves for repair or replacement of any of our property. Operating contributions may also be requested in a month where our revenues or receipts are insufficient to cover operating expenses. Members may also be required to contribute to us additional capital contributions which may be required to pay for expenses of any construction, reconstruction, structural repair or replacement of our property and to acquire any membership interests or other property that we have elected to acquire from a member or a member’s transferee as provided in the operating agreement. If a member fails to make when due any required operating capital contribution, the manager may withhold use of a residence during an exclusive week and may prohibit the member from making a selection of future exclusive weeks. Further, upon failure to make an operating capital contribution, any of the other members may make the additional capital contribution of the defaulting member, which will be treated as a loan by the lending member or members to the defaulting member. The loan will be a demand loan and will bear interest at 18% per year compounded annually. As long as a demand loan has not been repaid in full, the defaulting member will not be entitled to exclusive use of the Sardy House property or any of the other benefits or privileges of being a member and will be subject to other remedies.

You may suffer a complete loss of your investment if North and South Aspen, L.L.C. discontinues making operating contributions for the membership interests that it will continue to hold if the maximum offering is not completed.

     For as long as North and South Aspen, L.L.C. continues to hold membership interests that are not sold in this offering, it will be required to pay all capital contribution assessments under our operating agreement for those membership interests. If no more than the minimum offering if completed, North and South Aspen, L.L.C. will receive net cash proceeds, based on the current offering price of $750,000 per membership interest and after repayment of the construction loan indebtedness, sufficient to pay the expected required assessments for the remaining membership interests for a period of approximately eighteen months, and unless additional membership interests are sold North and South Aspen, L.L.C. may not have sufficient cash on a continuing basis to make the required capital contributions for the membership interests that it retains. In addition, North and South Aspen, L.L.C. may otherwise discontinue making required operating contributions for the membership interests that it holds. If North and South Aspen, L.L.C. does not pay all required assessments under the operating agreement, the operating contributions required from other members will increase, and we may not be able to operate and maintain the Sardy House property and the exclusive use program due to a lack of funds. Therefore, you may suffer a complete loss of your investment if adequate operating and maintenance funds are not received by us through the collection of assessed capital contributions from North and South Aspen, L.L.C. for the membership interests that it holds.

You may suffer a complete loss of your investment if other members do not timely pay all required assessments.

     If the other members do not pay all required assessments under the operating agreement, we may not be able to operate and maintain the Sardy House property and the exclusive use program due to a lack of funds. Therefore, you may suffer a complete loss of your investment if adequate operating and maintenance funds are not received by us through the collection of assessed capital contributions from members.

If you choose to rent out your exclusive occupancy weeks, you may be unable to successfully rent those weeks and our affiliated manager will receive substantial compensation if those weeks are rented.

     If a member chooses not to use the member’s exclusive weeks, the member may notify our affiliated manager that the member desires to rent out his or her exclusive weeks. The manager will be our exclusive rental agent when members choose to rent out their exclusive weeks. The member may elect to identify a real estate agent to act as the member’s designated rental listing agent. However, the manager or the real estate agent may not always be able to rent out your exclusive weeks if you choose not to use them. The management agreement provides that if your exclusive week is successfully rented the manager will receive up to 40% of the gross rental revenue, excluding taxes and incidental charges less housekeeping fees and commissions associated with the rental.

You will not always receive your highest preference for exclusive weeks to use the Sardy House property, and some of your exclusive weeks will at times fall outside of Aspen’s skiing and summer seasons.

     A purchaser of a membership interest will have exclusive rights to occupy and use the main Sardy House residence for two weeks each year and the Carriage House residence for two weeks each year. Our operating agreement provides for a rotational selection system to determine each member’s exclusive weeks whereby members will fill out two selection sheets, one for each residence, numbering weeks of the upcoming year in order of preference from No. 1 through No. 50. Members will be assigned their highest available preference in each round of the annual exclusive week draw. There are generally 20 weeks in the Aspen alpine ski season and about 12 weeks of Aspen summer, with 6 or 7 weeks of Indian summer in the fall. The selection system is designed to be mathematically equitable and therefore in some years a member’s selected exclusive weeks will fall lower in order of preference than in other years.

Operating contributions required from each member may increase.

     Our operating agreement provides that members will be required to make operating contributions to cover the expenses of maintaining the Sardy House property. Our current budget for 2004 contemplates an annual required contribution from each owner-member of $19,500, which will be assessed on a quarterly basis. These operating contributions are subject to increase if Sardy House operating costs increase, which could result from increased energy and labor costs, property taxes, utilities, repairs and maintenance, insurance, staffing and supplies that we may not be able to offset through higher revenues from increased room rates at the Carriage House Inn. In addition, revenues from the Carriage House Inn may be lower than expected due to decreased occupancy levels, which could result in an increase in quarterly operating contributions. Further, the per membership interest amount of operating costs that each active member pays through operating contributions may increase if other members default and fail to pay their share of the operating costs.

Taxable income from our operations may be allocated to you in excess of cash available for distribution to you and you may have to pay taxes on the allocable income from funds derived from other sources.

     For U.S. federal income tax purposes, we will be treated as a partnership. Accordingly, members will allocated for their personal income tax reporting the pro rata share of any taxable income or loss generated by the Carriage House Inn, regardless of the amount of cash available for distributions. Our operating agreement does not provide for any required distributions in the event that a member incurs any tax liability as a result of our operations. Therefore, taxable income from our operations may be allocated to you in excess of cash available for distribution to you and you may have to pay taxes on the allocable income from funds derived from other sources.

     We urge you to consult your own tax advisor as to the specific United States federal, state and other tax consequences of acquiring, owning and disposing of a membership interest under your particular circumstances. See “Material United States Federal Income Tax Consequences.”

Expenses related to our residences will only be tax deductible to the extent that vacation home expenses are deductible.

     The main Sardy House residence and the Carriage House residence will be considered vacation homes shared by the members, and the Internal Revenue Code disallows certain deductions in connection with a dwelling unit that is used as a vacation home. Therefore, expenses related to the residences will only be tax-deductible to the extent vacation home expenses are deductible.

Our income tax returns may be audited by the IRS, which may result in a complete IRS audit of your income tax returns.

     Our federal income tax returns may be audited by the IRS. Any audit of our tax returns may result in a complete audit of your tax returns, which in turn may result in IRS assessments of additional tax liabilities by you for items unrelated to your investment in us as well as for various Sardy House tax items. If the IRS asserts that additional taxes are due, you may incur accountant and attorney fees, court costs and other expenses contesting the tax liabilities asserted by the IRS. You may also be required to file amended returns and be liable for interest on any underpayment and penalties from the date that your tax was originally due. The tax treatment of all Sardy House items will generally be determined at the Sardy House, LLC level in a single proceeding rather than in separate proceedings with each member, and the manager is generally responsible for representing Sardy House, LLC before the IRS in tax matters affecting Sardy House, LLC and the members in their capacity as members. In that representation the manager may extend the statute of limitations as to all members and in some circumstances may bind the members to a settlement with the IRS.

Investors will have to rely on Mr. Peters and Mr. Delano.

     Mr. Peters and Mr. Delano control North and South Aspen, L.L.C., which owns all 25 of our outstanding membership interests. Accordingly, Mr. Peters and Mr. Delano control us. Our operating agreement provides for approval of some operating decisions, such as ratification or rejection of the annual operations budget and the election or removal of a manager, by a majority vote of the membership interests. Other decisions, such as an amendment to our articles of organization or operating agreement, require a two-thirds vote of the membership interests. Until a majority of the 25 membership interests are sold, Mr. Peters and Mr. Delano will continue to control us and may continue to effectively control us after that time as long as North and South Aspen, L.L.C. holds a significant block of membership interests and the other members do not act together. While Mr. Peters and Mr. Delano continue to control us, investors will have to rely on Mr. Peters and Mr. Delano and investors will have little recourse if they disagree with the way that we are being managed and operated. In addition, investors will have to rely on North and South Aspen, L.L.C. to pay its pro rata share of the assessments for capital contributions. You should not purchase a membership interest unless you are willing to trust Mr. Peters and Mr. Delano to properly direct our operations.

We may never be able to make distributions on our membership interests.

     Our operating budget for 2004 contemplates that operating contributions for 2004 will be required from each member in the annual amount of $19,500, assuming that all 25 membership interests are sold. If total operating contributions and Carriage House Inn revenues exceed actual total operating expenses for the period, we intend to make year end distributions to members of any excess. However, the payment of any future distributions will depend on our revenues and expenses, repair and maintenance requirements, the payment by members of their required operating contributions, financial condition and other factors. Accordingly, we may never pay distributions, even to enable members to pay tax on their allocable portion of any taxable income that we may generate.

Your membership interest must be sold back to us if your continued membership is detrimental to the interests of the other members and us as a whole.

     Our operating agreement provides that each member agrees to sell the member’s membership interests to us, including the exclusive right to the use and occupancy of the residences, when the members by a two-thirds vote of the membership interests have determined that the continued membership by that member is detrimental to the interests of the other members and us as a whole.

     The operating agreement expressly contemplates that the right reserved by us to purchase the membership interest of a member will be exercised in cases such as abusive behavior of the member toward our staff, use of our facilities to commit criminal acts or the commission of criminal acts on our property and facilities, or repeated failure of the member to make when due any additional required capital contributions assessments.

     If the members vote to cause us to purchase the membership interest of the excluded member, we will then undertake to complete a valuation of the excluded member’s membership interest together with the excluded member’s rights to use the residences and other membership benefits. The purchase price for the membership interest will be equal to the initial capital contribution shown on the excluded member’s signature page to the operating agreement less any unpaid demand loan amounts from other members to pay for capital contributions for the excluded member.

It is possible that someone may attempt to assert a claim against a member based on the member’s use of our property in a manner which causes a loss or liability.

     We are a limited liability company and under the Colorado Limited Liability Company Act members are not personally liable for our debts, obligations and liabilities. However, members will be using our property during their exclusive weeks in their personal discretion, and it is possible that someone may attempt to assert a claim against a member in that member’s personal capacity based on that member’s use of our property in a manner which causes a loss or liability.

DETERMINATION OF OFFERING PRICE

     The initial offering price for the 25 membership interests of $750,000 per membership interest, or a total of $18,750,000, has been determined by North and South Aspen, L.L.C. primarily based on prices and projected values of comparable current and planned properties in the Aspen, Colorado market, including planned fractional interest real estate developments in Aspen. The offering price is subject to change after December 19, 2003. If the offering price is decreased it will be decreased for and benefit all purchasers, even those who may participate in closings that occur prior to a price decrease. If the offering price is increased it will be increased for all purchasers who have not as of that date executed a subscription agreement and submitted subscription funds.

     We expect that the offering price may be increased or decreased in response to the level of prices and valuations of other Aspen real estate developments for fractional vacation home ownership and the effect thereof on this offering. Any change to the offering price made after the effective date of the registration statement of which this prospectus is a part will be reflected in a post-effective amendment to the registration statement with a revised prospectus that is distributed to all purchasers who purchased membership interests in the offering prior to the date of the change in the offering price as well as all subsequent purchasers, and the new price will be communicated to investors during the offering period by circulation of a revised prospectus as required by securities laws.

     If the offering price is decreased, all proceeds received by us in connection with any closings that precede the date of a decrease in offering price and all proceeds held in escrow pending the occurrence of future closings will be returned to investors prior to the commencement of the new offering pursuant to a revised prospectus in a post-effective amendment to the registration statement of which this prospectus is a part. Any purchase price refunds due to prior purchasers in the event of a price decrease will be paid by North and South Aspen, L.L.C. from the net proceeds received by North and South Aspen, L.L.C. from prior closings, after repayment of the construction loan indebtedness, and from funds held in escrow for the respective purchasers and any other necessary financing arrangements, by check within 10 business days after the announcement of the price decrease. Any purchase price refunds will not include any interest on those funds apart from interest accrued during any period funds were held in escrow prior to closing. Since an increase in the offering price will not affect the purchase price for investors who purchased membership interests prior to the date of the price increase, proceeds received by us in connection with any closings that precede the date of an increase in offering price will not be returned to those preceding investors.

     In connection with obtaining the construction loan agreement with WestStar Bank in March 2003 to finance the renovation and refurnishing of the Sardy House, an appraisal was performed by Rocky Mountain Valuation Specialists LLC for WestStar Bank for purposes of determining the value of the Sardy House hotel property as is and as renovated into a private residence in order for WestStar Bank to evaluate the Sardy House property’s collateral potential for the secured loan made by WestStar Bank. Rocky Mountain Valuation Specialists LLC is an independent third party that has no relationship or affiliation with us or our affiliates.

     Subject to the limitations and qualifications contained in their summary appraisal report dated March 5, 2003, in the opinion of the appraiser the market value of the property as of February 7, 2003 in its condition as a 20-room bed and breakfast hotel property with restaurant was $7.7 million, and the prospective market value of the property with the renovations completed for conversion into a large single family residence would be $14.3 million as of December 1, 2003. A copy of the summary appraisal report has been filed as an exhibit to the registration statement of which this prospectus is a part.

     The appraiser undertook to determine the prospective value of the property with the renovations complete using a direct sales comparison approach and by making direct comparisons of the Sardy House property as a large single-family residence to prices paid in sales transactions for similar properties in the central Aspen market. The appraiser chose to compare sales of homes that were both older and located in or near the central Aspen market, and analyzed the value of the main Sardy House residence and the Carriage House separately. The following principal criteria were used:

•	sales since June 2001,

•	single-family residential or related use,

•	similar construction quality,

•	homes built before 1920, and

•	Aspen market location.

The appraiser analyzed the transaction and property data for ten comparable home sales that fell within the above criteria, and concluded that an appropriate unit value for the main Sardy House residence, as renovated into a single-family residence, was $1,150 per square foot. The unit value for the Carriage House was determined to be $600 per square foot based on its existing and continuing condition as a lodging facility, and a similar direct sales comparison analysis and income valuation analysis performed with respect to comparable Aspen lodging properties. The following table summarizes the appraised valuation components of the Sardy House property, as renovated:

	Value per Square Foot	Square Feet	Appraised Value

Main Residence	$1,150	8,751	$10,063,650
Carriage House	$600	7,049	4,229,400

Total			$14,293,050

     In determining the market value of the Carriage House Inn in its existing condition as a lodging facility, the appraiser combined two valuation models: the direct sales comparison approach and the income approach. Observing recent sales of lodging facilities in Aspen, a unit value of $400,000 per room was concluded. In calculating the income valuation, the appraiser assumed an occupancy rate of 60%, an overall daily room rate of $250/day, and a capitalization rate of 8.5%.

     Appraisals are simply estimates of value and may not necessarily correspond to realizable value. In addition, the following material limitations and qualifications were contained in the appraisal report:

•	The summary form of appraisal report is structured for utilization by frequent users of appraisal services that have an adequate degree of familiarity with local market and economic conditions, the subject property and the appraisal process. In addition, the appraised values are only as of the dates indicated for such estimated values, and not any other dates or times.

•	The intention of the appraisal was to evaluate the Sardy House property’s collateral potential for the secured loan made by WestStar Bank.

•	The real estate market is imperfect and inefficient, and real estate value is not a fact to be found.

•	The appraisal is subject to the accuracy of the legal description of the property furnished to the appraiser.

•	All engineering studies, architectural plans, and other illustrative materials and information provided to the appraiser by others were assumed to be correct.

•	Responsible, competent and legal ownership and management of the property was assumed.

•	Only a visual surface inspection of the property was made by the appraiser, and the appraiser assumed that there were no hidden or unapparent adverse conditions of the property, including no hazardous materials or structural or mechanical defects.

•	Personal property, furnishings and equipment were generally disregarded. Only the real estate was considered.

•	It was assumed that the renovations would be completed according to specifications and in compliance with all laws, regulations and other restrictions, and in a workmanlike manner.

•	The property was not inspected for the presence of hazardous environmental substances, and the appraisal assumed the property to be free of such substances.

•	A current legal survey was not provided by the appraiser, and it was assumed that the property is unaffected by adverse easements, encroachments on or by the property, or adverse limitations by title on the use of the property, including protective covenants.

•	The appraiser made no assumptions with respect to the need for possible modifications to the property which may be required by the Americans with Disabilities Act.

•	Opinions of value contained in the appraisal report are estimates, and there is no guarantee, written or implied, that the property will sell or lease for the indicated amounts.

     In addition to the appraisal, other current and planned Aspen real estate developments and market conditions were considered in determining the offering price that were not reflected in the appraisal due to the nature of the appraiser’s engagement by WestStar Bank. The primary additional factor considered was the current and projected prices and valuations in the Aspen market for current and planned real estate developments for fractional vacation home ownership. As noted above, the appraisal estimated the value of the Sardy House as renovated into a single-family residence and compared the property to recent historical sales prices for comparable single-family residences. The offering price also includes an additional valuation amount to reflect publicly reported information about current and planned fractional interest developments in Aspen, which contemplate an aggregate premium over single-family residence valuations in part due to the convenience of purchasing the use of a vacation home at a purchase price of less than that for a year-round residence and the combination of the convenience of a home like setting for vacation lodging along with the amenities and services of a hotel. For example, the Aspen Times reported on May 28, 2003 that in presentations to the Aspen City Council it was indicated that the Residences at Little Nell, a contemplated hotel conversion project with unit sizes ranging from 2,500 to 3,500 square feet at the base of Aspen Mountain, would be priced at a range of between $850,000 and $950,000 per 6-week share. In addition, in public hearings before Aspen officials it has been indicated that another fractional interest residence project with a hotel component would be priced at between $450,000 and $550,000 per share with unit sizes ranging from 1,500 to 2,700 square feet and shares ranging from one week to five weeks. Neither project is expected to be complete this year and comparing fractional real estate interest prices and values is difficult since there are so many variables, including the size, amenities and location of the properties and the residences within a property, the total number of residence units on a particular property, and the amount of exclusive occupancy weeks allowed for each residence. Still, North and South Aspen, L.L.C. believes that the offering price of our membership interests relative to the features of the Sardy House is comparable to the reported prices and valuations of other fractional interest developments in Aspen.

     There is no public trading market for the membership interests, and we do not expect any trading market for the membership interests to develop. In addition, there are limitations on the transferability of the membership interests under our operating agreement. You may not be able to resell a membership interest at a price equal to or above your purchase price.

DILUTION

     On March 21, 2003, we issued the 25 units of our limited liability company membership interests offered under this prospectus to North and South Aspen, L.L.C. in exchange for the transfer of the Sardy House hotel property to us. In connection with this transaction, we received real estate and related properties with an appraised fair value of $7.7 million as of February 7, 2003, subject to liabilities with a fair value of approximately $2 million. Therefore, the fair value cost of the 25 membership interests to North and South Aspen, L.L.C. was approximately $228,000 per membership interest. The properties are recorded on our balance sheet as of June 30, 2003 at a net tangible book value of $(396,334), which reflects the historical cost basis to North and South Aspen, L.L.C., as adjusted for accumulated depreciation and net of existing liabilities associated with the properties.

     North and South Aspen, L.L.C. is offering the 25 membership interests under this prospectus for an initial price of $750,000 per membership interest, or a total of $18,750,000. This price may be changed by North and South Aspen, L.L.C. at any time after December 19, 2003. If the offering price is decreased it will be decreased for and benefit all purchasers, even those who may participate in closings that occur prior to a price decrease. If the offering price is increased it will be increased for all purchasers who have not as of that date executed subscription agreements and submitted subscription funds. Therefore, purchasers of the membership interests offered under this prospectus will pay a significantly higher price than the effective cost of the interests to North and South Aspen, L.L.C., and experience immediate and substantial dilution of the net tangible book value of their membership interests from the public offering price.

If the offering price is decreased, all proceeds received by us in connection with any closings that precede the date of a decrease in offering price and all proceeds held in escrow pending the occurrence of future closings will be returned to investors prior to the commencement of the new offering pursuant to a revised prospectus in a post-effective amendment to the registration statement of which this prospectus is a part. Any purchase price refunds due to prior purchasers in the event of a price decrease will be paid by North and South Aspen, L.L.C. from the net proceeds received by North and South Aspen, L.L.C. from prior closings, after repayment of the construction loan indebtedness, and from funds held in escrow for the respective purchasers and any other necessary financing arrangements, by check within 10 business days after the announcement of the price decrease. Any purchase price refunds will not include any interest on those funds apart from interest accrued during any period funds were held in escrow prior to closing. Since an increase in the offering price will not affect the purchase price for investors who purchased membership interests prior to the date of the price increase, proceeds received by us in connection with any closings that precede the date of an increase in offering price will not be returned to those preceding investors.

     We will not directly receive any of the proceeds from the sale of our membership interests offered by North and South Aspen, L.L.C. under this prospectus. However, under a registration rights agreement between us and North and South Aspen, L.L.C., the proceeds to be received by North and South Aspen, L.L.C. from the sale of the interests must first be used to repay the outstanding debt to WestStar Bank of up to $4.35 million, plus accrued interest, under the construction loan agreement. The offering is being conducted on a “best efforts” basis and is subject to a minimum condition that at least 7 membership interests must be sold in order to ensure that the debt is completely repaid. Since all net proceeds after the minimum condition is satisfied and the debt is repaid will be retained by North and South Aspen, L.L.C., the immediate dilution experienced by the initial investors will increase as additional membership interests are sold in the offering.

     The following table illustrates the per membership interest dilution, assuming that the minimum of 7 membership interests are sold and assuming that the maximum of all 25 membership interests are ultimately sold:

	Minimum		Maximum

Public offering price per membership interest	$750,000	(1)	$750,000	(1)

	Minimum		Maximum

Pro forma net tangible book value per membership interest before the offering as of June 30, 2003	$(25,884	)(2)	$(25,884	)(2)
Increase in net tangible book value per membership interest attributable to new investors	174,000	(3)	174,000	(3)
Pro forma net tangible book value per membership interest after the offering	148,116	(4)	148,116	(4)

Dilution per membership interest to new investors	$601,884		$601,884

(1)	Subject to change by North and South Aspen, L.L.C. after December 19, 2003.

(2)	Net tangible book value per membership interest before this offering is determined by dividing our net tangible book value (total tangible assets less total liabilities), as adjusted to give pro forma effect to the expected hotel renovation costs and resulting increase in liabilities, by the number of outstanding units of our membership interests, which will be 25 both before and after the offering.

(3)	Attributable to the application of the net proceeds from the minimum offering to the repayment of all of the outstanding debt to WestStar Bank under the construction loan agreement.

(4)	Based on the pro forma net tangible book value per membership interest before the offering as of June 30, 2003, as adjusted to give pro forma effect to the application of the proceeds to the repayment of all of the outstanding debt to WestStar Bank under the construction loan agreement.

USE OF PROCEEDS

     We will not directly receive any of the proceeds from the sale of the membership interests offered by North and South Aspen, L.L.C. under this prospectus. However, under a registration rights agreement between us and North and South Aspen, L.L.C., the proceeds to be received by North and South Aspen, L.L.C. from the sale of the interests must first be used to repay the outstanding debt to WestStar Bank of up to $4.35 million, plus accrued interest, under the construction loan agreement for the renovation and refurnishing of the Sardy House property to convert it from a hotel into a private residence and semi-private inn. Both we and North and South Aspen, L.L.C. are obligated to repay the debt and the Sardy House property serves as collateral to secure repayment of the debt. The offering is being conducted on a “best efforts” basis and is subject to a minimum condition that at least 7 membership interests must be sold in order to ensure that the debt is completely repaid. Once the debt is completely repaid, North and South Aspen, L.L.C. will retain any additional net proceeds from the offering and we will not receive any benefits from those proceeds.

     The promissory note under the construction loan agreement provides that, other than an obligation to pay a minimum interest charge of $25, all or a part of the note may be repaid without penalty earlier than it is due. See “Description of Construction Loan Agreement.”

     North and South Aspen, L.L.C. will pay the expenses for the registration of the membership interests, which we estimate will be approximately $250,000, by making a capital contribution to us sufficient to pay for such expenses. North and South Aspen, L.L.C. will pay the expenses of the sale of the membership interests.

DISTRIBUTION POLICY

     Our operating budget for 2004 contemplates that an annual operating contribution amount of $19,500 per membership interest will be required for 2004. If not all of the 25 membership interests being offered under this prospectus are sold, North and South Aspen, L.L.C. as the holder of those unsold interests will be required to remit the required operating contributions for the unsold membership interests still held by them. If total operating contributions and Carriage House Inn revenues exceed actual total operating expenses for the period, we intend to make year end distributions to members of any excess. Since we do not expect to generate any material net income, and since any taxable income would for tax purposes be allocated to members irrespective of the amount of any distributions, we expect that essentially 100% of any distribution would be a return of capital.

     The payment of any future distributions will depend on our revenues and expenses, repair and maintenance requirements, the payment by members of their required operating contributions, financial condition and other factors. Distributions will be considered and made by the manager annually in accordance with the operating agreement. Accordingly, we may never pay distributions, even to enable members to pay tax on their allocable portion of any taxable income that we may generate.

PLAN OF OPERATION

Overview

     We are a development stage company that was formed in February 2003. In March 2003 we acquired the Sardy House hotel property in Aspen, Colorado from North and South Aspen, L.L.C. in exchange for the issuance to North and South Aspen, L.L.C. of 25 of our limited liability company membership interests. The Sardy House is a Victorian mansion that was built in 1892, and there is also a separate Carriage House building on the property that was built in 1985.

     Since 1985 the Sardy House has been operated as a 20-room hotel with a restaurant, but those operations were discontinued in April 2003 when the Sardy House was closed for interior renovations to the buildings to convert them for our planned operation of the Sardy House property as two private residences for exclusive use by up to 25 members and a semi-private Carriage House Inn, which will continue to operate as a hotel when the renovations are completed. The renovations are scheduled to be completed in November of 2003.

     We accounted for the contribution of the Sardy House property from North and South Aspen, L.L.C. as a transfer/reorganization among entities under common control, and therefore our financial statements in this prospectus include the historical operations of our predecessor, the Sardy House hotel. The historical operations of the Sardy House hotel, including the operations of the portion of the Carriage House which will not continue to operate as a hotel, are shown separately in the financial statements as discontinued operations as a result of the discontinuation of those hotel operations in April 2003.

Plan of Operation

     The 25 membership interests issued to North and South Aspen, L.L.C. are being offered for sale under this prospectus, and a purchaser of a membership interest will have exclusive rights to occupy and use:

•	the main Sardy House residence for two weeks each year, and

•	the Carriage House residence for two weeks each year.

In addition, members will be entitled to booking of rooms at the Carriage House Inn on a discounted basis. There will be no restaurant operations.

     The costs and expenses of the planned operation are expected to include staff and housekeeping payroll, laundry and linen, repairs and maintenance, utilities, management fees, insurance and property taxes. These expenses will be partially offset by revenues from the rental of rooms at the Carriage House Inn, and members will be required under the provisions of our operating agreement to contribute to us operating contributions to make up any projected or actual operating deficit and to provide reserves for repairs or replacements. The operating contributions will be based on the operations budget annually prepared by the manager and delivered to the members. Operating contributions may also be requested in a month where our revenues or receipts are insufficient to cover operating expenses, and members may also be required to contribute to us additional capital contributions to pay for expenses of any construction, reconstruction, structural repair or replacement of our property, as approved by the members by a two-thirds vote of the membership interests.

     Our manager has prepared an operating budget for 2004, which contemplates a required annual contribution from each member of $19,500 per membership interest. We expect to assess these contributions on a quarterly basis. The draft operating budget for 2005 and future years will, as provided in our operating agreement, be reviewed and approved by an advisory committee appointed by the members and then revised by the manager after consideration of the advisory committee’s recommendations.

     Before the Sardy House was closed for the renovations, North and South Aspen, L.L.C. had approximately 24 employees for the hotel and restaurant operations. When the renovations are complete and the new operation begins, we plan on having a staff for the two residences and Carriage House Inn of 10 employees provided under a management agreement with Block 66, LLC, our manager.

Liquidity and Capital Resources

     To finance the renovations and refurnishings, on March 28, 2003 we entered into a construction loan agreement with WestStar Bank in Aspen, along with North and South Aspen, L.L.C. as a co-borrower. The construction loan agreement was amended on August 22, 2003. Under the construction loan agreement, the maximum loan principal amount is $4.35 million and there was $2,656,379 outstanding as of June 30, 2003, most of which represented prior indebtedness associated with the Sardy House property that was outstanding with WestStar Bank before the renovations began and was included in the construction loan agreement. The agreement has a maturity date of April 30, 2006.

     The construction loan agreement requires 14 consecutive monthly interest payments beginning August 31, 2003, with interest calculated on the unpaid principal balances at a floating interest rate based on the WestStar Bank base rate (which was 5.00% as of August 22, 2003), 18 monthly consecutive principal payments of $8,702 each, beginning October 30, 2004, 18 monthly consecutive interest payments beginning October 30, 2004, and one principal and interest payment of $4,218,640.97, subject to change resulting from changes in the floating interest rate, due on April 30, 2006. The minimum and maximum interest rates allowed under this loan are 7% and 21%.

     We must comply with the following material covenants under the construction loan agreement:

•	We must maintain adequate insurance with respect to our properties and operations.

•	We must use the loan funds solely for payment of expenses directly related to the renovation and refurnishing project, and the SEC registration and marketing of the membership interests.

•	We must complete the renovation project for purposes of final payment to Block 66, LLC as the general contractor by December 31, 2003.

•	Without the prior written consent of WestStar Bank, we cannot:

•	incur or assume any indebtedness, except for trade debt incurred in the normal course of business and indebtedness to WestStar Bank under the construction loan agreement,

•	sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of our assets, except as allowed as permitted liens under the construction loan agreement,

•	engage in any business activities substantially different than those in which we are presently engaged, cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, dissolve or transfer or sell property out of the ordinary course of business, or make any distribution with respect to any capital account,

•	loan, invest in or advance money or assets, or acquire any interest in any other enterprise or entity, or

•	create or allow to be created any lien or charge upon the properties serving as collateral for the loan or the improvements to those properties.

•	We must have pre-sold membership interests with a total value of at least $4.5 million by March 1, 2005, or we must list for sale the Sardy House property as a single-family residence or repay the loan in full.

     We are currently in compliance with such covenants.

     Repayment of the borrowings under the construction loan agreement is secured by a mortgage on the Sardy House property, and personally guaranteed by Frank S. Peters and Daniel D. Delano, who control North and South Aspen, L.L.C.

     Although North and South Aspen, L.L.C. will receive the proceeds from the sale of the membership interests offered under this prospectus, North and South Aspen, L.L.C. has agreed to apply the first proceeds from the closing of the required minimum offering amount to complete repayment of all outstanding indebtedness under the construction loan agreement when the renovations and refurnishings are complete. Therefore, we will not have any outstanding long-term debt when new members are admitted and the planned operation begins.

     We anticipate a total cash outlay of approximately $1.95 million in capital expenditures to complete the renovations of the Sardy House. This anticipated amount includes a total of approximately $190,000 in anticipated management and construction fees payable to Block 66, LLC. Through June 30, 2003, we had incurred $524,369 in construction-in-progress costs for the renovations, including $100,200 in fees for construction planning payable to Block 66, LLC through June 30, 2003.

     We do not expect to need any additional financing within the next 12 months other than what is available to us under the construction loan agreement and through operating contributions from members. Through that agreement and the required operating contributions from members we expect to have funds to cover our costs and expenses and begin and continue the planned operation. We plan to incur approximately $250,000 in registration and offering expenses that will be paid for through a capital contribution by North and South Aspen, L.L.C. to us, which will be partially funded under the construction loan agreement. North and South Aspen, L.L.C. has agreed to pay certain additional marketing expenses related to the sale of the membership interests. As of June 30, 2003, we had advanced North and South Aspen, L.L.C. $161,473 related to registration and marketing expenses. North and South Aspen, L.L.C. intends to repay the advances and other expenses of the sale of the membership interests from the proceeds of the sales of the membership interests. We plan to begin operations, with North and South Aspen, L.L.C. as the sole holder of our membership interests, as soon as the interior renovations are completed, which we expect to occur in November of 2003. We expect to require a pro rata interim operating contribution from members, including new members, upon the closing of the minimum offering expected to occur in January 2004 in order to cover operating expenses until the normal contribution budget cycle begins for the fiscal year beginning April 1, 2004. Operating contributions from the members will be requested by our manager on a quarterly basis upon 15 days’ written notice. We plan to give such notice so that operating contributions will be due at the beginning of each quarter. In any month where Sardy House revenues or receipts are insufficient to cover operating expenses, our manager may request additional operating contributions from the members upon 15 days’ written notice. If the minimum offering is completed but not all 25 membership interests are sold, North and South Aspen, L.L.C. as a continuing owner of membership interests will be responsible for its pro rata share of the required operating contributions for the membership interests that it continues to own. North and South Aspen, L.L.C. may endeavor to rent out its exclusive weeks in order to satisfy this obligation, but its obligation to pay the required operating contributions will not be subject to receiving any rental revenues for its exclusive weeks.

GENERAL INFORMATION ABOUT SARDY HOUSE, LLC

Organization

     Our name is Sardy House, LLC and we are a limited liability company organized under the laws of the State of Colorado. Our articles of organization were filed with the Colorado Secretary of State and became effective on February 4, 2003. Our operating agreement was executed and became effective on March 21, 2003. Our operating agreement was amended on May 20, 2003 and on July 15, 2003.

     As permitted under the Colorado Limited Liability Company Act and indicated in our articles of organization and operating agreement, the management of us is vested in our manager rather than the members.

Purpose and Duration

     Our operating agreement provides that the primary purpose of our business is to own, develop and operate the main Sardy House residence and the Carriage House residence for the use and benefit of the members and to market, lease and operate the residences, the Carriage House Inn and related property for use by the general public. Our operating agreement also provides that our duration will continue until there is a dissolution of us by a two-thirds vote of the membership interests or a termination of substantially all of our activities or a sale of substantially all of our property.

Meetings of Members

     Our operating agreement provides that one regular meeting must be called annually by the manager to ratify the operations budget approved by our advisory committee. Otherwise, regular meetings of the members are not required. Meetings of the members may be called by the manager and must be called by the manager upon the request of members holding 10% or more of the membership interests.

Founders

     We were founded and organized by Frank S. Peters, our president, and Daniel D. Delano, our secretary and treasurer. Mr. Peters and Mr. Delano were responsible for the original reconstruction of the Sardy House as a hotel and restaurant in 1985 and have managed its operations since that time. Mr. Peters and Mr. Delano control North and South Aspen, L.L.C., which contributed the Sardy House property to us in March 2003 and which holds all 25 of our outstanding membership interests being offered under this prospectus. North and South Aspen, L.L.C. also owns and manages the 19-room Hotel Lenado in Aspen. Mr. Peters and Mr. Delano also control Block 66, LLC, our manager under a management agreement with an initial term until June 30, 2006.

Policies

     Except with respect to and in connection with the acquisition, renovation and operation of the Sardy House property and the financing of the current interior renovation project under the construction loan agreement as described in this prospectus, we do not have any plans to engage in any of the following activities and neither we nor North and South Aspen, L.L.C. have engaged in such activities during the past three years:

•	issue senior securities,

•	borrow money,

•	make loans to other persons,

•	invest in the securities of other issuers for the purpose of exercising control,

•	underwrite securities of other issuers,

•	engage in the purchase and sale (or turnover) of investments,

•	offer securities in exchange for property, or

•	repurchase or otherwise reacquire our membership interests or other securities.

     We do not plan to make any investments in real estate or interests in real estate other than with respect to the Sardy House property. In addition, we do not plan to make any investments in real estate mortgages, securities of or interests in persons primarily engaged in real estate activities, or investments in other securities.

     We plan to provide annual reports to members in connection with the process for approval of the annual operating budget by the members as required by our operating agreement. We do not anticipate that such reports will contain financial statements certified by an independent public accountant.

     Although our manager is vested with the power to manage our day to day operations, we do not anticipate any changes to the above plans without a vote of our members since our operating agreement provides that the primary purpose of our business is to own, develop and operate the main Sardy House residence and the Carriage House residence for the use and benefit of the members and to market, lease and operate the residences, the Carriage

House Inn and related property for use by the general public. Any proposed amendment to our operating agreement requires an affirmative vote of the members holding at least two-thirds of the membership interests.

     Our operating agreement provides that the manager may engage in other business activities and is obligated to devote only as much of its time to our business as reasonably required in light of our business and objectives. In addition, the operating agreement provides that the manager is not obligated to present any particular investment opportunity to us even if the opportunity is of a character which if presented to us could be taken by us, and the manager has the right to take for its own account, for the account of other business entities of which it is an owner, or to recommend to others any particular investment opportunity. The only investment opportunities that we would take if presented to us by the manager would be investment opportunities with respect to the Sardy House property. Our policy is that such investment opportunities of a material amount would be taken only if approved by the members, through the annual operating contribution budget ratification process or otherwise.

DESCRIPTION OF SARDY HOUSE PROPERTY

Location and General Description

     The Sardy House property is located at 128 East Main Street in Aspen, Colorado. The Sardy House is a distinctive Victorian mansion, and there is also a separate Carriage House building on the property that was built in 1985. Since 1985 the property has been operated as a 20-room hotel, but the buildings are currently undergoing interior renovations to convert them into two private residences and semi-private inn. This work is expected to be complete in November of 2003. The renovated property will include the following:

•	9,000 square foot main Sardy House residence,

•	1,000 square foot Carriage House residence,

•	8-room Carriage House Inn, and

•	outdoor pool, spa and sauna.

     These improvements are situated on the landscaped grounds of a 17,400 square foot lot at the northwest corner of Main Street and Aspen Street in Aspen, opposite Paepcke Park. The grounds feature a spacious lawn and patio, flower beds and an herb garden, and there are five mature Colorado blue spruce trees, including the 90-foot Sardy House Christmas Tree.

Brief History and Background of the Sardy House

     The Sardy House was built in 1892 by Jack Atkinson, who owned the Little Annie Mine and the Aspen Freight Company during Aspen’s silver mining boom era when Aspen had approximately 12,000 residents. After the repeal of the Sherman Silver Act in 1893, silver prices collapsed and by 1935 Aspen had only 700 residents. During the 1930s, the Sardy House was owned by Aspen’s only town doctor and served as a residence and Aspen’s only hospital. In 1945, Tom Sardy, who organized the construction of Aspen’s Sardy Field airport, purchased the house and used it as a residence and a funeral home for his mortuary business. In 1985, North and South Aspen Associates, predecessor of North and South Aspen, L.L.C., purchased the Sardy House from Mr. and Mrs. Sardy and converted it for use as a small hotel. In March 2003, the property was transferred from North and South Aspen, L.L.C. to Sardy House, LLC.

The Main Sardy House Residence

     The historic Victorian brick main Sardy House residence will have a 700 square foot master suite with a 16-foot ceiling and his-and-her bathrooms, two additional guest suites and four guest bedrooms, all with private baths. Living space will include a fully equipped commercial style kitchen with capacity to serve 100 guests or more, a dining room with wood burning fireplace, two media rooms and a DVD in every bedroom, a living room with gas fireplace and a spacious formal dining room, and an executive office/library with a wireless computer network hub, wet bar and private entrance. In the basement of the residence is a laundry room and wine storage and a manager’s office.

The Carriage House Residence

     Separated from the main Sardy House residence by a brick-paved courtyard, but accessible by an enclosed bridge when desired, is the Carriage House building. The Carriage House building is a brick and wood frame structure of approximately 6,300 square feet, exclusive of covered parking on the ground level. At the east end of this building is the Carriage House residence. This two-level residence will have a private entrance doorway just off North Aspen Street, entering into a ground floor dining/living room and open kitchen. Up an antique spiral stair will be the master bedroom with a king bed and bath and a separate sitting/dressing room furnished with a sofa-bed and armoires and second bath with whirlpool-jetted tub. The upper floor of the Carriage House residence will also have a doorway to access, when desired, the interior stair and hallways of the Carriage House Inn.

The Carriage House Inn

     The Carriage House Inn will feature just 8 guest rooms, 3 on the second floor and 5 on the third floor. Guests of the Inn will be offered continental breakfast in the West End Room, which is on the courtyard off the pool. In the basement of the building will be storage space and a caretaker’s apartment.

Title and Liens

     We hold fee simple title to the Sardy House property. The property is currently subject to a deed of trust in favor of WestStar Bank to secure the repayment of the indebtedness of us and North and South Aspen, L.L.C. to WestStar Bank under the construction loan agreement entered into in March 2003 to finance the current interior renovations and refurnishings of the Sardy House. Under the construction loan agreement, the maximum loan principal amount is $4.35 million and there was $2,656,379 outstanding as of June 30, 2003, most of which represented prior indebtedness associated with the Sardy House property that was outstanding with WestStar Bank before the renovations began and was included in the construction loan agreement. The estimated cost of the renovations and refurnishings is under $2 million. The agreement has a maturity date of April 30, 2006.

     The construction loan agreement requires 14 consecutive monthly interest payments beginning August 31, 2003, with interest calculated on the unpaid principal balances at a floating interest rate based on the WestStar Bank base rate (which was 5.00% as of August 22, 2003), 18 monthly consecutive principal payments of $8,702 each, beginning October 30, 2004, 18 monthly consecutive interest payments beginning October 30, 2004, and one principal and interest payment of $4,218,640.97, subject to change resulting from changes in the floating interest rate, due on April 30, 2006. The minimum and maximum interest rates allowed under this loan are 7% and 21%.

     Although North and South Aspen, L.L.C. will receive the proceeds from the sale of the membership interests offered under this prospectus, North and South Aspen, L.L.C. has agreed to apply the first proceeds from the closing of the required minimum offering amount to complete repayment of all outstanding indebtedness under the construction loan agreement when the renovations and refurnishings are complete. Upon completion of the minimum offering and payment of our construction loan with WestStar Bank, we will obtain an American Land Title Association form owner’s policy of title insurance on the residential value of the property, subject to matters of record, to confirm that the property is free and clear of the WestStar Bank deed of trust and other monetary liens and security interests.

Competition

     We face significant competition locally with several other owners and operators of residence and lodging facilities within Aspen, including timeshare and fractional interest developments and other residence opportunities. Many of our competitors have greater financial and marketing resources that we do, and may improve their facilities, reduce their prices or expand or improve their marketing programs. Competing residence opportunities may offer different price and use structures and property amenities that potential purchasers may find attractive. In addition, local competitors may offer lodging at rates below current market rates.

     We also face significant competition on a broader scale with respect to residence, lodging and overall recreational opportunities at other mountain resort areas in Colorado and the world.

Insurance

     We carry standard comprehensive liability and broad form property insurance for the Sardy House property, subject to customary deductibles and policy limits. We believe that the policy specifications and insured limits are appropriate given the relative risk of loss and cost of coverage. We do not carry insurance for generally uninsured losses such as loss from riots, war or acts of God. In the opinion of management, the Sardy House property is adequately covered by insurance.

Operating Data

     The occupancy rates for the Sardy House hotel and the Carriage House rooms for each of the last 5 years are as follows:

	Sardy House Hotel	Carriage House Rooms

1998	53.4%	56.2%
1999	48.2%	52.1%
2000	44.5%	47.8%
2001	46.3%	48.2%
2002	41.3%	46.0%

     The average daily room rates for the Sardy House hotel and the Carriage House rooms for each of the last 5 years is as follows:

	Sardy House Hotel	Carriage House Rooms

1998	$259.40	$233.20
1999	283.00	253.30
2000	290.20	259.50
2001	251.30	220.20
2002	258.60	229.00

     The Sardy House hotel rooms and the Carriage House rooms were not rented on a weekly basis at any time during the last 5 years.

     We take depreciation deductions on components of the Sardy House property as follows:

	Buildings and	Furniture
	Improvements	and Fixtures

Current U.S. federal income tax basis	$897,259 (1)	$22,743 (1)
Depreciable lives	15-31.5 years	5-7 years

(1)	We plan to make the optional basis election under Internal Revenue Code Section 754 to increase the depreciable basis of our assets for tax purposes to reflect the purchase price for the membership interests sold in this offering.

     The rates and methods used for computing depreciation deductions for building and improvements and furniture and fixtures vary based on the accelerated lost recovery deduction rates and methods allowable under tax law of the various times that properties included in those component categories were placed in service.

     The realty tax rate, annual realty taxes and estimated taxes on the proposed improvements to the Sardy House property consisting of the current interior renovations construction are as follows:

Realty tax rate: net mill levy 29.684 Annual realty taxes: $34,433.44 Estimated taxes: $36,000 – 2003; $40,000 – 2004

     Commercial property is assessed at 29% of value and residential property is projected to be assessed at 9% of value in 2003.

Designer of the Sardy House Renovation

     Harry Teague Architects, award-winning designer of the new Aspen Music Tent and Harris Hall, designed the 1985 reconstruction of the Sardy House and also the current renovation. M-E Engineers is the designer of the new central air-conditioning system. Harry Teague Architects is collaborating with Robyn Scott Interiors Limited on the design of new kitchens and baths and the refurnishing of the property. In May 2003, Robyn Scott won first place in three residential categories at the annual presentation of awards by the Colorado chapter of the American Society of Interior Designers.

Renovation Schedule

     Sardy House received approval for the renovations from Aspen’s Historic Preservation Committee in March 2003 and building permits in April. Renovation and installation of central air conditioning will continue through the summer of 2003. Interior finishes and refurnishing of the property are scheduled to be complete before Thanksgiving 2003. The main Sardy House residence and the Carriage House residence are scheduled to be available for owner occupancy on January 5, 2004.

Floor Plans for Renovated Property

     The following pages set forth the architect’s drawings of the floor plans for the renovated main Sardy House residence and the Carriage House.

HARRY **TEAGUE** ARCHITECTS 412 N. Mill Street Aspen, Colorado 970.925.2556

hall
commercial kitchen
foyer
bath
bar
bedroom
parlor
foyer
formal dining
porch
2'
6'
10'
14'
20'
north

MAIN LEVEL PLAN

THE SARDY HOUSE
ASPEN

HARRY **TEAGUE** ARCHITECTS 412 N. Mill Street Aspen, Colorado 970.925.2556

jan
bath
220
bedroom
parlor
219
bathroom
bedroom
214
bath
211
bath
212
DN
UP
bath
208
bedroom
bedroom
207
bedroom
bath
porch
hall
201
parlor
204
porch
2'
6'
10'
14'
20'
north

SECOND LEVEL PLAN

THE SARDY HOUSE

ASPEN

HARRY **TEAGUE** ARCHITECTS 412 N. Mill Street Aspen, Colorado 970.925.2556

bedroom
bath
DN
DN
bath
media room
DN
2'
6'
10'
14'
20'
north

THIRD LEVEL PLAN

THE SARDY HOUSE
ASPEN

HARRY **TEAGUE** ARCHITECTS 412 N. Mill Street Aspen, Colorado 970.925.2556

women
004
men
vault
hallway
007
bath
011
storage
laundry/ lockers
office
office/ storage
window well
mechanical room
001
UP
2'
6'
10'
14'
20'
north

LOWER LEVEL PLAN

THE SARDY HOUSE
ASPEN

HARRY TEAGUE ARCHITECTS 412 N. Mill Street Aspen, Colorado 970.925.2556

THIRD LEVEL PLAN

SECOND LEVEL PLAN

GROUND LEVEL PLAN

LOWER LEVEL PLAN

THE CARRIAGE HOUSE

THE SARDY HOUSE

ASPEN

     The two-bedroom unit in the basement of the Carriage House is an apartment for on-site staff.

Quality of the Construction and Furnishings

     Construction, fixtures and furnishings of the renovated property will be of very high quality. Exteriors are brick and red sandstone, with the cedar shingle facing of the Carriage House Inn bay windows matching the gable end details of the original house. The courtyard and pool patio are snowmelted and parking is covered. The interiors of both the main Sardy House residence and the Carriage House residence will be well furnished.

Electronic Amenities and Business Facilities

     The office in the main Sardy House residence will feature a private entrance, conference table, ample desk space and lots of light — with windows looking out into the herb garden and up through the branches of the live 90-foot blue spruce Sardy House Christmas tree to Aspen Mountain. There will be a large wall-mounted computer screen, dedicated DSL and fax lines, and the office will tie into a wireless network so you can also work at a laptop out by the pool or anywhere else in the house.

Storage Space

     Each owner-member will have a locker for year-round storage of clothing in the main Sardy House residence and an individual “owner’s closet” in the basement of the Carriage House Inn. In addition, each owner-member will be assigned a permanent safety deposit box in the Sardy House walk-in vault. The residences will have a temperature-controlled wine cellar. Upon request, the manager will arrange for your personal belongings to be brought upstairs and to have the refrigerator and bar stocked.

DESCRIPTION OF CONSTRUCTION LOAN AGREEMENT

     On March 28, 2003, we entered into a construction loan agreement with WestStar Bank in Aspen, Colorado, along with North and South Aspen, L.L.C. as a co-borrower, to finance the interior renovations and refurnishings of the Sardy House hotel into two private residences and semi-private inn, and the SEC registration and marketing of the membership interests. Under the construction loan agreement, the maximum loan principal amount is $4.35 million, which reflects an amendment to the construction loan agreement on August 22, 2003 to increase the maximum loan principal amount from $4 million to $4.35 million. The agreement has a maturity date of April 30, 2006. We must comply with certain covenants including restrictions on additional indebtedness.

     The material terms of the promissory note under the construction loan agreement are summarized as follows:

•	The principal amount is $4.35 million.

•	The maturity date is April 30, 2006.

•	Sardy House, LLC and North and South Aspen, L.L.C. are jointly and severally obligated to pay the principal amount, together with interest on the unpaid principal balance from August 22, 2003, until paid in full.

•	Subject to any payment changes resulting from changes in the variable interest rate index under the note as discussed below, the note has the following payment schedule:

•	14 monthly consecutive interest payments beginning August 31, 2003, with interest calculated on the unpaid principal balances at a variable interest rate based on the WestStar Bank base rate, which was 5.00% as of August 22, 2003, adjusted if necessary for the minimum and maximum interest rate limitations for the note, which resulted in an initial interest rate on August 22, 2003 of 7%;

•	18 monthly consecutive principal payments of $8,702 each, beginning October 30, 2004;

•	18 monthly consecutive interest payments, beginning October 30, 2004, with interest calculated on the unpaid principal balances at the variable interest rate under the note; and

•	1 principal and interest payment of $4,218,640.67 on April 30, 2006, with interest calculated on the unpaid principal balances at the variable interest rate under the note. This estimated final payment amount is based on the assumption that all payments will be made exactly as scheduled and that the variable interest rate index does not change.

•	The interest rate on the note is subject to change from time to time based on changes in an index which is the WestStar Bank base rate. The index is not necessarily the lowest rate charged by WestStar Bank on its loans and is set by WestStar Bank in its sole discretion. As of August 22, 2003, the index was 5.00% per annum. After the first payment stream, the interest rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream. The variable interest rate or rates provided for in the note will be subject to a minimum rate of 7% per annum and maximum rates, except for any higher default rate, of the lesser of 21% per annum or the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, WestStar Bank may at its option do one or more of the following:

•	increase installment payments to ensure that the loan will be paid off by its original final maturity date,

•	increase installment payments to cover accruing interest,

•	increase the number of installment payments, and

•	continue required installment payments at the same amount and increase the final payment.

•	All loan fees and other prepaid finance charges are earned fully as of March 28, 2003 and are not subject to refund upon early payment, whether voluntary or as a result of default, except as otherwise required by law. Other than an obligation to pay a minimum interest charge of $25, we may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by WestStar Bank, relieve us of the obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in fewer payments.

•	If a payment is 11 days or more late, we will be charged the greater of 5% of the regularly scheduled payment or $15.

•	Upon default, including failure to pay upon final maturity, WestStar Bank may at its option increase the variable interest rate on the note to 21% per annum, if permitted under applicable law.

•	Each of the following will constitute an event of default under the note:

•	A failure to make any payment when due under the note,

•	A failure to comply with or to perform any other term, obligation, covenant or condition contained in the note or in any of the related loan documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement with WestStar Bank.

•	Sardy House, LLC or North and South Aspen, L.L.C. defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of our property or our ability to repay the note or perform our obligations under the note or any of the related documents.

•	The dissolution of either Sardy House, LLC or North and South Aspen, L.L.C., regardless of whether an election to continue is made, any member withdraws from Sardy House, LLC or North and South Aspen, L.L.C., or any other termination of our existence as a going business or the death of any member, the insolvency of either Sardy House, LLC or North and South Aspen, L.L.C., the appointment of a receiver for any part of our property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against either Sardy House, LLC or North and South Aspen, L.L.C.

•	The commencement of foreclosure or forfeiture proceedings by any creditor of either Sardy House, LLC or North and South Aspen, L.L.C. or by any governmental agency against any collateral securing the loan. However, this event of default will not apply if there is a good faith dispute by Sardy House, LLC or North and South Aspen, L.L.C. as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if WestStar Bank is given written notice of the creditor or forfeiture proceeding and there is a deposit made with WestStar Bank of monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by WestStar Bank in its sole discretion as being an adequate reserve or bond for the dispute.

•	Any of the preceding events occurs with respect to either of Frank S. Peters or Daniel D. Delano as guarantors of the indebtedness under the note, or any guarantor dies or becomes incompetent, or revokes or disputes the validity of or liability under any guaranty of the indebtedness under the note.

•	A material adverse change occurs in our financial condition, or WestStar Bank believes the prospect of payment or performance of the note is impaired.

•	WestStar Bank in good faith believes itself insecure.

•	Upon default, WestStar Bank may declare the entire unpaid principal balance on the note and all accrued unpaid interest immediately due.

•	We must have pre-sold membership units with a total value of not less than $4.5 million by March 1, 2005, or we must list for sale the Sardy House property as a single-family residence or repay the loan in full.

     As of June 30, 2003, $2,671,204 was outstanding under the loan agreement, including $14,825 of accrued interest. Approximately $2,045,225 of the outstanding debt represents prior indebtedness associated with the Sardy House property that was outstanding with WestStar Bank before the commencement of the interior renovation project and was included in the construction loan agreement. This pre-existing indebtedness relates to the earlier renovation of the Sardy House into a hotel which opened in 1985. Additional amounts to be borrowed under the construction loan agreement and repaid from the proceeds of the offering will be used to complete the renovations to the Sardy House property.

     Repayment of the borrowings under the construction loan agreement is secured by a mortgage on the Sardy House hotel property, and personally guaranteed by Frank S. Peters and Daniel D. Delano.

DESCRIPTION OF MEMBERSHIP INTERESTS

     We issued the units of assessable membership interests under a limited liability company operating agreement for Sardy House, LLC dated as of March 21, 2003. The following section summarizes all material provisions of the operating agreement, as amended. We urge you to read the operating agreement in its entirety because it, and not this description, define your rights as a holder of a membership interest. Copies of the operating agreement are available to you upon request.

General Rights of Holders of Membership Interests

     Each member’s membership interest is represented under our operating agreement by a unit of membership interest held by the member. A member may hold more than one unit of membership interest. There are currently 25 units of membership interests issued and outstanding, all of which are held by North and South Aspen, L.L.C. and are being offered under this prospectus. Units of membership interests are indivisible and no member may transfer an interest in less than a whole unit of a membership interest. Each membership interest entitles the member holding the interest to:

•	rights to exclusive use of our residences and other property as described below,

•	to the gross proceeds attributable to the leasing of a residence during a member’s confirmed exclusive week during which the member may occupy and use a residence, less any leasing expenses not included in general operating expenses for the residences,

•	one vote on matters on which the members may vote under our articles of organization, our operating agreement and the Colorado Limited Liability Company Act, and

•	a share of our income, gains, losses, deductions, credits and distributions which is equal to the percentage obtained by dividing one by the total number of units of membership interests.

Membership interests are personal property and are not real property or any interest in our real or personal property or assets of any kind.

Exclusive Use of the Residences

Exclusive Use of the Residences

     All rights of a member to use and occupy the Sardy House main residence and the Carriage House residence are subject to the member’s compliance with the terms and conditions of the operating agreement, including the timely payment of operating contributions. For each membership interest owned, a member will have the right to select and use the Sardy House main residence for two exclusive weeks each year and the Carriage House residence for two exclusive weeks each year, in accordance with the rules in the operating agreement for making the selections.

General Selection Procedure

     The manager will distribute selection forms to members for reserving the residences together with the annual delivery of residence calendars. Each member’s selection number will be noted on the forms provided for selection of exclusive weeks. The manager will adopt and publish a policy for acceptable methods for delivery of selection forms and for delivery of confirmation notices, including by electronic or other internet-based system, if implemented. No selection will be binding on the manager until the manager provides written confirmation to the requesting member.

     If applicable, each member must annually notify the manager of the member’s designee who carries the responsibility of submitting all selection forms to the manager’s offices in a timely manner to secure the member’s priority booking. It will be the member’s responsibility to properly complete and timely deliver the selection form to preserve the member’s priority rights under the rotational selection system. No guarantee can be made that each member will be able to secure that member’s first stated choices.

     Members must complete and return their reservation requests for all four exclusive weeks to the manager for receipt by no later than the end of the selection period noted on the residence calendar. If a member’s selection forms are received after the end of the selection period, they will be handled on a first-come, first-served basis after all exclusive week reservation forms received in a timely manner have been processed.

Priority Confirmation of Exclusive Weeks

     Upon admission as a member, each member will be designated a “selection number” between 1 and 25 for each membership interest unit owned by the member. The selection number will be permanently attached to each membership interest unit. After the close of the selection period, the manager will begin booking each member’s four requested exclusive weeks by utilizing a rotational selection system over four rounds. Priority selections for the two exclusive weeks in the Sardy House main residence occur in two rounds with each round using a reversed priority. For example, in the first year the member with selection number “1” will have the highest priority in the first Sardy House main residence selection round, but the same member will have the lowest priority in the second Sardy House main residence selection round. This same reversed priority system applies to the third and fourth rounds when two exclusive weeks in the Carriage House residence are selected. In the second year and following each subsequent year thereafter, the selection numbers will be rotated so that members will have a different priority in the first Sardy House main residence selection round, and an equivalent reverse priority in the second Sardy House main residence selection round. Members owning multiple membership interests may use their multiple selection numbers in a single round to request consecutive weeks, provided the member does not request consecutive weeks including Christmas Day and New Years Day in any first selection round. The initial 25 years of the rotational selection system is illustrated as follows:

SARDY HOUSE LLC
Rotational Selection System -
Main Residence: 1st Round Draw & Carriage House Residence: 2nd Round Draw

Selection Number:	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25
Year 1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25
Year 2	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1
Year 3	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13
Year 4	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13
Year 5	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7
Year 6	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19
Year 7	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19
Year 8	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7
Year 9	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3
Year 10	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23
Year 11	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23
Year 12	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3
Year 13	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9
Year 14	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17
Year 15	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17
Year 16	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9
Year 17	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5
Year 18	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21
Year 19	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21
Year 20	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5
Year 21	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11
Year 22	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15
Year 23	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
Year 24	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11
Year 25	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2

SARDY HOUSE LLC
Rotational Selection System -
Main Residence: 2nd Round Draw & Carriage House Residence: 1st Round Draw

Selection Number:	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25
Year 1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1
Year 2	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25
Year 3	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13
Year 4	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13
Year 5	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19
Year 6	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7
Year 7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7
Year 8	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19
Year 9	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23
Year 10	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3
Year 11	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3
Year 12	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23
Year 13	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17
Year 14	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9
Year 15	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9
Year 16	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17
Year 17	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21
Year 18	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5
Year 19	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5
Year 20	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21
Year 21	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15
Year 22	12	13	14	15	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11
Year 23	10	9	8	7	6	5	4	3	2	1	25	24	23	22	21	20	19	18	17	16	15	14	13	12	11
Year 24	16	17	18	19	20	21	22	23	24	25	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
Year 25	23	22	21	20	19	18	17	16	15	14	13	12	11	10	9	8	7	6	5	4	3	2	1	25	24

Leasing of Residences

     If a member is unable to use any of that member’s confirmed exclusive weeks, the member may notify the manager of the leasing opportunity for those periods. The manager is appointed as the exclusive leasing agent on behalf of and for the account of the members. The manager shall be responsible for the management and marketing of the residences leasing program. The member unable to use that member’s exclusive weeks will remain responsible for payment of operating contributions under the operating agreement, and will also be entitled to the gross proceeds attributable to the leasing of a residence during the member’s confirmed exclusive week, less any leasing expenses not included in general operation expenses for the residences. A member is not restricted from permitting that member’s unaccompanied guests to use a residence during a confirmed exclusive week under the operating agreement.

Internal Trades and External Exchanges

     Members may trade their confirmed exclusive weeks with other members. Trades should be arranged directly between members, with written notice provided to the manager. We may in the future endorse an external exchange program. Until we approve, by a majority vote of the membership interest units, a binding exchange agreement which provides acceptable terms to us and the members, the manager cannot honor or recognize the external exchanges made by members. A member is not restricted from permitting that member’s unaccompanied guests from using a residence during a confirmed exclusive week, even if the member has directly and informally received other accommodations from the guest in exchange.

No Carry Forward of Use Rights

     If for whatever reason a member, the member’s family, the member’s guests or unaccompanied guests do not use all of the exclusive weeks that the member is entitled to reserve or use in a particular residence calendar year, the unused time cannot be accumulated and carried forward for future use of the residences, and the member will remain responsible for complying with all of the provisions of the operating agreement, including the payment of all operating contributions and other amounts levied by the manager.

Reservation Rules or Procedures

     The procedures in the operating agreement may be supplemented with additional schedules, conditions, restrictions and limitations as are deemed necessary or desirable by the manager to implement the selection and use program in the operating agreement. The manager may from time to time, without the consent of the members or their creditors, adopt rules or procedures to implement the selection and use program, including one or more of the following features, provided that the rules do not reduce the use or occupancy rights available to members under the operating agreement:

•	Commencement dates of exclusive weeks, and check-in and check-out procedures, including procedures regarding the arrival of unaccompanied guests.

•	A schedule of fees attributable to the daily use and occupancy of the member, the member’s family and guests and unaccompanied guests, including:

•	housekeeping expenses,

•	incidental charges, such as long distance telephone charges, groceries or sundries,

•	extraordinary repairs, replacement costs or damage charges caused by the member, the member’s family or guests or unaccompanied guests, and

•	fees for optional third party services or products made available by us to members and guests at the Carriage House inn.

•	Terms and procedures for leasing or renting exclusive weeks unused by members or their unaccompanied guests.

•	Restrictions on use and occupancy of an exclusive week if a member is not current on operating contributions or is otherwise in violation of the provisions of the operating agreement.

•	Short term reservation system for otherwise unselected exclusive weeks or portions thereof, including a schedule of fees to be separately charged to members who use a portion of an exclusive week or who use an exclusive week on a short-term reservation basis, to cover the additional expenses of such use, including additional administrative and operational expenses.

•	Such other conditions, restrictions and limitations as the manager deems necessary under the circumstances to ensure a manageable and fair system.

Use of Other Sardy House Property

     Subject to continued compliance with the operating agreement including payment of operating contributions, members will have the following additional rights, privileges and benefits:

•	While staying in a residence, each member has nonexclusive rights to use those physical on-site amenities and services shared with guests of the Carriage House inn, such as the heated pool and sauna, the landscaped grounds and flower gardens, and the West End Room located in the Carriage House inn.

•	While staying in a residence, each member will have the private use of a Sardy House vehicle, subject to insurance and licensing restrictions, along with shared use of various other transportation devices, such as mountain bikes, as Sardy House may own from time to time.

•	Each member will be assigned at least two permanent storage spaces for personal items and a permanent safety deposit box in the vault of the Sardy House main residence.

•	Members may reserve rooms at the Carriage House inn at discounted rates set by the manager from time to time under annual budget assumptions.

     The members may institute additional rights, privileges or benefits upon a majority vote of the membership interest units, with respect to other Sardy House property or with respect to the construction or acquisition of other Sardy House property.

No Preemptive Rights

     No member has a preemptive right to acquire any units of membership interests or other interest in us.

Assessments for Required Additional Capital Contributions

     Members, including North and South Aspen, L.L.C. for as long as it continues to hold membership interests, will be required to contribute to us, in proportion to the number of units of membership interests they hold, an assessment for operating contributions to make up any projected or actual operating deficit and to provide reserves for repair or replacement of any of our property. An annual operating contribution amount, which we expect to assess on a quarterly basis, will be based on the operations budget annually prepared by the manager and delivered to the members. Operating contributions may also be requested in a month where our revenues or receipts are insufficient to cover operating expenses.

     Members may also be required to contribute to us, in proportion to the number of units of membership interests they hold, additional capital contributions which may be required to pay for expenses of any construction, reconstruction, structural repair or replacement of our property, as approved by the members by two-thirds vote of the membership interests, and to acquire any membership interests or other property that we have elected to acquire from a member or a member’s transferee as provided in the operating agreement.

     Members may be required to make additional contributions in accordance with notice given to them by the manager, but members will have at least 15 days following the date notice was given to make those contributions. Members may elect to obtain the funds for capital contributions from a third party lender upon a majority vote of the membership interests.

     Each assessment for capital contributions will be deemed to constitute an offer and sale of securities that will need to be either registered under a new registration statement or exempt from registration under the Securities Act of 1933.

Remedies

General Remedies

     If a member fails to make when due any additional capital contribution required under the operating agreement, including any required operating contribution, any of the other members, including the initial member North and South Aspen, L.L.C., may make the additional capital contribution of the defaulting member, which will be treated as a loan by the lending member or members to the defaulting member. The loan will be a demand loan and will bear interest at 18% per year compounded annually. The operating agreement provides that the defaulting member will grant to the lending member or members a security interest in the defaulting member’s membership interest.

     As long as a demand loan has not been repaid in full, the defaulting member will not be entitled to:

•	exclusive use of the residences,

•	enjoy any of the benefits or privileges of membership, or

•	vote the defaulting member’s units of membership interest on any matter.

In addition, as long as a demand loan remains unpaid, any distributions which would otherwise be made to the defaulting member will be made to the lending members toward payment of the demand loan, and those distributions will be applied first to accrued interest on the demand loan and then to principal. This distribution provision will apply to all distributions, including distributions of cash flow from operations of any of our property and distributions attributable to the leasing or operation of the residences during the defaulting member’s right to use the residences as provided in the operating agreement. Further, if there is any default we or a lending member may assert any other available remedy under the Uniform Commercial Code or other Colorado law.

Special Remedies

     In addition to all remedies provided to the manager in the operating agreement or in the management agreement, the manager will also have the following special remedies with respect to any member that fails to pay the operating contribution, the use fees or is otherwise in default under any provision of the operating agreement:

•	If any member fails to vacate a residence after the end of a confirmed exclusive week or otherwise uses or occupies or prevents another member from using or occupying a residence during a confirmed exclusive week, that member will be in default under the operating agreement and will be subject to immediate removal, eviction or ejection from the residence wrongfully occupied under applicable law. That member will be obligated to pay to the member entitled to use the residence during the wrongful occupancy, as liquidated damages for the wrongful use of the residence, a sum equal to 200% of the estimated expense of providing the arriving member with equivalent lodging and amenities, as determined by the manager in its sole discretion, for each day or portion thereof including the day of surrender during which the member wrongfully occupies a residence, plus all costs and expenses incurred, including attorney fees. Those amounts may be collected by the manager in the manner provided for in the operating agreement.

•	The manager may withhold use or possession of the member’s residence during any confirmed exclusive week, prohibit the member from making any selection under the selection system, and upon notice cancel any selection previously made by the member and rent any exclusive week to which the member is otherwise entitled.

Withdrawals and Interest

     No member has the right to:

•	withdraw a capital contribution,

•	receive any return or interest on any portion of a capital contribution except as otherwise provided in the operating agreement, or

•	withdraw or resign from us except by transfer of membership interests to another party under the terms and conditions of the operating agreement.

Advisory Committee

     Our operating agreement provides for an advisory committee to provide guidance to the manager. The advisory committee will be responsible for maintaining a business plan, including provisions for member services, residence amenities, improvements and furnishings, community relations, residence leasing and a marketing plan. The advisory committee will also be responsible for reviewing the operations budget proposed by the manager, and an affirmative two-thirds vote of the advisory committee members will be required to approve an operations budget. If a proposed budget is not approved, the budget last ratified by the members will continue in effect until the members ratify a subsequent operations budget approved by the advisory committee.

Election and Removal of Advisory Committee Members

     The advisory committee is to be composed of between 3 and 7 members. The first 3 members of the advisory committee are to be appointed by North and South Aspen, L.L.C., which plans to do so after the admission of the first new members. Thereafter, members of the advisory committee will be elected by the members.

     In the election of individuals to serve on the advisory committee, each member will have as many votes as there are committee members to be elected multiplied by the member’s number of units of membership interests. At each election of the committee members, the number of candidates equaling the number of committee members to be elected having the highest number of votes cast in favor of their election will be elected as committee members. Cumulative voting is not allowed. By a two-thirds vote of the membership interests the number of committee members may be increased to no more than seven members or decreased to not less than three members.

     An advisory committee member holds office for a term of not more than three years or until the committee member resigns or is removed. A committee member may be removed at any time and for any reason, with or without cause, by a majority vote of the membership interests.

Election and Removal of Managers

     Management of the day-to-day operations of our business is vested in the manager. The current manager is Block 66, LLC, which will serve as the manager until a successor has been elected by the members by majority vote of the membership interests. Until changed by the members as provided in the operating agreement, the number of managers is one. In the election of managers, each member will have as many votes as there are managers to be elected multiplied by the member’s number of units of membership interests. At each election of managers, the number of candidates equaling the number of managers to be elected having the highest number of votes cast in favor of their election will be elected as managers. Cumulative voting is not allowed. By two-thirds vote of the membership interests, the number of managers may be increased or decreased, but not decreased below one. We and Block 66, LLC have entered into a management agreement providing for an initial term until June 30, 2006.

     The manager will hold office for an indefinite term until the manager resigns or is removed and until a successor has been elected and qualified. A manager may be removed with cause by majority vote of the membership interests and may be removed without cause to the extent provided in the management agreement.

Preparation of Operations Budget by Manager

     The manager will prepare an operations budget by November 30 of each year. The operations budget will include the manager’s estimate of the total operating costs and revenues for the residences for our next fiscal year. The budget will also include an estimate of the rates and fees to be charged for use of the residences and will include descriptions of any significant contracts and contracts with any of our affiliates. The budget will be subject to approval by the advisory committee and ratification by the members at an annual meeting.

Conflicts of Interest — Limitation of Liability

     The operating agreement provides that the manager may engage in other business activities and is obligated to devote only as much of its time to our business as reasonably required in light of our business and objectives.

     The manager is not obligated to present any particular investment opportunity to us even if the opportunity is of a character which if presented to us could be taken by us, and the manager has the right to take for its own account, for the account of other business entities of which it is an owner, or to recommend to others any particular investment opportunity. The only investment opportunities that we would take if presented to us by the manager would be investment opportunities with respect to the Sardy House property. Our policy is that such investment opportunities of a material amount would be taken only if approved by the members, through the annual operating contribution budget ratification process or otherwise.

Meetings of Members and Voting

Meetings of Members

     The operating agreement provides that one regular meeting must be called annually by the manager to ratify the operations budget approved by the advisory committee. The operations budget can be ratified by a majority vote of the membership interests, whether or not a quorum is present at the meeting. If the proposed budget is rejected, the budget last ratified by the members will continue in effect until the members ratify a subsequent operations budget approved by the advisory committee. Otherwise, regular meetings of the members are not required. Meetings of the members may be called by the manager and must be called by the manager upon the request of members holding 10% or more of the membership interests.

Quorum and Voting Requirement

     Members holding a majority of the membership interests, represented in person or by proxy, will constitute a quorum at a meeting of the members. If a quorum exists at a meeting, action on a matter can be approved by majority vote of the membership interests present, unless a greater number of affirmative votes is required by law, our articles of organization or our operating agreement.

Powers of Members

     The powers of the members include the power to:

•	elect and remove managers and members of the advisory committee,

•	amend our articles of organization and operating agreement,

•	approve and make all final decisions regarding any expenditure or obligation by us which is not in furtherance of our purposes,

•	object to all decisions regarding our paying to a committee member or any member compensation for services rendered to us in the manner provided in the operating agreement, with compensation to be treated as expenses of us and not distributions to the recipient of any profit, loss or capital of us,

•	approve the sale, exchange or other disposition of all or substantially all of our assets or business other than in the ordinary course of business as provided in the operating agreement, or to terminate or cease all or any substantial portion of our business.

Other Business Pursuits of Members

     Subject to the delegation of duties to the manager in the operating agreement, no member may engage in any activity which pertains to the use, ownership or leasing of the residences or providing residence services. Otherwise, any member or any partner, member, owner, officer, director, employee, shareholder or other person holding a legal and beneficial interest in a member may engage in or possess an interest in other business ventures of every nature and description, and neither we nor any other member will have a right under the operating agreement in or to such independent ventures or to the income or gain derived from the ventures.

Transactions Between a Member and Us

     Except as otherwise provided by applicable law, any member may lend money to us, act as surety for us and transact other business with us and have the same rights and obligations when transacting business with us as a person or entity who is not a member or a manager. We will not make loans to officers, managers or members without approval of the advisory committee.

Limitation of Liability of Members and Manager

     Our operating agreement provides that no member or agent of us will be liable for the debts, liabilities or obligations of us. In addition, the operating agreement provides that a member or agent will have no liability to any other member or us when acting under the authority granted under our articles of organization or operating agreement except to the extent that the member’s or agent’s acts or omissions constituted willful misconduct or gross negligence. In connection with this provision, it should be noted that Section 14 of the Securities Act of 1933 provides that any provision binding any person acquiring a security to waive compliance with any provision of the Securities Act of 1933 or SEC rules thereunder is void. A member will be liable to us for any difference between the capital contribution actually paid in and the amount promised by the member as stated in the operating agreement, a subscription agreement or any writing signed by the member.

Transfers of Membership Interests

Requirements for Voluntary Transfer

     Subject to any restrictions on transferability required by law or contained in the operating agreement, a member may voluntarily transfer the member’s membership interest only under the following conditions:

•	The transfer is not in violation of any restrictions on transfer contained in any agreement to which we are a party.

•	If the transfer is for value, the right of first refusal discussed below has not been exercised. If the transfer is gratuitous, it is to:

•	a trust solely for the benefit of the member during the member’s life,

•	a corporation, partnership or limited liability company or other entity in which the transferring member holds a controlling interest, or

•	the spouse or lineal descendant of the member or the lineal descendant of either of the member’s parents,

provided that in each case the transferee (or the shareholders, partners or members of a corporate, partnership or limited liability company transferee) agrees in a writing filed with the manager that the transferee will make further transfers of its membership interest only in compliance with the provisions of the operating agreement.

•	The transferor and transferee file with us a duly executed and written instrument of transfer approved by the manager.

•	The transferor delivers to us, if required by the manager, an unqualified opinion of counsel in form and substance satisfactory to counsel designated by the manager that neither the transfer nor any offering in connection therewith violates any provision of any federal or state securities law.

•	The transferor and transferee execute, acknowledge and deliver any additional instruments as the manager deems necessary or desirable.

•	Counsel designated by the manager has determined that the transfer will not violate any provision of federal or state securities laws and will not result in material adverse consequences to us or any member due to the termination of our status as a partnership for tax purposes.

•	A fee is paid to us which is sufficient to cover all expenses connected with the transfer.

Involuntary Transfers

     Upon any involuntary transfer by a member of the member’s membership interest due to adjudication of reorganization, foreclosure, judicial sale, bankruptcy, receivership or insolvency, the trustee, creditor or receiver of the transferring member will succeed to the rights of the transferring member as an assignee as provided by Colorado law. The trustee, creditor or receiver must notify the manager of the involuntary transfer, the name of the member involuntarily transferring the membership interest, and the name and address of the transferee. We may request execution and acknowledgment of other instruments by the transferee, as the manager deems necessary and desirable, and may request payment of a transfer fee to cover all expenses connected with the transfer.

Effect of Transfer

     The transfer by a member of a membership interest will become effective on the first day of the month following either:

•	satisfaction of the conditions to transfer discussed above if the transfer was voluntary, or

•	the date of the transfer, if involuntary.

     A transferee will be entitled to the allocations and distributions for the membership interest only as of the effective date. A transfer of a membership interest will not entitle the assignee to become or exercise any of the rights of a member. Upon a valid transfer of a membership interest in compliance with the operating agreement, the transferee will become a member and will be entitled to exercise any of the rights of a member. A transfer of a membership interest will entitle the transferee to receive, to the extent transferred or assigned, only the distributions to which the transferor or assignor would be entitled. A member who voluntarily or involuntarily transfers all of the member’s membership interests will cease to be a member upon the date of the transfer.

     Right of First Refusal to Purchase Membership Interests to be Voluntarily Transferred

     A member proposing to transfer all or any interest in a membership interest for value may do so only under a bona fide written offer to purchase. If the selling member desires to sell a membership interest under a written offer to purchase, the member must give us and North and South Aspen, L.L.C. notice that contains a description of all of the material terms and conditions of the offer and a copy of the offer. This right of first refusal will have an initial term of three years and may be renewed for successive terms as determined by the members by a majority vote of the membership interests before the expiration of the term, as renewed. After written notice of an offer, North and South Aspen, L.L.C. will then have a period of 15 days to determine whether to purchase the selling member’s membership interest on the terms and conditions contained in the offer to purchase and to give notice to us and the selling member of North and South Aspen, L.L.C.’s election to do so. If North and South Aspen, L.L.C. elects to purchase the selling member’s membership interest, North and South Aspen, L.L.C. must complete the transaction as if it were the party making the purchase offer, but the closing does not need to occur earlier than 30 days following the date of North and South Aspen, L.L.C.’s notice to the selling member of North and South Aspen, L.L.C.’s election to purchase the selling member’s membership interest.

     If North and South Aspen, L.L.C. does not give timely notice of its election to purchase the selling member’s membership interest, we will then have a period of 15 days following the expiration of North and South Aspen, L.L.C.’s election period to determine whether we will elect to purchase the selling member’s membership interest under the terms and conditions contained in the offer to purchase and to give notice to the selling member of our election to do so. Our advisory committee, in its sole discretion, will make the decision for us upon a majority vote of the advisory committee. If we have insufficient funds to purchase the selling member’s membership interest, the other members will be required to make additional operating contributions to cover the purchase price. If we elect to purchase the selling member’s membership interest, we must complete the transaction as if we were the party making the purchase offer, but the closing does not need to occur earlier than 30 days following the date of our notice to the selling member of our election to purchase the selling member’s membership interest.

     If we do not give notice of the exercise of our right of first refusal within the 15-day notice period, the selling member will be free to transfer the membership interest, but only in accordance with the offer. The selling member cannot otherwise transfer a membership interest for value without complying with these provisions of the operating agreement. After the initial term of the right of first refusal, the right of first refusal will be held solely by us and not by North and South Aspen, L.L.C.

Option to Purchase Membership Interests Involuntarily Transferred

     During the period beginning on the date of an involuntary transfer and ending on the date 60 days following the date we were given notice of the involuntary transfer, we will have the option, exercisable in the discretion of our advisory committee by a majority vote of the advisory committee, to purchase the membership interests involuntarily transferred. Our option can be exercised by giving notice to the transferee within the option period.

     The purchase price for the membership interest will be equal to the membership interest’s liquidation value. The liquidation value of each membership interest will be the amount which would be distributed with respect to the membership interest upon a liquidation of us, taking into account our liabilities, determined as if our business and assets were valued at fair market value. If the parties cannot agree on the fair market value of our business and assets, it will be determined by appraisal as discussed below. You should note that any appraisal is simply an estimate of value and may not necessarily correspond to realizable value.

     If the option is exercised, the closing for the purchase and sale of the membership interest will take place at our offices on a date designated by us by notice to the transferee. The closing date must be within 90 days after the date of exercise of the option. At the closing, the transferee must execute instruments and documents as we may determine to be necessary or desirable to convey the transferee’s membership interest and we must deliver the purchase price. The purchase price must be paid 20% in collected funds at the closing and the balance by delivery of our promissory note amortizing the balance over five equal annual installments of principal and interest at the mid-term applicable federal rate. The promissory note will be secured by a perfected security interest in the transferred membership interest. If the value of us is to be determined by appraisal, each party must select within 30 days of the event triggering the purchase a disinterested appraiser who is qualified and experienced to appraise our business and assets. Both appraisers must determine a value and the final appraisal value will be equal to the average of the appraisals. However, if a party fails to timely designate an appraiser, the appraisal value will be determined by the single designated appraiser. The appraisal process will be conducted with reasonable diligence and any disputes concerning the valuation process must be submitted to binding arbitration in accordance with the rules of the American Arbitration Association.

Involuntary Purchase

     Because our membership interests represent not only an economic interest but also a right to use our property and the residences, the operating agreement provides that each member agrees to sell the member’s membership interests to us, including the exclusive right to the use and occupancy of the residences, when the members by a two-thirds vote of the membership interests have determined that the continued membership by that member is detrimental to the interests of the other members and us as a whole.

     The operating agreement expressly contemplates that the right reserved by us to purchase the membership interest of a member will be exercised only in rare and extraordinary cases such as abusive behavior of the member toward our staff, use of our facilities to commit criminal acts or the commission of criminal acts on our property and facilities, or repeated failure of the member to make when due any additional required capital contributions. Any three members may demand that a vote be taken among the members to cause us to purchase the membership interest of a member to be excluded by giving notice to the excluded member and all other members. The manager must call for the vote at a meeting or by action in lieu of a meeting to occur not less than 30 nor more than 60 days after the notice has been given.

     If the members vote to cause us to purchase the membership interest of the excluded member, we will then undertake to complete a valuation of the excluded member’s membership interest together with the excluded member’s rights to use the residences and other membership benefits. The purchase price for the membership interest will be equal to the initial capital contribution shown on the excluded member’s signature page to the operating agreement less any unpaid demand loan amounts from other members to pay for capital contributions for the excluded member.

     The closing of the purchase and sale of the excluded member’s membership interest will take place on a date designated by us within 120 days after the date that the members vote on or otherwise consent to the exclusion of the member. At the closing, the excluded member will be paid in cash for the purchase price for the membership interest. Each other member must contribute to us that member’s proportionate share of the total amount required to complete the purchase as an additional capital contribution under the operating agreement, following a notice from the manager. Upon acquisition by us of the membership interest, we will attempt to find a replacement member to acquire the membership interest. Proceeds received from the issuance of the membership interest will be used to repay any demand loans to the lending members and then be distributed to the members in proportion to the additional capital contributions they made to acquire the membership interest of the excluded member.

Consent for Substitution of Members

     The operating agreement provides that the members have consented to any substitution of one or more members under a transfer of membership interests made under the provisions of the operating agreement.

Amendments to Articles of Incorporation and Operating Agreement

Proposal of Amendments

     Amendments to our articles of organization and operating agreement may be proposed in writing by members owning at least 10% of the membership interests or by the manager. If requested by us, those proposing the amendment must submit with the proposal an opinion of counsel as to the legality and effect on the members within 10 days after the request. Copies of any proposed amendments will be sent to all the members.

Amendments by Members

     A proposed amendment must be voted on at a meeting of the members and will be approved by the members if approved by a two-thirds vote of the membership interests. Upon approval of any amendment, all members will be bound by the terms and provisions of the amendment.

Amendments by Manager

     Amendments to the operating agreement which, in the opinion of counsel to us, are necessary to maintain the status of us as a tax partnership under federal or state law or for other tax purposes may be made by the manager without the necessity of a vote of the members. In addition, the manager may amend the operating agreement to eliminate any obsolete provisions. The manager may from time to time restate the operating agreement by reflecting all amendments in a single document without the necessity of obtaining the consent of the members.

Distributions

     We were formed in February 2003 and have not paid any distributions to date. The construction loan agreement provides that we cannot pay distributions while that agreement is in effect without the consent of WestStar Bank. Our operating agreement provides that:

•	distributions are to be considered and made by the manager each year and are to be made to the extent of available cash after consideration of the needs of our business and provisions for adequate reserves as determined by the manager,

•	no distribution can be made in violation of law or if the distribution would cause us to be unable to pay our debts as they become due in the usual course of business or cause our total assets to be less than the sum of our liabilities,

•	a member will have no right to demand and receive any distribution from us in any form other than cash, but the manager may, subject to applicable limitations under the Colorado Limited Liability Company Act and the operating agreement, cause us to distribute some or all of our assets in kind, provided that no member may be compelled to accept a distribution of an asset in kind from us to the extent that the percentage of the asset distributed to the member exceeds a percentage of that asset which is equal to the percentage in which the member shares in distributions from us, and

•	a member may not receive a distribution from us to the extent that after giving effect to the distribution all of our liabilities, other than liabilities to members on account of their capital contributions, would exceed the fair value of our assets.

     We expect that once the construction loan is completely repaid from the minimum proceeds required from this offering any future distributions will be made on an annual basis to return to members any excess cash less reasonable reserves that we may generate from the members’ required operating contributions and from the operations of the Carriage House inn.

Governing Law

     The operating agreement is governed by and construed under the law of the State of Colorado.

MARKET FOR MEMBERSHIP INTERESTS AND RELATED MEMBER MATTERS

Market Information

     There is no public trading market for the membership interests, and we do not expect any trading market for the membership interests to develop.

•	are subject to outstanding options or warrants to purchase, or securities convertible into, our membership interests,

•	could be sold under Rule 144 under the Securities Act or that we have agreed to register under the Securities Act for sale by security holders, other than the securities being offered under this prospectus, or

•	are being or have been proposed to be publicly offered, the offering of which could have a material effect on the market price of the membership interests, other than the securities being offered under this prospectus.

Holder

     North and South Aspen, L.L.C. is currently the sole holder of our outstanding membership interests.

Resales of Membership Interests

     In addition to complying with the terms and conditions of our operating agreement for the transfer of membership interests, any resale of a membership interest must comply with securities laws applicable to resale transactions. A brief discussion of those laws is provided below. Since the determination of the applicable securities law requirements for a particular transaction depends on the underlying facts and circumstances of that transaction, we urge you to consult with securities counsel as to the specific federal and state securities law requirements concerning any proposed resale of a membership interest under the particular facts and circumstances of that transaction.

Federal Securities Law

     A resale of a membership interest will constitute an offer and sale of a security that will need to be either registered under a new registration statement or exempt from registration under the Securities Act of 1933. If a resale transaction is not registered, it is generally the responsibility of the seller to ensure that an exemption from registration is available.

     A person purchasing a membership interest under this prospectus will be acquiring a security in a public offering which is registered under the Securities Act of 1933, and thus the security should not be deemed to be a “restricted security,” as that term is defined by Rule 144 under the Securities Act of 1933. Unrestricted securities may generally be resold privately or publicly by persons who are not “affiliates” of us without federal registration pursuant to an exemption under Section 4(1) of the Securities Act of 1933, which provides that the registration requirements of the Securities Act of 1933 do not apply to transactions by any person other than the issuer of the security, an underwriter or a securities dealer. Persons who may be deemed to be “affiliates” of us generally include persons that may control us or may be controlled by us, and may include officers, managers and 10% or more owners of us. The term “underwriter” is defined under Section 2(a)(11) of the Securities Act of 1933 to mean any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking. As used in that definition, the term “issuer” includes, in addition to an issuer, any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

     This prospectus does not cover any resales of membership interests purchased under this prospectus, and no person is authorized to use this prospectus in connection with any such resale of a membership interest. If a resale transaction is exempt from registration under Section 4(1) of the Securities Act of 1933, there is no federal securities law requirement for the delivery of a prescribed disclosure document to the purchaser. However, any disclosures or statements made in connection with the resale of a security must not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

State Securities Laws

     State securities laws generally require that any offer or sale of a security subject to a particular state’s jurisdiction must be registered or qualified with that state unless an exemption from registration or qualification for that transaction is available. Many states have an isolated nonissuer transaction exemption and a small offering exemption based on a limited number of persons to which offers are made. The terms and conditions of such exemptions, including conditions related to the payment of any broker’s commissions, vary from state to state.

     The National Securities Market Improvement Act of 1996 provides that states cannot require registration of resale transactions that are exempt from federal registration under Section 4(1) of the Securities Act of 1933, as long as the issuer files SEC reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934. However, states may require informational notice filings and the payment of filing fees. We will be required to file SEC reports under Section 15(d) of the Securities Exchange Act of 1934 for the fiscal year within which the registration statement of which this prospectus is a part becomes effective. We do not currently intend to voluntarily file SEC reports under the Securities Exchange Act of 1934 after the end of the fiscal year within which the registration statement of which this prospectus is a part becomes effective.

Resales Through Securities Broker-Dealers

     Since the membership interests are securities, a resale of a membership interest cannot be effected through a real estate agent who is not also a registered securities broker-dealer. If a resale of a membership interest is effected through a registered securities broker-dealer who is a member of the National Association of Securities Dealers, Inc., in recommending to a customer the purchase or sale of the membership interest that member will be required to have reasonable grounds for believing that the recommendation is suitable for such customer based on the facts, if any, disclosed by such customer as to such customer’s other security holdings and as to such customer’s financial situation and needs. In addition, before executing a transaction recommended to a non-institutional customer, the NASD member must make reasonable efforts to obtain information concerning:

•	the customer’s financial status,

•	the customer’s tax status,

•	the customer’s investment objectives, and

•	such other information used or considered to be reasonable by such member or registered representative of such member in making recommendations to the customer.

MEMBERSHIP INTEREST OWNERSHIP OF CURRENT BENEFICIAL OWNERS

     The following table shows the beneficial ownership of our 25 outstanding membership interests as of October 28, 2003 by the sole record holder of the interests, each of our two executive officers who together control our manager, and our executive officers as a group.

	Amount and nature
	of beneficial
Name and address of beneficial owner	ownership	Percentage

Sole record holder North and South Aspen, L.L.C. 200 South Aspen Street Aspen, Colorado 81611	25	100%

Executive officers Frank S. Peters, President 200 South Aspen Street Aspen, Colorado 81611	11.31 (1)	45.23	%(1)

Daniel D. Delano, Secretary and Treasurer 200 South Aspen Street Aspen, Colorado 81611	5.38 (2)	21.535	%(2)

All executive officers as a group (2 persons)	16.69	66.765%

(1)	Frank S. Peters owns 43.53% and his spouse owns 1.7% of North and South Aspen, L.L.C. The total 45.23% beneficial ownership interest in our 25 membership interests held by North and South Aspen, L.L.C. represents approximately 11.31 interests, which cannot be fractionalized under our operating agreement. Mr. Peters also owns 50% of Block 66, LLC, our manager.

(2)	Daniel D. Delano owns 21.535% of North and South Aspen, L.L.C. The 21.535% beneficial ownership interest in our 25 membership interests held by North and South Aspen, L.L.C. represents approximately 5.38 interests, which cannot be fractionalized under our operating agreement. Mr. Delano’s parents own 6.7% and his ex-spouse owns 21.535% of North and South Aspen, L.L.C. Mr. Delano disclaims any beneficial ownership of our membership interests beneficially owned by his parents or his ex-spouse. Mr. Delano also owns 50% of Block 66, LLC, our manager.

     North and South Aspen, L.L.C. plans to offer and sell under this prospectus all 25 of the membership interests on a “best efforts, all or none” basis as to the minimum offering of 7 membership interests and on a “best efforts” basis as to additional membership interests up to the maximum offering of 25 membership interests. Depending on how many membership interests are sold in the offering, there may be a change in control of us. If the maximum offering is completed, North and South Aspen, L.L.C. will no longer own any membership interests and there will be a change in control of us.

MANAGEMENT

     Under our operating agreement, our current sole manager is Block 66, LLC, a Colorado limited liability company, which will serve as the manager until a successor has been elected by the members by majority vote of the membership interests. We and Block 66, LLC have entered into a management agreement for the management of the Sardy House. Such management functions include administering the exclusive week selection system for the members’ use of the residences, arranging for the purchase of supplies, rental of Carriage House Inn rooms, maintenance and insurance. Block 66, LLC does not currently own any properties and currently manages only the Sardy House. We expect that Block 66, LLC will manage the Sardy House on a full-time basis.

     Our operating agreement provides that the manager holds office for an indefinite term until the manager resigns or is removed and until a successor has been appointed. A manager may be removed with cause by majority vote of the membership interests and may be removed without cause to the extent provided in the management agreement.

     Block 66, LLC is controlled by Frank S. Peters and Daniel D. Delano, who are managers and members of Block 66, LLC. Mr. Peters and Mr. Delano also control North and South Aspen, L.L.C., which is our current sole member. Including its predecessor partnership, North and South Aspen, L.L.C. owned the Sardy House hotel from 1985 until it was contributed to us in March 2003.

     Frank S. Peters, age 55, is also our President. Daniel D. Delano, age 52, is also our Secretary/Treasurer. They both have over 20 years of experience in the hotel construction, development and management business in Aspen. They both managed the construction and development in 1983-1984 of the 19-room Hotel Lenado in Aspen, and the acquisition, construction and development of the Sardy House hotel whereby the Sardy House was converted from a private residence into a 20-room hotel with the Carriage House addition which opened in 1985. Since 1993, they both have been members and managers of North and South Aspen, L.L.C., which owned and managed the Sardy House hotel before it was transferred to us on March 21, 2003, and which continues to own and manage the Hotel Lenado. They also own together two real estate investment companies which hold mining claims in the Aspen area. Mr. Peters has lived in the Roaring Fork Valley since 1972. He is a past president and currently serves on the board of the Early Learning Center in Aspen. Mr. Delano has lived in the Aspen area since 1976. For the past 10 years, he has served on the executive committee of the Woody Creek Caucus.

     Mr. Peters and Mr. Delano plan to devote approximately 80% of their full working time to managing the Sardy House business through Block 66, LLC in 2003 and approximately 50% thereafter. For further information about Mr. Peters and Mr. Delano, see “Membership Interest Ownership of Current Beneficial Owners,” “Executive Compensation” and “Certain Relationships and Related Transactions.”

     Our operating agreement provides that each officer holds office until his or her successor has been appointed or until he or she resigns or is removed. Any officer may be removed by the manager with or without cause.

DESCRIPTION OF MANAGEMENT AGREEMENT

     We appointed Block 66, LLC on March 21, 2003 as our exclusive manager and agent to supervise, lease and operate the residences, the Carriage House inn and the other property owned by the Sardy House for a term ending June 30, 2006. The following section summarizes all material provisions of the management agreement that we entered into with Block 66, LLC. A copy of the management agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Marketing and promotion

     The manager is responsible for developing a marketing program for public lodging at the Carriage House inn and for leasing the residences to persons other than the members. The manager must also develop a business plan and submit that plan to our advisory committee for approval at least annually.

Financial Management and Budgets

     The manager will prepare all operating budgets, cash flow budgets and other financial projections and forecasts; and shall be responsible for the day-to-day financial affairs of the Sardy House. All budgets and projections will be submitted to the advisory committee.

     Specifically, the manager is to prepare an annual operations budget setting forth the projected costs associated with the operations of the Sardy House for our fiscal year and submit this operations budget to the advisory committee for its approval, then for ratification by the members each year. In the event a proposed operations budget is not approved, the budget last ratified by the members continues until such time as the members ratify a subsequent operations budget that was approved by the advisory committee.

     The manager may increase a budget to cover any expenditure that was unanticipated at the time of preparation if the expenditure is necessary to carry out manager’s services to us under the management agreement. Before making a increase in a budgeted expenditure over $10,000 for any capital expenditure line item or for any fixed cost (such as travel, budgeted payroll costs, advertising, marketing, repair and maintenance costs), the manager must first obtain the advisory committee’s written consent. The manager will notify the advisory committee of any actual and significant variance in the budgeted monthly income or expenses. Any variance that exceeds the monthly budgeted amount by 10% or more will be considered “significant.” On the other hand, the manager may reallocate amounts budgeted within one item in the budget to another budget item so long as the overall budget is not affected by the reallocation.

     Financial statements are to be prepared by accounting professionals and submitted to the advisory committee by the manager within 90 days after the close of our fiscal year.

     Members and their agents have the right to inspect the books and records of the manager related to the Sardy House with prior notice and during normal business hours.

General Management Duties

     Provided sufficient receipts, revenues and operating contributions are available, the manager is responsible for operating the Sardy House in a first-class manner, and for providing services that are customarily provided in a private residence club and lodge of comparable class at comparable charges and fees. The advisory committee is to be advised as to all material policy matters known to manager that affect the Sardy House.

     The manager may not make major policy changes not reflected in the budgets without the prior approval of the advisory committee nor change any rights or privileges of members or their guests to use the residences, unless such change is permitted under our operating agreement. Otherwise, the manager retains reasonable discretion in the day-to-day operating decisions relating to the operation and management of the Sardy House.

Specific Management Duties

     All employees serving the residences and the Carriage House inn shall be employees of the manager or its affiliates. We will not be liable to the manager or to others for any act or omission on the part of manager’s employees unless a member is guilty of gross negligence or willful misconduct.

     The manager has the responsibility to make or install all repairs and replacements to the Sardy House property, including the furnishings and equipment. But the manager may not make any changes to the exterior structure of the Sardy House nor any discretionary maintenance expenditure in excess of $10,000 without our prior written approval.

     A reservation system for the residences and the Carriage House inn, which permits members to reserve the residence consistent with the terms of our operating agreement and permits the public to reserve rooms at the Carriage House inn, shall be implemented and managed by the manager.

     Operating and reserve bank accounts in name of the Sardy House shall be established by the manager. We grant the manager sole control over such bank accounts and the funds deposited in them. The manager is authorized to withdraw and write checks on all Sardy House bank accounts; except that any check or withdrawal in excess of $50,000 must be co-signed by a member of the advisory committee.

     In the event of an emergency, the manager is authorized to take all steps and to make all expenditures necessary to repair and correct the emergency, even if the expenditure has not planned for in any budget, so long as our prior consent is obtained for emergency expenditures over $25,000.

Our General Responsibilities

     We are responsible for all necessary capital expenditures required for the Sardy House property. If a capital expenditure was not contemplated in an approved budget or if there are insufficient capital reserves or insufficient receipts or other revenues, we must fund the costs required for any repairs, maintenance and capital expenditures.

     Annually and within 15 days of written notice from the manager, which we expect to occur on a quarterly basis, we must pay amounts necessary to cover the operating costs and capital reserve requirements for the operating and maintenance of the Sardy House property. For any month in which the receipts, revenues or the proceeds of any approved borrowings are projected to be insufficient to cover operating costs, we shall also be required to fund the amount of the estimated deficiency within 15 days of notice from the manager.

Management Fees and Expenses

Management Fees

     The manager’s compensation includes three categories: a base operator fee of $3,750 per month, a combined incentive fee of 10% of all gross receipts plus an additional 10% on those gross receipts that exceed the projected income from Carriage House inn room rentals shown in the operations budget, and also a leasing fee calculated on the gross rental revenues received from leasing the residences to non-members. If the manager obtains an occupant for the residence, the manager is due 40% of the gross rental revenue and 30% of the gross rental revenue if the member obtains the occupant. Gross rental revenue excludes taxes and incidental charges. When a member elects, the member may identify a real estate agent to act as the member’s designated rental listing agent, and Block 66, LLC will pay that real estate agent a 15% commission when the renter is referred by the real estate agent, and a 5% commission when the renter comes from another source. The manager’s base operator fee begin November 1, 2003 and the other fees begin as receipts and revenues are generated.

Overhead Allocation

     Starting April 1, 2003, the manager is due a monthly fee of $1,000 for the portion of its office costs, and costs of office equipment and supplies allocated to managing the Sardy House.

Out-of-Pocket Expenses

     The manager will be reimbursed for all actual out-of-pocket costs incurred by the manager in the performance of its services under the management agreement, but not for those costs reimbursed as part of the manager’s overhead. Reimbursable costs include costs for travel related to Sardy House business, entertainment, costs of marketing and promotion (including applicable travel agent commissions) and other incidental expenses.

Manager’s Covenants and Representations

     Provided sufficient receipts, revenues and operating contributions are available, the manager agrees to maintain the Sardy House in a first-class condition in accordance with the standards established by us.

     The manager understands that all funds deposited in the general account, reserve account, payroll account and any other account established on our behalf will be used solely for the payment of operating expenses, management fees, and the other fees or charges specifically listed in the management agreement.

Indemnification

     The management agreement provides that manager, its agents and employees, shall not be liable to us for third party claims arising from an act or omission, even if in tort, by our agents or employees or by the agents or employees of the manager while during the performance of the management agreement. This limitation will not apply when liability arises from fraud, willful misconduct or gross negligence of the manager, its employees or agents. We must indemnify the manager, its agents and employees, against any such liability, loss, damage, cost or expense (including attorneys’ fees) by reason of any such act or omission which is covered by the preceding two sentences. With respect to claims against each other for an insured loss, each party waives and releases the other from liability for any act or omission, negligent, or tortious or otherwise, of any agent or employee of either party causing an insured loss, except this provision will not apply to claims for breach of the management agreement or any liability arising from any fraud, willful misconduct or gross negligence.

Termination

     The management agreement shall terminate prior to June 30, 2006 on the occurrence of (i) a default by the manager that is not cured within the time permitted once we send the manager a notice of termination for cause following an affirmative vote of the members holding a majority of the membership interests; (ii) a default by company that is not cured within the time permitted and the manager sends us a notice of termination for cause; or (iii) the written agreement of all parties to terminate the management agreement.

EXECUTIVE COMPENSATION

Executive Compensation

     Mr. Peters is our president and principal executive officer. Mr. Delano is our only other executive officer. Mr. Peters received $21,940 and Mr. Delano received $39,872 in guaranteed distribution payments from North and South Aspen, L.L.C. in 2002, which amounts included compensation related to the management of both the prior operations of the 20-room Sardy House hotel and the operations of the 19-room Hotel Lenado in Aspen.

     Block 66, LLC has entered into a management agreement with us for the management of the Sardy House property. Block 66, LLC receives a basic business management fee of $1,000 per month. During the current interior renovations construction of the Sardy House property, Block 66, LLC will act as the construction manager and charge us for the services of Mr. Peters and Mr. Delano at the rate of $75 per hour. After completion of the renovations, Block 66, LLC will receive, along with the basic business management fee of $1,000 per month, an additional $1,667 per month for management of the two residences and $2,083 monthly for management of the Carriage House Inn. Block 66, LLC will also receive a fee of 10% of the room and other guest charges of the Carriage House Inn and incentive fees of an additional 10% of any room and other guest charges above those projected in our annual operating budget. Block 66, LLC will be our exclusive rental agent for rental of the two residences when members choose to have their exclusive weeks in the residences marketed for rental. 40% of any gross rental revenue of the residences, excluding taxes and incidental charges, will be paid to Block 66, LLC, and Block 66, LLC will pay all housekeeping fees and commissions associated with the rental. When a member elects, the member may identify a real estate agent to act as the member’s designated rental listing agent, and Block 66, LLC will pay that real estate agent a 15% commission when the renter is referred by the real estate agent, and a 5% commission when the renter comes from another source. If the member refers the renter to Block 66, LLC, its fee will be reduced by 10% of the gross rental revenue, excluding taxes and incidental charges. We paid $100,200 in fees for construction planning to Block 66, LLC through June 30, 2003.

     So long as individuals who are the principals of our manager are also designated as our officers, such individuals shall not receive additional salary or compensation for their services as officers. Any other compensation to advisory committee members or to officers designated under any other circumstances shall be fixed as a specific item in our operations budget to be approved by the advisory committee and ratified by the members. We have not granted any equity options or equity appreciation rights, and we do not have any long-term incentive compensation plans. In addition, we do not have any employment agreements or change-in-control severance compensation arrangements.

Other Economic Benefits

     The 25 membership interests issued to North and South Aspen, L.L.C. in March 2003 are being offered under this prospectus by North and South Aspen, L.L.C. as a selling security holder for $750,000 per membership interest, or a total of $18,750,000. Such price may be increased by North and South Aspen, L.L.C. at any time after

December 19, 2003. North and South Aspen, L.L.C. as a selling security holder will receive any proceeds from sales of the membership interests offered under this prospectus, subject to an agreement to first apply the proceeds to full repayment of the indebtedness on the Sardy House property of up to $4.35 million under the current construction loan agreement on which both North and South Aspen, L.L.C. and we are obligated and the Sardy House property serves as collateral, and which also is personally guaranteed by Mr. Peters and Mr. Delano. The offering will be conducted on a “best efforts, all or none” basis as to the minimum offering of 7 membership interests to ensure complete repayment of the outstanding indebtedness on the Sardy House property and on a “best efforts” basis as to additional membership interests up to the maximum offering of 25 membership interests. As principals of North and South Aspen, L.L.C. and personal guarantors of indebtedness to be repaid from the proceeds of the offering, Mr. Peters and Mr. Delano will receive substantial economic benefits from the sale of membership interests in this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     North and South Aspen, L.L.C. is the sole owner of all 25 of our membership interests. North and South Aspen, L.L.C. is controlled by Frank S. Peters and Daniel D. Delano and it also owns and manages the 19-room Hotel Lenado in Aspen. Mr. Peters and Mr. Delano are both executive officers of us and also control Block 66, LLC, our current sole manager under our operating agreement.

     On March 21, 2003, we issued the 25 membership interests to North and South Aspen, L.L.C. in exchange for the transfer by North and South Aspen, L.L.C. to us of the Sardy House hotel property, which North and South Aspen, L.L.C. had held since 1985. In connection with this transaction, we received real estate and related properties with an appraised fair value of $7.7 million as of February 7, 2003, subject to liabilities with a fair value of approximately $2 million. For financial statement purposes, the property was recorded at North and South Aspen, L.L.C.’s original cost of approximately $3.1 million, less accumulated depreciation of approximately $1.4 million. The principle followed in determining the consideration exchanged for the Sardy House property was that the amount of Sardy House, LLC membership interests issued to North and South Aspen, L.L.C. would represent all of the Sardy House, LLC membership interests issued and outstanding so that the transaction would be solely a transfer of the Sardy House property from North and South Aspen, L.L.C. to an entity that would be a wholly owned subsidiary of North and South Aspen, L.L.C. and thus indirectly owned by all of the owners of North and South Aspen, L.L.C., and therefore there would be no change in any amount of value owned by the owners of North and South Aspen, L.L.C. after the transaction. The persons who determined this consideration were Frank S. Peters and Daniel D. Delano.

     The 25 membership interests are being offered under this prospectus by North and South Aspen, L.L.C. as a selling security holder for $750,000 per membership interest or a total of $18,750,000. Such price may be increased by North and South Aspen, L.L.C. at any time after December 19, 2003. North and South Aspen, L.L.C. as a selling security holder will receive any proceeds from sales of the membership interests offered under this prospectus, subject to an agreement to first apply the proceeds to full repayment of the indebtedness on the Sardy House property of up to $4.35 million on which both North and South Aspen, L.L.C. and we are obligated and the Sardy House property serves as collateral, and which also is personally guaranteed by Mr. Peters and Mr. Delano. The offering will be conducted on a “best efforts, all or none” basis as to the minimum offering of 7 membership interests to ensure complete repayment of the outstanding indebtedness on the Sardy House property and on a “best efforts” basis as to additional membership interests up to the maximum offering of 25 membership interests.

     If the minimum offering is completed but not all 25 membership interests are sold, North and South Aspen, L.L.C. as a continuing owner of membership interests will be responsible for its pro rata share of the required operating contributions for the membership interests that it continues to own. North and South Aspen, L.L.C. may endeavor to rent out its exclusive weeks in order to satisfy this obligation, but its obligation to pay the required operating contributions will not be subject to receiving any rental revenues for its exclusive weeks.

     North and South Aspen, L.L.C. has paid organizational and construction fees for us through June 30, 2003. As of June 30, 2003, we owed North and South Aspen, L.L.C. $109,604 for reimbursable expenses paid by North and South Aspen, L.L.C. for the benefit of us.

     Block 66, LLC has entered into a management agreement with us for the management of the Sardy House property. Block 66, LLC receives a basic business management fee of $1,000 per month. During the current interior renovations construction of the Sardy House property, Block 66, LLC will act as the construction manager and charge us for the services of Mr. Peters and Mr. Delano at the rate of $75 per hour. After completion of the renovations, Block 66, LLC will receive, along with the basic business management fee of $1,000 per month, an additional $1,667 per month for management of the main Sardy House residence and the Carriage House residence and $2,083 monthly for management of the Carriage House Inn. Block 66, LLC will also receive a fee of 10% of the room and other guest charges of the Carriage House Inn and incentive fees of an additional 10% of any room and other guest charges above those projected in our annual budget. Block 66, LLC will be our exclusive rental agent for rental of the residences when owner-members choose to have their exclusive weeks in the residences marketed for rental. 60% of any gross rental revenue of the residences, excluding taxes and incidental charges, will be paid to the owner-members and the remaining 40%, will be paid to Block 66, LLC, and Block 66, LLC will pay all housekeeping fees and commissions associated with the rental. When a member elects, the member may identify a real estate agent to act as the member’s designated rental listing agent, and Block 66, LLC will pay that real estate agent a 15% commission when the renter is referred by the real estate agent, and a 5% commission when the renter comes from another source. If the member refers the renter to Block 66, LLC, the member will be paid an additional 10% of the gross rental revenue, excluding taxes and incidental charges, and Block 66, LLC’s fee will be reduced accordingly. We paid $76,200 and $24,000 in fees for construction planning to Block 66, LLC for the three months ended June 30, 2003 and the year ended March 31, 2003, respectively. We expect that a total of approximately $190,000 in management and construction fees will be paid to Block 66, LLC in connection with the renovation project.

     North and South Aspen, L.L.C. will pay the expenses for the registration of the membership interests, which we estimate will be approximately $250,000, by making a capital contribution to us sufficient to pay for such expenses. North and South Aspen, L.L.C. has also agreed to pay certain additional marketing expenses related to the sale of the membership interests. As of June 30, 2003, we had advanced North and South Aspen, L.L.C. $161,473 related to registration and marketing expenses. North and South Aspen, L.L.C. intends to repay the advances and other expenses of the sale of the membership interests from the proceeds of the sales of the membership interests.

     We believe that the above transactions with affiliates were no less favorable to us than if they had been undertaken with unaffiliated third parties.

CONFLICTS OF INTEREST

     North and South Aspen, L.L.C. will receive the proceeds from sales of our membership interests in this offering, subject to an agreement to first apply the proceeds from the closing of the minimum offering amount to full repayment of the indebtedness on the Sardy House property of up to $4.35 million, plus accrued interest, on which both North and South Aspen, L.L.C. and Sardy House, LLC are obligated, the Sardy House property serves as collateral and which Frank S. Peters and Daniel D. Delano have each personally guaranteed. Accordingly, Mr. Peters and Mr. Delano will receive substantial economic benefits from the sale of membership interests in this offering, and there may be an increased incentive to obtain satisfaction of the minimum offering conditions to relieve their personal debt obligations.

     To the extent that any membership interests remain unsold in this offering, North and South Aspen, L.L.C. will continue to hold the unsold interests and corresponding pro rata rights and obligations with respect to those interests, including pro rata rights to any distributions and pro rata obligations to make required capital contributions. If North and South Aspen, L.L.C. determines to discontinue making required operating contributions for the remaining membership interests that it holds, the operating contributions required from other member-investors will increase.

     North and South Aspen, L.L.C. also owns the 19-room Hotel Lenado in Aspen which is located one block from the Sardy House. Accordingly, the Hotel Lenado will compete with the Carriage House Inn for lodging guests. In addition, Mr. Peters and Mr. Delano may in the future engage in other real estate ventures in the Aspen area, which may compete with the Carriage House Inn and/or the other features of the Sardy House.

     Block 66, LLC, is currently our manager and is compensated under a management agreement for a basic business management fee of $1,000 per month. During the current interior renovations construction of the Sardy House property, Block 66, LLC will act as the construction manager and charge us for the services of Mr. Peters and Mr. Delano at the rate of $75 per hour. After completion of the renovations, Block 66, LLC will receive, along with the basic business management fee of $1,000 per month, additional basic property management fees of $1,667 per month for management of the two residences and $2,083 per month for management of the Carriage House Inn. Block 66, LLC will also receive a fee of 10% of the room and other guest charges of the Carriage House Inn and incentive fees of an additional 10% of any room and other guest charges above those projected in our annual operating budget. Block 66, LLC will be our exclusive rental agent for rental of the two residences when members choose to have their exclusive weeks in the residences marketed for rental. 40% of any gross rental revenue of the residences, excluding taxes and incidental charges, will be paid to Block 66, LLC, and Block 66, LLC will pay all housekeeping fees and commissions associated with the rental. When a member elects, the member may identify a real estate agent to act as the member’s designated rental listing agent, and Block 66, LLC will pay that real estate agent a 15% commission when the renter is referred by the real estate agent, and a 5% commission when the renter comes from another source. If the member refers the renter to Block 66, LLC, its fee will be reduced by 10% of the gross rental revenue, excluding taxes and incidental charges.

     Although the timing of any exclusive week to be rented is the primary and generally unique profile factor which determines the general ability to rent out that week, with for example Christmas week being much easier to rent out than weeks in April, and we expect that inquiries from potential renters will involve specific designated desired rental weeks, without regard to who holds the underlying membership interest, it is possible that rentals of unused exclusive weeks associated with unsold membership interests retained by North and South Aspen, L.L.C. could have the effect of eliminating or diminishing a possible rental that may have been otherwise accomplished for an unused exclusive week associated with a membership interest held by an unaffiliated member.

     As a result of these transactions and relationships, conflicts of interest may exist between Mr. Peters and Mr. Delano and us. The Colorado Limited Liability Company Act requires that our manager must act in a manner it reasonably believes to be in the best interests of us. Our operating agreement requires that our manager and officers must at all times act in a manner they reasonably believe to be in the best interests of us and our members. Our operating agreement also provides that our manager and officers bear a fiduciary duty to us and our members, and requires our manager and officers to at all times act in accordance with that duty when carrying out their responsibilities under the operating agreement. We expect our manager and Mr. Peters and Mr. Delano to act in accordance with these requirements.

     In order to reduce conflicts of interest, North and South Aspen, L.L.C., Block 66, LLC , Mr. Peters, Mr. Delano and we have adopted the following policies and procedures:

•	We will not engage in any transaction with North and South Aspen, L.L.C., Block 66, LLC, Mr. Peters or Mr. Delano which has terms or conditions that are not at least as favorable to us and our members as those we could have obtained from unrelated third parties through arms’-length negotiations.

•	Block 66, LLC will list lodging rental opportunities at the Carriage House Inn and the Hotel Lenado with unaffiliated third parties, who will be paid rental commissions at the same rate for both hotels. In addition, the in-house reservationists for both hotels will be paid the same commission rate for both hotels.

•	Block 66, LLC will not encourage or solicit the rental of unused exclusive occupancy weeks associated with any unsold membership interests retained by North and South Aspen, L.L.C. in place of or to the detriment of requested rentals of designated exclusive weeks associated with membership interests held by affiliated members.

     However, conflicts of interest may not be resolved in our favor and we and our investors may not receive the same benefits or may incur additional costs or expenses than if the transactions were with unaffiliated parties. For example, the operations of the Hotel Lenado may adversely affect the operations of the Carriage House Inn, causing your required operating contributions to increase. In addition, although Mr. Peters and Mr. Delano do not have any current plans to engage in other Aspen lodging development projects, they may in the future become engaged in such projects, which may adversely affect the value of the Sardy House by increasing the supply of lodging in Aspen. Further, you may pay more for management fees through your operating contributions and more for rental agent fees than would be the case if such functions were carried out by unaffiliated parties.

COMPENSATION AND FEES TO AFFILIATES

Compensation from the Offering Stage

     The membership interests are being offered for resale by North and South Aspen, L.L.C. for $750,000 per membership interest, or a total of $18,750,000. This price may be changed by North and South Aspen, L.L.C. at any time after December 19, 2003. North and South Aspen, L.L.C. will receive any proceeds from sales of the interests, less the proceeds from the minimum offering to be applied to full repayment of the indebtedness on the Sardy House property of up to $4.35 million, plus accrued interest, on which both North and South Aspen, L.L.C. and Sardy House, LLC are obligated, the Sardy House property serves as collateral and which Mr. Peters and Mr. Delano have each personally guaranteed.

     North and South Aspen, L.L.C. intends to sell the membership interests through W.G. Nielsen & Co., who will receive commissions of 3.25% for each membership interest sold. W.G. Nielsen & Co. is not affiliated with us or any of our affiliates. North and South Aspen, L.L.C. also anticipates that it will pay unafilliated licensed real estate brokers that it engages referral fees of 3.5% of the gross proceeds from sales to investors to whom the real estate broker referred to us.

Compensation from the Developmental Stage

     Block 66, LLC receives a basic business management fee of $1,000 per month. During the current interior renovations construction of the Sardy House property, Block 66, LLC will act as the construction manager and charge us for the services of Mr. Peters and Mr. Delano at the rate of $75 per hour. We paid $76,200 and $24,000 in fees for construction planning to Block 66, LLC for the three months ended June 30, 2003 and the year ended March 31, 2003, respectively. We expect that a total of approximately $190,000 in management and construction fees will be paid to Block 66, LLC in connection with the renovation project.

Compensation from the Operational Stage

     Block 66, LLC receives a basic business management fee of $1,000 per month. After completion of the renovations, Block 66, LLC will receive, along with the basic business management fee of $1,000 per month, an additional $1,667 per month for management of the main Sardy House residence and the Carriage House residence and $2,083 monthly for management of the Carriage House Inn. Block 66, LLC will also receive a fee of 10% of the room and other guest charges of the Carriage House Inn and incentive fees of an additional 10% of any room and other guest charges above those projected in our annual budget. Block 66, LLC will be our exclusive rental agent for rental of the residences when owner-members choose to have their exclusive weeks in the residences marketed for rental. 60% of any gross rental revenue of the residences, excluding taxes and incidental charges, will be paid to the owner-members and the remaining 40%, will be paid to Block 66, LLC, and Block 66, LLC will pay all housekeeping fees and commissions associated with the rental. When a member elects, the member may identify a real estate agent to act as the member’s designated rental listing agent, and Block 66, LLC will pay that real estate agent a 15% commission when the renter is referred by the real estate agent, and a 5% commission when the renter comes from another source. If the member refers the renter to Block 66, LLC, the member will be paid an additional 10% of the gross rental revenue, excluding taxes and incidental charges, and Block 66, LLC’s fee will be reduced accordingly.

     Block 66, LLC will be reimbursed for all actual out-of-pocket costs incurred by it in the performance of its services under the management agreement, but not for those costs reimbursed as part of the manager’s overhead included in the business management fee. Reimbursable costs include costs for travel related to Sardy House business, entertainment, costs of marketing and promotion (including applicable travel agent commissions) and other incidental expenses.

Compensation from the Termination and Liquidation Stage

     The amounts of compensation that may be received by affiliates upon any termination or liquidation of us is not determinable at this time. Such amounts would depend on whether Block 66, LLC is still our manager at that time and is owed any management or other fees and whether North and South Aspen, L.L.C. still holds membership interests entitled to liquidation proceeds at that time.

Summary Table of Compensation and Fees to Affiliates

     The following table shows a summary of the above-described compensation and fees to affiliates:

Offering Stage:	Net proceeds to North and South Aspen, L.L.C.:

Per membership interest $699,375

Total minimum offering $4,895,625(1)

Total maximum offering $17,484,375(1)

(1) Before application of net proceeds to complete repayment of the construction loan debt of up to $4.35 million, plus accrued interest.

Developmental Stage:	Block 66, LLC to receive $1,000 per month and Mr. Peters and Mr. Delano to receive $75 per hour for an estimated total of $190,000.

Operational Stage:	Block 66, LLC to receive $4,750 per month plus 10% of the Carriage House Inn room and other guest charges and an additional 10% of any room and guest charges above budget. In addition, Block 66, LLC to receive up to 40% of gross rental revenues, excluding taxes and incidental charges, under exclusive arrangement for rental of the residences on behalf of the members. Further, Block 66, LLC will be reimbursed for out-of-pocket expenses.

Termination and Liquidation Stage:	Amounts not determinable at this time.

LEGAL PROCEEDINGS

     We are not currently a party to, and our property is not currently the subject of, any pending legal proceeding.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Summary and Authority

     The following discussion is a summary of the material United States federal income tax consequences relevant to purchasers and holders of our membership interests and is based upon the provisions of the Internal Revenue Code of 1986 (the “Code”), existing regulations thereunder (the “Regulations”), published rulings and court decisions. The Code and the Regulations are constantly subject to change, and the interpretations of the Code and the Regulations may be modified or affected at any time by Congress, the Department of the Treasury or judicial decision. You should note that any such change could be applied retroactively. Accordingly, there can be no assurance that, after any such change in authority, the statements made herein will remain valid for either the past or the future. The application of the various rules is complex and in certain cases, there is limited guidance on the proper treatment for tax purposes of the items of income and expense that will be allocated to you as a member of Sardy House, LLC.

     In the opinion of Ballard Spahr Andrews & Ingersoll, LLP for federal income tax purposes:

     1.     Sardy House, LLC will be regarded as a partnership for tax purposes.

     2.     Sardy House, LLC itself will not be subject to federal income taxation. The individual members must report their respective allocable shares of income and loss on their own personal tax returns.

     3.     A member’s initial tax basis will include money contributed plus the member’s share of LLC liabilities.

     4.     The activities of a member in connection with the business of Sardy House, LLC will generally be considered passive for purposes of the limitation on deductibility of passive activity losses. However, no item of income, deduction, gain or loss from Sardy House, LLC that is subject to the gross income limit of Section 280A of the Internal Revenue Code will be taken into account in determining a member’s passive activity loss.

     5.     The allocation of items of income, gain, loss, deduction and credit in accordance with provisions of Article 9 of the operating agreement should be respected by the Internal Revenue Service (“IRS”).

     The following discussion, and any other statements in this prospectus pertaining to federal income tax consequences of the ownership of membership interests, generally address only material consequences to a typical individual investor who is a citizen or resident of the United States. The consequences of such ownership to investors that have a special tax status under the Code may differ significantly from the ones described herein.

     The IRS may disagree with any or all of the matters described in this summary and may be upheld by a court. There is a possibility that the IRS will examine Sardy House, LLC’s activities and take positions adverse to Sardy House, LLC and its members. An IRS audit of Sardy House, LLC may also result in a complete audit of a member’s tax return.

     IT IS YOUR RESPONSIBILITY TO SATISFY YOURSELF AS TO THE SPECIFIC FEDERAL, AS WELL AS STATE AND LOCAL, TAX CONSEQUENCES OF PURCHASING MEMBERSHIP INTERESTS UNDER YOUR PARTICULAR CIRCUMSTANCES BY OBTAINING ADVICE FROM YOUR OWN TAX COUNSEL.

     This summary is based solely upon the information and representations set forth or referred to in this prospectus and in other documents referred to in this prospectus. This discussion is further based on the understanding of counsel that this information presents an accurate and complete description of the facts relevant to the opinions expressed. Counsel does not warrant or represent these facts and has not “audited” Sardy House, LLC to determine the accuracy and completeness of the relevant facts beyond what counsel considers to be an appropriate exercise of its due diligence.

     An investment in Sardy House, LLC is not intended to be a so-called “tax shelter.” The Manager does not anticipate that Sardy House, LLC will generate significant tax losses that an investor can use to offset income from other sources. Thus, a decision to invest in Sardy House, LLC should be based upon reasons other than the expectation of tax losses.

Sardy House, LLC Tax Status

     Sardy House, LLC will be regarded as a partnership for tax purposes and not as an association taxable as a corporation. Regulations, which became effective January 1, 1997, known as the “check-the-box regulations,”

provide that certain types of business entities can elect how they will be classified for federal income tax purposes and also provide for default classification in the absence of an election. The default classification for Sardy House, LLC is a “partnership.” Sardy House, LLC will make no other election under the regulations with regard to its classification.

Dual Activities of Sardy House, LLC

     Sardy House, LLC conducts a hotel business through the Carriage House Inn. The Carriage House Inn will function in all respects as a regular hotel or inn. By contrast, members of Sardy House, LLC will have separate rights to use the main Sardy House residence for two weeks per year as well as the Carriage House residence for an additional two weeks per year. The use of the main Sardy House residence and the Carriage House residence are subject to special rules which limit the deductions available for such activities. These rules affect all members even though some of the members may choose to rent the main Sardy House residence or the Carriage House residence during their allotted periods rather than make use of the facilities personally. See “Federal Tax Treatment of Vacation Homes.”

Taxable Income in Excess of Cash Flow

     Unless you receive income from the rental of the Sardy House residence and Carriage House residence during your allotted period of use, your allocable share of Sardy House, LLC’s taxable income is not, in the foreseeable future, expected to significantly exceed the cash, if any, distributed to you in one or more taxable years of Sardy House, LLC. Nevertheless, in a limited liability company taxable as a partnership, it is possible for there to be taxable income in excess of cash available for distribution. In that event, there can be no assurance that you would receive sufficient cash to pay your taxes attributable to your share of Sardy House, LLC income in any such year and you would have to pay such taxes from sources other than Sardy House, LLC. Likewise, the amount of gain you realize on the sale or other disposition of your membership interest and possibly the amount of taxes due as a result thereof, could exceed the amount of cash, if any, you obtain from the sale or other disposition of your membership interest.

Federal Income Taxation of the Sardy House, LLC and its Members

     Sardy House, LLC itself will not be subject to federal income taxation, but it will be required to file an annual partnership information return. Pursuant to the operating agreement, Sardy House, LLC will adopt a March 31 year end as its fiscal year for accounting and income tax purposes. It will select the accrual method of accounting to determine its profits or losses for federal income tax purposes.

     Each member will be required to take into account separately his distributive share of each item of Sardy House, LLC income, gain, loss or deduction in determining his own federal income tax liability. As discussed above, a member will be taxed on his allocable share of Sardy House, LLC income without regard to whether an equivalent amount of cash or other property is actually distributed to him in any taxable year. If Sardy House, LLC sustains a loss for tax purposes, each member will be entitled to deduct his distributive share of that loss, but only up to the amount of the least of (a) his adjusted basis in his Sardy House, LLC interest at the end of the taxable year in which the loss occurs, (b) the amount he is considered to have “at risk” in Sardy House, LLC at such time, and (c) the amount of his “passive income” in such year, to the extent his distributive share of Sardy House, LLC loss is treated as a “passive loss.” Deductions are also subject to certain additional limitations including disallowance of expenses in connection with vacation homes and activities not engaged in for profit as discussed below.

     1.     Basis. A member’s tax basis in his Sardy House, LLC membership interest generally includes (a) the amount of money he has paid for his membership interest in Sardy House, LLC and (b) his share of Sardy House, LLC liabilities, which are not expected to be material.

     A member’s tax basis will be increased by his allocable share of any Sardy House, LLC income and will be decreased (but not below zero) by cash distributed from Sardy House, LLC and by his allocable share of Sardy House, LLC losses. If a member is allocated losses in excess of his tax basis, such losses cannot be utilized until there is an increase in the tax basis. Each member’s basis in his Sardy House, LLC interest will initially be the same as the amount the member contributes to Sardy House, LLC (increased by such member’s share of Sardy House, LLC liabilities, if any). In addition, members are required to contribute additional capital whenever needed to defray expenses of construction, reconstruction, repair or replacement of the property and their proportionate share of the company’s actual operating deficit which is initially expected to be $19,500 per year payable quarterly.

     2.     Amount “At Risk.” The amount “at risk” with respect to a member is, in general, the sum of (a) the amount of cash contributed by the member; (b) amounts borrowed by Sardy House, LLC for which the member is personally liable; and (c) the member’s share of Sardy House, LLC’s “qualified nonrecourse financing.” A member’s at risk amount will be increased by his share of Sardy House, LLC income (including any gain from the sale of his membership interests) and decreased by his share of Sardy House, LLC losses and any distributions made to him. Sardy House, LLC does not currently anticipate borrowing any material amount. Therefore, a member’s initial at risk amount would not differ significantly from its tax basis if the operations of Sardy House, LLC were treated as a single activity. However, it is possible that the at-risk rules might be applied separately to each of the activities of Sardy House, LLC, in which case it would be necessary to determine separate at-risk amounts for each activity.

     3.     Passive Loss Limitation. Generally, losses from a “passive” activity are deductible only to the extent of income from that or other passive activities. The term passive activity includes any activity that involves the conduct of any trade or business in which the taxpayer does not “materially participate.” The IRS has issued temporary regulations dealing with the limitations on passive activity losses. Rental activities are generally treated as passive whether or not one materially participates. Even where an activity is not treated as passive per se, a member will be treated as materially participating only if the member devotes time and effort to the management of Sardy House, LLC that satisfies certain quantitative and qualitative tests for participation. Our operating agreement provides that our manager will manage the business and affairs of Sardy House, LLC, and we do not expect that members will devote a significant amount of time to our day-to-day business. Therefore, a member’s losses from Sardy House, LLC will be treated as passive activity losses unless the member qualifies for special treatment under the Code as a taxpayer principally engaged in the real estate business. Moreover, the passive activity loss rules do not take into account any item of income, deduction, gain or loss from Sardy House, LLC allocable to a trade or business use of property that is subject to the gross income limit of Section 280A of the Internal Revenue Code. See “Federal Tax Treatment of Vacation Homes.”

     Losses allocable to a member who does not materially participate will be classified as passive and as such will not be available to offset “active” income (e.g., salaries) or portfolio income (e.g., dividends, interest, royalties and gain from the sale of properties providing portfolio income). Losses that cannot currently be used are carried forward indefinitely and can be used to offset passive activity income realized in subsequent years. Additionally, a taxable disposition by a member of his entire interest in Sardy House, LLC will trigger the recognition of any prior unused losses attributable to Sardy House, LLC.

     Under certain circumstances, however, the temporary regulations require the recharacterization of otherwise passive income as income not from a passive activity. Under the temporary regulations, a member’s share of the gross income of Sardy House, LLC (other than rental income) could be so characterized if such member has “significantly participated” in an activity of Sardy House, LLC but has not “materially participated.” A member has significantly participated in an activity of Sardy House, LLC for a taxable year if and only if the member participates in the activity for more than 100 hours during the year. Work done as an investor is not counted unless the investor is directly involved in the day-to-day management or operations of the activity. A member’s share of Sardy House, LLC’s income attributable to the hotel operations will ordinarily be characterized as passive income except to the extent of that member’s share of Sardy House, LLC’s portfolio income. Income from rentals of the main Sardy House residence and the Carriage House residence should be subject to Section 280A and therefore not considered passive income. See “Federal Tax Treatment of Vacation Homes.”

Allocation of Sardy House, LLC Items of Income, Gain, Loss or Deduction

     Allocations of taxable income and loss are distinct from distributions of cash. Generally, allocations of items of taxable income and loss by the operating agreement will be respected if they have “substantial economic effect.” The allocation of Sardy House, LLC items is described more fully in Article 9 of the operating agreement. With the limited exceptions discussed below, each of the members will be allocated a proportionate share of the company’s income, gain, loss, deduction and tax credits. Furthermore, except as noted below, cash distributions to the members will be in proportion to their membership interests.

     If the allocations of income and loss fail the substantial economic effect test, they will be made among the members in accordance with their respective economic interests in Sardy House, LLC determined by taking into account all facts and circumstances. Allocations have economic effect if the operating agreement provides: (i) that members’ capital accounts are determined and maintained in accordance with specified rules set out in the Regulations, and any allocation to a member of income or loss is reflected as an increase or decrease, as the case may be, to his capital account; (ii) liquidation proceeds are distributed, in all cases, in accordance with positive capital account balances of the members; and (iii) any member with a deficit balance in his capital account following the liquidation of his interest in the company, after taking into account required capital account adjustments, is required to restore the amount of the deficit balance to the company. When the operating agreement does not require that a member restore a deficit balance in his capital account, allocations will nevertheless be valid if certain additional provisions are contained in the operating agreement and allocations do not generally cause or increase a deficit balance in a member’s capital account. Our operating agreement has been designed to comply with these requirements so that allocations to the members will have economic effect. Furthermore, the economic effect of the allocations should be “substantial” within the meaning of the Regulations because the allocations substantially reflect the economic arrangement among the members.

     Even if the allocations to the members do not meet the substantial economic effect test, the allocations are intended to reflect the members’ interests in Sardy House, LLC. Therefore, the allocation to members of items of income, gain, loss, deduction and tax credit in accordance with the provisions of Article 9 of the operating agreement should be respected by the IRS.

     Our operating agreement provides that each member who chooses not to make personal use of the main Sardy House residence or the Carriage House residence will be distributed the net proceeds from the rental of such properties occurring during their period of exclusive use of those properties. Rental proceeds will vary depending upon the time of year and the amount of advance notice we have to rent the property, and there is no assurance that any rental income can be realized. Furthermore, our operating agreement provides that net income equal to the amount distributable to the member will be allocated to the members. The net income allocated to you may include certain deductions that are disallowed for tax purposes under Section 280A and other provisions of the Code. Accordingly, if you rent your use of the Sardy House residence and Carriage House residence, you will have book income allocations approximately equal to the net proceeds you receive from such rental, but the amount of taxable income you are allocated may exceed the cash received.

Federal Tax Treatment of Vacation Homes

     Section 280A of the Code disallows certain deductions in connection with a dwelling unit that is used as a vacation home or other residence. These limitations apply whenever personal use exceeds the greater of fourteen days or 10% of the number of days during the year that the unit is rented at fair rental value. Sardy House, LLC will be treated as having used the main Sardy House residence and the Carriage House residence for personal purposes whenever any of the members or certain of their relatives personally use the main Sardy House residence or the Carriage House residence. Because one or more members of Sardy House, LLC are very likely to use the main Sardy House residence and the Carriage House residence for more than the specified number of days, the deduction limitations applicable to the main Sardy House residence and the Carriage House residence will apply to all members. The deductions (other than real estate taxes and interest) are limited to the rental income from the property and the limitation applies to the deductions in the following order:

     1.     Real estate taxes and interest on indebtedness (Sardy House, LLC does not anticipate incurring any significant indebtedness).

     2.     Operating expenses attributable to rental activities other than depreciation and similar items. Expenses not specifically allocable are allocated by multiplying the expenses by a fraction, the numerator of which is the number of days the property is rented at a fair rental and the denominator of which is the total days of use.

     3. Depreciation and similar items attributable to the period of time the property is rented.

     Taxes and interest for the year are apportioned equally to each day during the year. The amount of tax and interest allocated to days during which the property is rented are deducted from the gross rental income. Operating expenses attributable to rental activities may be deducted to the extent of the remaining rental income. If any remaining rental income exceeds operating expenses, depreciation attributable to rental activities may be taken to the extent of such excess. Allowable deductions that exceed the limit may be carried forward and applied against future income.

     Because Sardy House, LLC anticipates that most of the usage of the main Sardy House residence and the Carriage House residence will be by members for personal purposes, only a relatively small portion of the operating expenses and depreciation will be deductible.

     Section 183 – Activities Not Engaged in for Profit

     Section 183 of the Code provides that, in the case of an activity engaged in by an individual or an S corporation, certain deductions attributable to such activity will be limited to the gross income generated by such activity if the activity is not engaged in for profit. Losses disallowed under Section 183 are permanently denied, not suspended. The Regulations under Section 183 provide a three-tier system of permitted deductions up to a maximum of the gross income from the activity. The Regulations also provide rules for allocation of expenses to the specific tiers.

     The Regulations provide that all facts and circumstances are to be taken into account and no one factor or combination of factors is determinative of whether an activity is engaged in for profit. The Regulations list nine factors that will generally be considered, but caution that other factors may also be relevant. Because the presence or absence of a profit objective is in part a factual issue which depends upon the individual circumstances of each member, it is impossible to presently predict with accuracy whether a particular member will be able to establish that he has a profit objective with respect to his ownership of his membership interest. However, Section 183 does not apply to any deductions allocable to property subject to Section 280A. See “Federal Tax Treatment of Vacation Homes.”

     Section 183 creates a presumption in favor of the determination that the activity is engaged in for profit if a profit (without regard to operating loss carry forwards) is realized in three out of five consecutive years. To allow the presumption to work, a taxpayer is given an election to postpone the determination of whether the presumption applies until the end of the fourth taxable year following the taxable year in which he first purchased his membership interest. Income and deductions from property subject to Section 280A are taken into account in applying the three out of five-year presumption.

Sardy House, LLC Distributions

     A distribution by Sardy House, LLC to you will result in gain to you to the extent it exceeds your adjusted basis of your membership interest immediately before the distribution. Such gain will generally be treated as gain from the sale or exchange of membership interests, the tax consequences of which are described below. See “Sale or Other Disposition of Membership Interests.”

Sale or Other Disposition of Membership Interests

     There is a limited market for the membership interests in Sardy House, LLC. If you sell your membership interest, the gain or loss realized for federal income tax purposes by you will, in general, be equal to the difference between the adjusted basis in your membership interest and the amount realized on such sale. The amount realized on the sale includes your share of any Sardy House, LLC liabilities. Individuals may deduct losses on a sale only if they are incurred in a trade or business or incurred in a transaction entered into for profit. Losses on sales of assets are generally allowable to individuals only to the extent that they are incurred in a trade or business or in a transaction otherwise entered into for profit Accordingly, a loss on the sale or disposition of your membership interest in Sardy House, LLC will not be deductible if it is determined that you did not acquire such interest for the purpose of making a profit but rather to obtain personal use of the main Sardy House residence and the Carriage House residence.

     If Sardy House, LLC borrows significant funds (which is currently not anticipated), the amount of gain you realize on the sale or other disposition of your membership interest could exceed the amount of cash, if any, you receive from the sale or other disposition. It is also possible that the resulting taxes due could exceed the cash, if any, you receive and, in such a case, the payment of taxes would constitute an out of pocket expenditure to you.

Alternative Minimum Tax

     Section 55 of the Code imposes an alternative minimum tax on individuals which increases tax liability to the extent it exceeds a taxpayer’s regular income tax (less certain credits) for the year. The individual alternative minimum tax is equal to 26% (28% on alternative minimum taxable income over $175,000) of the excess of the taxpayer’s “alternative minimum taxable income” over the taxpayer’s “exemption amount.” The exemption amount is currently $58,000 for persons filing a joint return or for a surviving spouse, $40,250 for a single taxpayer who is not a surviving spouse, and $29,000 for a married taxpayer filing a separate return. The exemption amount is reduced by 25% of the alternative minimum taxable income in excess of $150,000 for spouses filing a joint return, $112,500 for a single taxpayer and $75,000 for a married taxpayer filing a separate return. (A married taxpayer filing a separate return also must increase alternative minimum taxable income by 25% of the amount by which it exceeds $191,000, up to an overall increase of $29,000.)

     The amount of the alternative minimum tax, if any, will depend on each member’s income, gain, deduction, loss, credit and tax preference from sources other than Sardy House, LLC and the interaction of these items with his share of Sardy House, LLC income, gain, loss, deduction, credit and tax preference. Prospective investors should consult with their own tax advisors as to the possible application of the alternative minimum tax as a result of an investment in Sardy House, LLC under their particular circumstances.

Section 754 Election

     When a membership interest is transferred in a sale or exchange, the transferee member will have an adjusted basis in the membership interest equal to its cost. The Code does not require the company to automatically adjust the tax basis of its property, being principally the Sardy House real estate, to reflect the change in the transferee member’s adjusted basis for his interest. However, Section 743 of the Code provides that upon a sale or exchange of a membership interest, optional adjustments may be made to the tax basis of our property only for purposes of determining the transferee member’s share of depreciation and gain or loss from us. To effect such adjustments, an election must be made by us under Section 754 of the Code. The general effect of such an election is that the transferee of the membership interest is treated, for purposes of depreciation and gain or loss, as though he had acquired a direct interest in our assets, and a new cost basis for such assets. Any such election once made, cannot be revoked without the consent of the IRS. Sardy House, LLC plans to file such an election.

Complete Liquidation

     In the event Sardy House, LLC is completely liquidated, gain will be recognized by a member upon receipt of a liquidating distribution only to the extent that any cash distributed exceeds the adjusted basis of his membership interests. Loss will generally not be recognized unless only money is distributed and the member’s basis in his membership interest exceeds the distribution of money to him. Any loss that is recognized will not be deductible if it is determined that you did not acquire such interest for the purpose of making a profit but rather to obtain personal use of the main Sardy House residence and the Carriage House residence

Accounting Method And Taxable Year

     We use the year ending March 31 as our taxable year and have adopted the accrual method of accounting for federal income tax purposes. You will be required to include in income your allocable share of membership income, gain, loss and deduction for our taxable year ending within or with your taxable year.

Initial Tax Basis, Depreciation And Amortization

     The tax basis of our various assets will be used for purposes of computing any allowable depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of such assets. Our assets initially have an aggregate tax basis equal to the consideration we initially paid for such assets (subject to adjustments for depreciation and capital expenses) or, with respect to assets we acquired upon our formation or by contribution, the tax basis of the assets in the possession of the contributor immediately prior to our formation. The tax basis of the assets will be subject to adjustment as provided in “Section 754 Election.”

     To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions in our early years. Property subsequently acquired or constructed by us may be depreciated using accelerated methods permitted by the Code.

     If we dispose of depreciable property by sale or otherwise, all or a portion of any gain, depending on and determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, if you have been allocated cost recovery or depreciation deductions with respect to our property, you will be required to recapture such deductions as ordinary income upon a sale of your membership interest. See “Allocation of Sardy House, LLC Items of Income, Gain, Loss and Deduction” and “Sale or Other Disposition of Membership Interests.”

Organizational and Syndication Costs

     Under Treasury Regulations, underwriting discounts and commissions are treated as non-deductible syndication costs. Although North and South Aspen, L.L.C. will bear all underwriting discounts and commissions in connection with the sale of membership interests offered under this prospectus, Sardy House, LLC may incur costs that are deemed to be attributable to the syndication of Sardy House, LLC. These costs must be capitalized and cannot be amortized or otherwise deducted. Sardy House, LLC is also expected to pay in 2003 approximately $35,000 in legal and accounting fees attributable to the organization of Sardy House, LLC which will be amortized over 60 months. The costs incurred in promoting the issuance of membership interests (i.e. syndication expenses) must be capitalized and cannot be deducted currently or amortized.

Sardy House, LLC Information Returns, Audits and Tax Treatment of Sardy House,
LLC Items

     Sardy House, LLC intends to furnish to each member, within 90 days after the close of each fiscal year, certain tax information, including a substitute Schedule K-1, which sets forth each member’s share of income, gain, loss and deduction for the company’s preceding taxable year. In preparing this information, the Sardy House, LLC will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine the member’s share of income, gain, loss and deduction.

     Under Sections 6221 through 6232 of the Code, the tax treatment of any company item will be determined at the company level in a company proceeding rather than in separate proceedings with the members.

     A determination by the IRS in proceedings at the company level is referred to as a final partnership administrative adjustment (FPAA). When an FPAA is made, the IRS must initially send notice to the “Tax Matters Partner” (TMP), which will be the manager of Sardy House, LLC. Generally, notice to the other members must be mailed within 60 days after the mailing of notice to the TMP.

     Under Section 6224, every member is entitled to participate in the administrative proceedings at the company level. If a settlement is reached with one or more members, it is binding on them. Any other member shall be entitled to settle on the same terms if he so requests. A member will not be bound by the TMP’s settlement agreement if the member files a statement, within a period to be prescribed by the Secretary of the Treasury, stating that the TMP does not have the authority to enter into a settlement on his behalf. In general, no member other than the TMP may bind any other member with respect to a settlement agreement.

     While the IRS will ordinarily be required to initiate proceedings against the company and not against the individual member, such requirement is waived with respect to any member whose treatment of an item on his individual return is inconsistent with the treatment of that item on the company return unless the member files a statement with the IRS identifying the inconsistency. In the absence of such a disclosure, the IRS may, without sending the taxpayer a deficiency notice, assess and collect the additional tax necessary to make the member’s treatment of the item consistent with the company’s treatment of the item.

Penalties and Interest

     The Revenue Reconciliation Act of 1989 consolidated the accuracy-related penalties (i.e., the negligence, substantial understatement and valuation overstatement penalties) into one penalty provision, Code Section 6662. Generally, the penalty is equal to 20% of the underpayment of tax attributable to any or all of the following: (1) negligence or disregard of any rule or regulation; (2) a substantial understatement of tax; or (3) a substantial valuation overstatement. Code Section 6664, however, provides that the 20% penalty is not applicable to a tax underpayment if there was reasonable cause for the underpayment and the taxpayer acted in good faith.

     Negligence includes any failure to make a reasonable attempt to comply with the provisions of the Code, and the term “disregard” includes any careless, reckless or intentional disregard of such provisions. A substantial understatement of tax exists if the understatement for the taxable year exceeds the greater of $5,000 ($10,000 for corporations other than S corporations and personal holding companies) or 10% of the tax required to be shown on the tax return. For purposes of determining whether all or a portion of a tax underpayment is attributable to a substantial understatement of tax, it is reduced by that portion attributable to the treatment of any item that is supported by substantial authority that the taxpayer reasonably believed was more likely than not the proper treatment. A substantial valuation overstatement exists if the value or adjusted basis of any property claimed on a tax return is 200% or more of the amount determined to be correct and the portion of the tax underpayment attributable thereto exceeds $5,000 ($10,000 for corporations other than S corporations and personal holding companies). If the valuation overstatement is 400% or more, the penalty is doubled to 40%.

     Interest on underpayments of tax is payable at the short-term Treasury bill rate plus 3%, and the interest rate on tax refunds is the short-term Treasury Bill rate plus 2%.

Tax Shelter Registration and Disclosure

     The Treasury Department recently issued regulations requiring taxpayers to attach to their tax returns for the year a statement in a prescribed form if a taxpayer has participated in a “reportable transaction.” Reportable transactions include certain specified transactions that have been determined to contain possible elements of tax abuse. The investment in Sardy House, LLC does not constitute a reportable transaction. In particular, the purchase by us of Sardy House and its use and operation do not constitute a “loss transaction,” which is one of the types of reportable transactions, because Sardy House, LLC is not expected to claim losses under Code Section 165 of $2 million or more in any single taxable year or $4 million in the year of the acquisition of Sardy House and the five succeeding taxable years.

     Furthermore, Sardy House, LLC is not a tax shelter within the meaning of Code Section 6111 because the aggregate amount of the deductions (and 350% of the credits, of which there are expected to be none) potentially available to an investor as of the close of any of the first five years after an investment in Sardy House, LLC is offered for sale is not expected to exceed twice the cost of an interest in Sardy House, LLC.

State and Local Tax Aspects

     Members, as a result of their ownership of membership interests, may be subject to state and local taxes. IT IS IMPORTANT FOR EACH MEMBER TO CONSULT HIS OWN TAX ADVISOR TO DETERMINE HIS POTENTIAL TAX LIABILITY FOR STATE AND LOCAL TAXES UNDER HIS PARTICULAR CIRCUMSTANCES.

SELLING SECURITY HOLDER

     We originally issued all 25 of the membership interests offered under this prospectus to North and South Aspen, L.L.C. in March 2003 in exchange for the contribution by North and South Aspen, L.L.C. of the Sardy House property to us. Before the contribution of the Sardy House property to us, North and South Aspen, L.L.C. had held the property for over 15 years.

     North and South Aspen, L.L.C. is currently our sole owner and member. It has been controlled and managed for over 15 years by Frank S. Peters and Daniel D. Delano, who are also our officers. Mr. Peters and Mr. Delano also own Block 66, LLC, which is our manager.

     North and South Aspen, L.L.C. plans to offer and sell under this prospectus all 25 of the membership interests on a “best efforts, all or none” basis as to the minimum offering of 7 membership interests and on a “best efforts” basis as to additional membership interests up to the maximum offering of 25 membership interests. If the maximum offering is completed, North and South Aspen, L.L.C. will no longer own any membership interests.

     We entered into a registration rights agreement with North and South Aspen, L.L.C. Under the terms of the registration rights agreement we have filed the registration statement of which this prospectus forms a part covering offers and sales by North and South Aspen, L.L.C. of the membership interests. We will use our reasonable best efforts to have the registration statement declared effective as promptly as practicable, and to use our reasonable best efforts to keep it effective until the earliest of:

•	two years after the effective date, or

•	the date when all 25 of the membership interests have been sold under the registration statement.

DESCRIPTION OF OFFERING AND PLAN OF DISTRIBUTION

Plan of Distribution

     The membership interests are being offered on a “best efforts, all or none” basis as to the minimum offering of 7 membership interests and on a “best efforts” basis as to additional units up to the maximum offering of 25 membership interests. An offering on a “best efforts” basis means that no one is obligated to purchase any membership interests in the offering or is otherwise guaranteeing that any minimum amount will be sold.

     If a minimum of 7 membership interests, which is the minimum number to ensure complete repayment of the outstanding indebtedness on the Sardy House property, are not sold by May 31, 2004, subject to extension in our sole discretion of up to an additional 30 days, the offering will be terminated and all money received will be returned to investors with interest within 5 business days. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account, with interest to be credited toward the final purchase price. Affiliates of us will not be allowed to purchase membership interests, and thus there will be no affiliate purchases counted toward the minimum offering level required to close escrow. No part of the offering will close until the interior renovations to convert the Sardy House for use as two private residences and a semi-private inn are completed. If the renovations are not completed by December 31, 2003, we anticipate giving prospective purchasers with funds deposited into escrow the opportunity to withdraw their funds.

     The membership interests are being offered for $750,000 per membership interest, or a total of $18,750,000. This price may be changed at any time after December 19, 2003. If the offering price is decreased it will be decreased for and benefit all purchasers, even those who may participate in closings that occur prior to a price decrease. If the offering price is increased it will be increased for all purchasers who have not as of that date executed subscription agreements and submitted subscription funds. The offering price may increased, and if it is increased later purchasers may pay more for a membership interest than earlier purchasers. Any change to the offering price made after the effective date of the registration statement of which this prospectus is a part will be reflected in a post-effective amendment to the registration statement with a revised prospectus that is distributed to all purchasers who purchased membership interests in the offering prior to the date of the change in the offering price as well as all subsequent purchasers, and the new price will be communicated to investors during the offering period by circulation of a revised prospectus as required by securities laws.

If the offering price is decreased, all proceeds received by us in connection with any closings that precede the date of a decrease in offering price and all proceeds held in escrow pending the occurrence of future closings will be returned to investors prior to the commencement of the new offering pursuant to a revised prospectus in a post-effective amendment to the registration statement of which this prospectus is a part. Any purchase price refunds due to prior purchasers in the event of a price decrease will be paid by North and South Aspen, L.L.C. from the net proceeds received by North and South Aspen, L.L.C. from prior closings, after repayment of the construction loan indebtedness, and from funds held in escrow for the respective purchasers and any other necessary financing arrangements, by check within 10 business days after the announcement of the price decrease. Any purchase price refunds will not include any interest on those funds apart from interest accrued during any period funds were held in escrow prior to closing. Since an increase in the offering price will not affect the purchase price for investors who purchased membership interests prior to the date of the price increase, proceeds received by us in connection with any closings that precede the date of an increase in offering price will not be returned to those preceding investors.

     We and North and South Aspen, L.L.C. are offering the membership interests through W. G. Nielsen & Co., a registered securities broker-dealer and a member of the National Association of Securities Dealers, Inc., which currently acts as financial advisor for us and North and South Aspen, L.L.C. W.G. Nielsen & Co. is a Denver-based investment banking firm that specializes in providing financial advisory and management services to middle market companies, and has represented clients in mergers and acquisitions, structured and leveraged financing transactions, private financing and private placements of equity. We and North and South Aspen, L.L.C. also plan to use licensed real estate brokers located in the Aspen area, who may identify prospective investors for us. W. G. Nielsen & Co. is not affiliated with Sardy House, LLC or North and South Aspen, L.L.C. or its principals. In addition, any real estate brokers that refer potential investors to us will not be affiliated with Sardy House, LLC or North and South Aspen, L.L.C. or its principals.

     We anticipate that the real estate brokers will identify prospective purchasers for us through reference to the real estate brokers’ informational records from pre-existing relationships with persons who have previously indicated to the real estate brokers an interest in purchasing real estate in the Aspen or comparable mountain resort areas. In addition, we plan to use our officers and some of our employees to assist W. G. Nielsen & Co. in furnishing copies of this prospectus to prospective investors who request a copy, responding to inquiries initiated by prospective investors and showing the Sardy House property to prospective investors, and performing ministerial functions. Each of our officers and employees who participate in the offering primarily performs substantial duties for us other than in connection with the offering and otherwise will meet the conditions for the nonexclusive safe harbor from securities broker registration for associated persons of an issuer of securities provided by SEC Rule 3a4-1 under the Securities Exchange Act of 1934.

     North and South Aspen, L.L.C. has agreed to pay W. G. Nielsen & Co. the following commissions and other compensation:

•	An advisory fee of $7,500 per month from May 2003 through October 2003.

•	Upon the closing of a sale of a membership interest, commissions of 3.25% for each membership interest sold.

     North and South Aspen, L.L.C. also anticipates that it will pay the real estate brokers referral fees of 3.5% of the gross proceeds from sales to investors to whom the real estate broker referred to us. Our officers and employees who participate in sales efforts will not receive any incentive compensation.

     In addition, we and North and South Aspen, L.L.C. have agreed to reimburse W. G. Nielsen & Co. for all out-of-pocket expenses incurred in connection with the offering in excess of $500 each month, except for fees and expenses of their counsel and NASD fees. The total expenses may not exceed $25,000.

     This offering is deemed to be a primary offering on our behalf, and North and South Aspen, L.L.C. is an underwriter under the Securities Act of 1933 in connection with this offering. Accordingly, for securities law purposes profits from the sale of the membership interests received by North and South Aspen, L.L.C. will be deemed to be underwriting discounts under the Securities Act, and North and South Aspen, L.L.C. will be subject to prospectus delivery requirements. In addition, North and South Aspen, L.L.C. is subject to statutory liabilities, including liability under Sections 11, 12 and 17 of the Securities Act.

     Under the registration rights agreement between us and North and South Aspen, L.L.C. for the registration of the membership interests, we have agreed to indemnify North and South Aspen, L.L.C. against specified liabilities, including liabilities arising under the Securities Act of 1933, to the extent permitted by law. In addition, we and North and South Aspen, L.L.C. have agreed with W. G. Nielsen & Co. that we and North and South Aspen, L.L.C. will indemnify W. G. Nielsen & Co. and its officers, directors, employees, representatives and agents against specified liabilities, including liabilities which may arise under the Securities Act of 1933, to the fullest extent permitted by law.

     No sales will be made to discretionary accounts without approval in advance by the prospective investor.

Subscription Procedures

     To purchase a membership interest you will be required to complete and execute a subscription agreement, the form of which will be provided with this prospectus. Any subscription for the purchase of a membership interest will be required to be accompanied by wire transfer or check for the purchase price of the membership interest payable to “Computershare Trust Company, Inc., as Escrow Agent for Sardy House, LLC.” Subscription proceeds will be held in an interest-bearing escrow account for the benefit of investors until the investors are admitted as members, with interest to be credited toward the final purchase price. We and W. G. Nielsen & Co. as our agent will transmit any checks received to the escrow agent by no later than noon of the next business day after receipt.

     Each subscription may be accepted or rejected by us in our sole discretion, and no sale of membership interests will be completed until at least five business days after the date on which the subscriber receives a copy of this prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of rejection, with interest. The subscription price for each membership interest will be payable in full upon the execution of the subscription agreement. A subscriber whose subscription is accepted will be sent a confirmation of the subscriber’s purchase and a certificate representing the membership interest or interests purchased. No membership interests will be sold unless subscriptions for at least 7 membership interests are received and accepted before the expiration or termination of the offering, and if subscriptions for fewer than 7 membership interests have been received and accepted by the expiration or termination of the offering, all funds received from subscribers will be refunded promptly with interest.

     W.G. Nielsen & Co. will have the responsibility to make reasonable efforts to determine that the purchase of a membership interest is suitable for an investor. In making this determination, W. G. Nielsen & Co. will rely on relevant information provided by the investor, including information about the investor’s investment objectives, investment experience, income, net worth, financial situation, other investments, and other relevant information. W. G. Nielsen & Co. will maintain records of the information used to determine that an investment in a membership interest is suitable for an investor.

     Subscribers will be admitted as members not later than the last day of the calendar month following the initial closing on the minimum of at least 7 membership interests, which is scheduled to occur in January 2004. Subsequent closings will occur at our discretion, and we currently intend to have subsequent closings by the last day of the month we receive and accept subscriptions for the purchase of additional membership interests after the initial closing.

Escrow Arrangements

     We and North and South Aspen, L.L.C. plan to enter into an escrow agreement with Computershare Trust Company Inc., which is not affiliated with us, as the escrow agent. The escrow agreement will provide that escrowed funds submitted by subscribers will be invested by the escrow agent in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. government, or other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934. Subscription funds will be released to North and South Aspen, L.L.C., subject to its obligation to completely repay the construction loan indebtedness, only upon the satisfaction of the minimum offering condition and upon admission of new members thereafter.

     The interest earned on subscription funds will be payable to those subscribers whose funds have been held in escrow by the escrow agent, and interest earned will be credited to the final purchase price of the membership interests or returned to subscribers if the minimum offering is not competed or the subscription is otherwise not accepted.

     North and South Aspen, L.L.C., not the subscribers, will pay all expenses of the escrow arrangements, whether or not all or any part of the offering is completed.

SUPPLEMENTAL SALES MATERIALS

     Our membership interests are being offered only through this prospectus. We may also use supplemental sales materials in connection with this offering which highlight the Sardy House property and its characteristics. We anticipate that the supplemental sales materials will include a “tombstone” advertisement and press release, and an introductory letter. The introductory letter will be used only when accompanied or preceded by the delivery of this prospectus.

     Except as described above, we have not authorized the use of other sales materials in connection with this offering other than sales materials to be used internally by broker-dealers. Although the information contained in the supplemental materials does not conflict with any of the information contained in this prospectus, the materials do not purport to be complete and should not be considered part of this prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

     We are a newly formed company which engaged Schumacher & Associates, Inc. in March 2003 as our initial independent certified public accountants. This engagement was approved by our manager. Except for this initial engagement, neither we nor our predecessor North and South Aspen, L.L.C. have had during the two most recent fiscal years and through the date of this prospectus any changes in accountants, and during that time neither we nor North and South Aspen, L.L.C. have had any disagreements with accountants on accounting and financial disclosure.

LEGAL MATTERS

     The validity of the securities offered hereby and certain United States federal income tax consequences with respect to the securities have been passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Denver, Colorado.

EXPERTS

     The financial statements of Sardy House, LLC as of March 31, 2003 and for the years ended March 31, 2003 and March 31, 2002 included in this prospectus have been audited by Schumacher & Associates, Inc., independent certified public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of that firm as experts in giving such report.

     The real estate appraisal information of Rocky Mountain Valuation Specialists LLC included in this prospectus is included in reliance upon the authority of that firm as experts in real estate appraisals.

WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we filed with the SEC with respect to the securities offered under this prospectus. This prospectus does not contain all the information that is in the registration statement. We omitted certain parts of the registration statement as allowed by the SEC. We refer you to the registration statement and its exhibits for further information about us and the securities offered under this prospectus.

     After the effective date of the registration statement of which this prospectus is a part, we will be required to file annual, quarterly and current reports with the SEC under Section 15(d) of the Securities Exchange Act of 1934 for the fiscal year within which the registration statement becomes effective. We do not currently intend to voluntarily file SEC reports under the Securities Exchange Act of 1934 after the end of the fiscal year within which the registration statement of which this prospectus is a part becomes effective. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 to obtain further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file documents with the SEC electronically. You also can find more information about us by visiting our web site at http://www.sardyhouse.com. Web site materials are not part of this prospectus.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains “forward-looking statements” within the meaning of securities laws, including forecasts and projections for a future period. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this prospectus, including the statements about our future operations, financial position, estimated revenues, projected costs, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “forecast,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that our plans, intentions, expectations, forecasts and projections reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, such plans, intentions, expectations, forecasts or projections may not be achieved since they are subject to risks which may cause our actual results to differ materially from results express or implied by the forward-looking statements. See “Risk Factors.” All forward-looking statements speak only as of the date on which they were made. Although we may from time to time voluntarily update or revise publicly our forward-looking statements, whether as a result of new information, future events or otherwise, we disclaim any commitment to do so except as required by securities laws. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Colorado Limited Liability Company Act provides that a Colorado limited liability company must indemnify every member and manager for personal liabilities reasonably incurred by that member or manager in the ordinary and proper conduct of the limited liability company’s business or for the preservation of the limited liability company’s business or property. In addition, a Colorado limited liability company may indemnify an employee or agent of the limited liability company who is not a manager to the same extent as a manager. Further, a Colorado limited liability company may indemnify an employee or agent of the limited liability company who is not a manager to a greater extent if consistent with law and if provided for in its articles of organization, its operating agreement or in a contract.

     Our operating agreement provides that we must indemnify any committee member or manager for any liability incurred in connection with our business, except where the underlying conduct by the committee member or manager is determined by a court to have been willful misconduct or recklessness. In addition, the registration rights agreement for the securities offered under this prospectus provide for the indemnification of managers, officers and persons controlling us for liabilities incurred in connection with this offering. Further, the engagement agreement and underwriting agreement with W. G. Nielsen & Co. provide for indemnification of managers, officers and persons controlling us against certain liabilities that may be incurred in connection with the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a manager, officer or persons controlling us in the successful defense of any action, suit or proceeding, is asserted by the manager, officer or controlling person in connection with the securities offered under this prospectus, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Advisory Committee Members
Sardy House, LLC
Aspen, Colorado

We have audited the accompanying balance sheet of Sardy House, LLC (A Development Stage Company) as of March 31, 2003, and the related statements of operations, member’s (deficit) and cash flows for the years ended March 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Sardy House, LLC as of March 31, 2003, and the results of its operations, changes in member’s (deficit) and cash flows for years ended March 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

/S/ SCHUMACHER & ASSOCIATES, INC

Schumacher & Associates, Inc. Certified Public Accountants 2525 Fifteenth Street, Suite 3H Denver, Colorado 80211

April 24, 2003

SARDY HOUSE, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

	as of	as of
	June 30, 2003	March 31, 2003
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash	$211	$—
Due From Related Party	161,473	4,000

TOTAL CURRENT ASSETS	161,684	4,000

PROPERTY & EQUIPMENT
Land	405,309	405,309
Buildings and Improvements	2,416,531	2,416,531
Furniture and Fixtures	288,405	288,405
Construction-in-Progress	524,369	51,767

	3,634,614	3,162,012
Less Accumulated Depreciation	(1,359,744)	(1,358,628)

NET PROPERTY & EQUIPMENT	2,274,870	1,803,384

OTHER ASSETS
Loan Fees net of accumulated amortization of $158	50,907	55,549

TOTAL ASSETS	$2,487,461	$1,862,933

LIABILITIES AND MEMBER’S DEFICIT
CURRENT LIABILITIES
Accounts Payable	$82,626	$19,617
Advance deposit	211	—
Due to Related Party	109,604	60,422
Accrued Expenses	—	402
Accrued Interest	14,825	1,220

TOTAL CURRENT LIABILITIES	207,266	81,661

LONG TERM LIABILITIES
Long Term Debt	2,656,379	2,091,795

TOTAL LIABILITIES	2,863,645	2,173,456

MEMBER’S (DEFICIT)	(376,184)	(310,523)

TOTAL LIABILITIES AND MEMBER’S (DEFICIT)	$2,487,461	$1,862,933

The accompanying notes are an integral part of the financial statements.

SARDY HOUSE, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002

	2003	2002
	(Unaudited)	(Unaudited)

OPERATING REVENUES
Room and Other Guest Charges	$4,254	$38,453

OPERATING EXPENSES
Salaries, Payroll Taxes and Benefits	7,636	62,234

Room Expenses
Commissions	127	2,032
Laundry and Linen	170	1,009
Guest Services	480	6,133

Total Room Expenses	777	9,174

Property Operating Costs
Repairs and Maintenance	371	15,210
Utilities	3,691	8,565

Total Property Operating Costs	4,062	23,774

General and Administrative Expenses
Advertising and Marketing	2,257	4,892
Credit Card Fees	67	1,512
Depreciation Expense	1,116	21,535
Insurance Expense	197	2,799
Professional Fees	254	2,420
Property Taxes	608	9,225
Telephone	441	2,292
Other	4,901	3,632

Total General and Administrative Expenses	9,841	48,307

NET (LOSS) FROM OPERATIONS	(18,062)	(105,036)

Other Income (Expense)
Other Income (Expense)	(364)	(43)
Amortization (Expense)	(309)	(639)
Interest (Expense)	(2,462)	(45,572)

Total Other Income (Expense)	(3,135)	(46,255)

NET (LOSS) FROM CONTINUING OPERATIONS	(21,197)	(151,291)

NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(44,464)	19,529

NET (LOSS)	$(65,661)	$(131,762)

MEMBERSHIP UNITS OUTSTANDING	25	25

NET (LOSS) PER UNIT	$(2,626)	$(5,270)

NET INCOME (LOSS) PER UNIT FROM DISCONTINUED OPERATIONS	$(1,779)	$781

NET (LOSS) PER UNIT FROM CONTINUING OPERATIONS	$(848)	$(6,052)

The accompanying notes are an integral part of the financial statements.

SARDY HOUSE, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 2003 AND 2002

	2003	2002

OPERATING REVENUES
Room and Other Guest Charges	$293,371	$327,548

OPERATING EXPENSES
Salaries, Payroll Taxes and Benefits	248,064	274,622

Room Expenses
Commissions	14,747	8,889
Laundry and Linen	4,981	6,376
Guest Services	23,880	33,525

Total Room Expenses	43,608	48,790

Property Operating Costs
Repairs and Maintenance	24,534	23,792
Utilities	41,319	46,776

Total Property Operating Costs	65,853	70,568

General and Administrative Expenses
Advertising and Marketing	13,576	19,829
Credit Card Fees	6,132	6,978
Depreciation Expense	83,669	86,250
Insurance Expense	11,068	10,062
Professional Fees	86,252	3,806
Property Taxes	36,856	36,451
Telephone	11,670	9,812
Other	10,628	20,720

Total General and Administrative Expenses	259,851	193,908

NET (LOSS) FROM OPERATIONS	(324,005)	(260,340)

Other Income (Expense)
Other Income (Expense)	685	311
Other Income (Expense) Related Party	4,000	—
Amortization (Expense)	(2,715)	(2,557)
Interest (Expense)	(151,606)	(159,759)

Total Other Income (Expense)	(149,636)	(162,005)

NET (LOSS) FROM CONTINUING OPERATIONS	(473,641)	(422,345)

NET INCOME FROM DISCONTINUED OPERATIONS	258,192	406,722

NET (LOSS)	$(215,449)	$(15,623)

MEMBERSHIP UNITS OUTSTANDING	25	25

NET (LOSS) PER UNIT	$(8,618)	$(625)

NET INCOME PER UNIT FROM DISCONTINUED OPERATIONS	$10,328	$16,269

NET (LOSS) PER UNIT FROM CONTINUING OPERATIONS	$(18,946)	$(16,894)

The accompanying notes are an integral part of the financial statements.

SARDY HOUSE, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF MEMBER’S (DEFICIT)
FOR THE YEARS ENDED MARCH 31, 2003 AND 2002
AND FOR THE THREE MONTHS ENDED
JUNE 30, 2003 (UNAUDITED)

MEMBER’S CAPITAL, April 1, 2001	$(607)
Net (Loss)	(15,623)
Distributions	(41,834)
MEMBER’S (DEFICIT), March 31, 2002	(58,064)

Net Loss	(215,449)
Distributions	(37,010)

MEMBER’S (DEFICIT), March 31, 2003	$(310,523)

Net (Loss) (unaudited)	(65,661)
MEMBER’S (DEFICIT), June 30, 2003
(unaudited)	$(376,184)

The accompanying notes are an integral part of the financial statements.

SARDY HOUSE, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002

	2003	2002
	(Unaudited)	(Unaudited)

Net (Loss)	$(65,661)	$(131,762)
Adjustments to Reconcile Net (Loss) to Net Cash
Used in Operating Activities:
Amortization	309	639
Depreciation	1,116	21,535
Decrease (Increase) in:
A/R	—	(34,386)
Due From Related Party	(157,473)	—
Prepaid Expenses	—	1,254
Inventory F&B	—	(502)
Increase (Decrease) in:
Due To Related Party	49,182	—
Accounts Payable	63,009	3,337
Sales Tax Payable	—	(6,561)
Advance Deposits	211	70,547
Accrued Expenses	(402)	(8,513)
Accrued Interest	13,605	878

Net Cash Provided By Operating Activities	(96,104)	(83,534)

Cash Flows From Investing Activities
Purchase of Property	(468,269)	—
Net Cash (Used By) Investing Activities	(468,269)	—

Cash Flows From Financing Activities
Proceeds of Long-Term Debt	564,584	—
Principal Payments	—	(5,171)
Cash Contributions- Member	—	2,720
Net Cash Provided By Financing Activities	564,584	(2,451)

Cash and Cash Equivalents:
Beginning of Period	—	126,097

End of Period	$211	$40,112

The accompanying notes are an integral part of the financial statements.

SARDY HOUSE, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2003 AND 2002

	2003	2002

Net (Loss)	$(215,449)	$(15,623)
Adjustments to Reconcile Net (Loss) to Net Cash
Used in Operating Activities:
Amortization	2,715	2,556
Depreciation	83,669	86,250
Loss on Abandonment of Assets	37,899	—
Decrease (Increase) in:
A/R	10,377	(3,479)
Due From Related Party	(4,000)	—
Prepaid Expenses	16,314	(6,772)
Other Current Assets	6,750	—
Inventory	44,488	7,407
Increase (Decrease) in:
Due To Related Party	60,422	—
Accounts Payable	(10,262)	3,154
Sales Tax Payable	(15,192)	(1,475)
Advance Deposits	(18,948)	1,320
Accrued Expenses	(27,746)	1,337
Accrued Interest	780	(449)

Net Cash Provided By Operating Activities	(28,183)	74,226

Cash Flows From Investing Activities
Purchase of Property	(51,767)	(10,864)
Net Cash (Used By) Investing Activities	(51,767)	(10,864)

Cash Flows From Financing Activities
Proceeds of Long-Term Debt	2,091,795	—
Payments for Debt Issue Costs	(55,707)	—
Principal Payments	(2,045,225)	(20,014)
Cash Distributions- Member	(37,010)	(41,834)
Net Cash Provided By Financing Activities	(46,147)	(61,848)

Cash and Cash Equivalents:
Beginning of Year	126,097	124,583

End of Year	$—	$126,097

The accompanying notes are an integral part of the financial statements.

SARDY HOUSE, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2003 AND 2002
AND THE THREE MONTHS ENDED
JUNE 30, 2003 (UNAUDITED) AND JUNE 30, 2002 (UNAUDITED)

1.	SUMMARY OF ACCOUNTING POLICIES

This summary of significant accounting policies of Sardy House, LLC (Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements. The company has selected March 31 as its year end.

DESCRIPTION OF BUSINESS

Sardy House, LLC is a Colorado limited liability company organized March 21, 2003 under the Colorado Limited Liability Company Act. The Limited Liability Company was formed to acquire and operate the Sardy Main House Residence, the Carriage House Residence and the Carriage House Inn formerly operated as the Sardy House Hotel. The Carriage House Inn will continue to operate as a hotel. Therefore the operating results from the Carriage House Inn have been reported as a continuing operation. The Sardy Main House Residence and the Carriage House Residence will be available for personal use by the Limited Liability Company members. Therefore the operating results from the Sardy Main House Residence and the Carriage House Residence have been reported as discontinued operations (See Note 8).

The Company owns and will operate the Sardy Main House Residence, the Carriage House Residence and the Carriage House Inn located in downtown Aspen, Colorado upon completion of the property renovation. The Company owns the 9,000 square foot Sardy Main House Residence and the 1,050 square foot Carriage House Residence as properties available for personal use by the Limited Liability Company members. The Company owns and will operate the 4,600 square foot eight room Carriage House Inn as a hotel. The company is a development stage company since the planned principal operations of the company have not yet commenced.

USE OF ESTIMATES IN PREPARATION OF THE FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment is stated at predecessor cost. Depreciation is computed using the straight-line method over the following useful lives:

Buildings, Improvements And Acquisition Fees	15 to 40 years
Furniture, Fixtures, And Equipment	5 to 7 years

Maintenance and repairs of property and equipment are charged to operations, and major improvements are capitalized. Upon retirement, sale, or other disposition of property and equipment, the costs and accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in operations.

INCOME TAXES

No provision for federal and state income taxes has been made in the financial statement since the Company’s profit and losses are reported on the individual member’s tax return. The Company is a one-member Limited Liability Company. The revenues and expenses of the Company are taxed on the member’s tax return. Upon entrance of the second member, the Company will be taxed as a partnership for federal and state income tax purposes. For income tax purposes the income tax basis of the property and equipment is $883,382 less than the carrying value in the financial statements.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company identifies and accounts for the impairment of long-lived assets in accordance with SFAS 144.

CONSTRUCTION-IN-PROGRESS

Construction period interest, real estate taxes and insurance costs are capitalized in construction-in-progress.

LOAN FEES

Loan fees represent a loan origination fee and certain other loan costs incurred when the Company refinanced its loan on the Company’s property and equipment for the renovation construction of its building. The loan fees are being amortized over the life of the loan.

INTERIM FINANCIAL STATEMENTS

The balance sheet as of June 30, 2003 and the statements of operations and statement of cash flows for the three month periods ended June 30, 2003 and 2002 and the statement of changes in members’ (deficit) for the three months ended June 30, 2003 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the financial position, results of operations, cash flows and changes in members’ (deficit) for all periods presented have been made.

2.	MEMBER UNITS ISSUED

On March 28, 2003 Sardy House, LLC issued 25 membership units to the initial member, North and South Aspen, LLC, in exchange for the Sardy Main House Residence, the Carriage House Residence and the Carriage House Inn formerly operated as the Sardy House Hotel (Sardy House Property). Sardy House, LLC is a wholly owned subsidiary of North and South Aspen, LLC. The contributed property is recorded at the contributing member’s original cost, net of accumulated depreciation and has been accounted for as a transfer/reorganization since there was no change in control of the real estate property.

3.	RELATED PARTY TRANSACTIONS

The Company is a wholly owned subsidiary of North and South Aspen, LLC.

North and South Aspen, LLC rented the Company’s property and equipment from March 28, 2003 through March 31, 2003 for $1,000 per day. The Company accrued $4,000 in rent in the period ending March 31, 2003. The Company has receivables of $4,000 as of March 31, 2003 for rents receivable from North and South Aspen, LLC.

North and South Aspen, LLC has agreed to pay certain marketing and professional expenses related to the registration and sale of the Sardy House, LLC units. As of June 30, 2003 Sardy House, LLC had advanced North and South Aspen, LLC $161,473 related to these expenses. North and South Aspen, LLC intends to repay the advances from the proceeds of the sales of the Sardy House, LLC units.

North and South Aspen, LLC paid certain organizational and construction fees for Sardy House, LLC during the period ended March 31, 2003. Sardy House, LLC owed North and South Aspen, LLC $60,422 and $109,604, as of March 31, 2003 and June 30, 2003, respectively, for reimbursable expenses paid by North and South Aspen, LLC for the benefit of Sardy House, LLC. North and South Aspen, LLC require expense reimbursements for construction and organizational expenses directly connected to the renovation of the Sardy House property and organizational costs directly connected with the organization of Sardy House, LLC. Certain reimbursable costs are based on management’s estimates of costs allocable to Sardy House, LLC.

Block 66, LLC, a company wholly owned by the controlling members of North and South Aspen, LLC, is the manager of Sardy House, LLC under the original Sardy House, LLC operating agreement. Block 66, LLC shall manage the Sardy House Property for an indefinite term until the Manager resigns or is removed and until a successor has been elected or qualified under the rules set forth in the Company’s operating agreement. The management agreement shall automatically terminate upon resignation or removal of the manager.

Block 66, LLC receives a basic business management fee of $1,000 monthly by agreement with Sardy House, LLC. After completion of construction, Block 66, LLC will receive additional basic property management fees of $1,667 monthly for management of the Residences and $2,083 monthly for management of the Carriage House Inn. Block 66, LLC will also receive a fee of 10% of the Room and Other Guest Charges of the Carriage House Inn and incentive fee of an additional 10% of any Room and Other Guest Charges above those projected in the annual budget. Block 66, LLC will be the exclusive rental agent for rental of the Residences when owner-members of the Company choose to have their Exclusive Weeks in the Residences marketed for rental. 60% of any gross rental revenue of the Residences shall be paid to the owner-members and the remaining 40%, less taxes and incidentals, shall be paid to Block 66, LLC. Block 66 will pay all housekeeping fees and commissions associated with the rental, including a 10% commission payable to the owner/member when the owner/member refers the rental. The Company paid $76,200 and $24,000 in fees for construction planning to Block 66, LLC for the three months ended June 30, 2003 and the year ended March 31, 2003, respectively. The $76,200 and $24,000, totaling $100,200 has been included in the financial statements as part of construction-in-progress.

4.	ADVERTISING

The Company expenses advertising production costs as they are incurred and advertising communication costs the first time the advertising takes place.

5.	LONG-TERM DEBT

Note Payable WestStar Bank, collateralized by the Company’s property and equipment, 18 monthly consecutive interest payments, beginning April 30, 2003 with interest calculated on the unpaid principal balances at a floating interest rate based on the WestStar Bank Base (currently 5.25%). Commencing October 30, 2004, 17 monthly fixed principal payments of $8,002 plus accrued interest. One interest and principal payment based on the current interest rates of $3,909,797 due on April 30, 2006. The minimum and maximum interest rate allowed under this loan is 7% and 21%, respectively. The loan is a construction loan, the proceeds of which will be used to finance the construction of the property as well as furnishings for the renovated property. The maximum principal loan amount under this agreement is $4,000,000. The Note Payable balance is $2,656,379 and $2,091,795 as of June 30, 2003 and March 31, 2003 respectively and it matures on April 30, 2006. The initial member, North and South Aspen, LLC will be required to list the Sardy House property and equipment for sale as a single-family residence or repay the loan in full if the initial member is unable to sell a sufficient amount of the membership units by March 2005.

6.	OPERATING AGREEMENT

Membership units are subject to specific provisions of an operating agreement which provides the rules and regulations regarding ownership of the units and use of the property, including required provisions for payment of operating costs of the entity and the property. Failure to follow the provisions of the operating agreement could result in significant penalties, including potential required forfeiture of rights of use of the property and potential required disposition of the membership unit.

7.	COMMITMENTS

The Company intends to lease two Land Rovers with a fair market value of $35,000 each and anticipated annual lease obligations of $16,800 beginning January 1, 2004.

8.	DISCONTINUED OPERATIONS

On April 7, 2003 the Company discontinued hotel operations in the Sardy Main House Residence and in the Carriage House Residence. Accordingly, the operations of the Sardy Main House Residence and the Carriage House Residence have been reported separately as discontinued operations in the accompanying financial statements. The Carriage House Inn will continue to operate as a hotel and has been accounted for as a continuing operation in the accompanying financial statements.

9.	SUBSEQUENT EVENTS

On August 22, 2003 the company executed a change in terms agreement for the Note Payable West Star Bank described in Note 5. The note remains collateralized by the Company’s property and equipment, with 14 monthly consecutive interest payments, beginning August 30, 2003 with interest calculated on the unpaid principal balances at a floating interest rate based on the WestStar Bank Base (at execution 5.00%). Commencing October 30, 2004, 18 monthly fixed principal payments of $8,702 plus accrued interest. The final interest and principal payment based on current interest rates of $4,218,641 due on April 30, 2006. The minimum and maximum interest rate allowed under this loan is 7% and 21%, respectively. The loan is a construction loan, the proceeds of which will be used to finance the construction of the property as well as furnishings for the renovated property. The maximum principal loan amount under this agreement is $4,350,000.

[INSIDE BACK COVER]

               [PHOTOGRAPH OF SARDY HOUSE DURING THE SUMMER]

               [PHOTOGRAPH OF SARDY HOUSE DURING THE ANNUAL CHRISTMAS TREE LIGHTING CEREMONY]

          We have not authorized any dealer, broker, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or solicit offers to buy any membership interests in any jurisdiction where it is unlawful. The information in this prospectus is current as of                     , 2003.

Sardy House, LLC

25 Assessable

Limited Liability Company
Membership Interests

PROSPECTUS

W.G. Nielsen & Co.

                    , 2003

Dealer Prospectus Delivery Obligation

          Until                     , 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In Prospectus

Item 24. Indemnification of Directors and Officers.

     The registrant is a Colorado limited liability company. Section 7-80-410 of the Colorado Limited Liability Company Act contains provisions for the indemnification and insurance of members, managers, employees or agents of a Colorado limited liability company against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

(1) A Colorado limited liability company must indemnify every member and manager in respect of payments made and personal liabilities reasonably incurred by that member or manager in the ordinary and proper conduct of the limited liability company’s business or for the preservation of the limited liability company’s property.

(2) A Colorado limited liability company may indemnify and advance expenses pursuant paragraph (1) above to an employee or agent of the limited liability company who is not a manager to the same extent as a manager.

(3) A Colorado limited liability company may indemnify and advance expenses to an employee or agent of the limited liability company who is not a manager to a greater extent if consistent with law and if provided for by its articles or organization, its operating agreement or in a contract.

(4) A Colorado limited liability company may purchase and maintain insurance on behalf of a person who is or was a manager, employee, fiduciary or agent of the limited liability company or who, while a manager, employee, fiduciary or agent of the limited liability company, is or was serving at the request of the limited liability company as manager, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic limited liability company or any corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the limited liability company would have the power to indemnify such person against such liability under the provisions of the Colorado Limited Liability Company Act. The registrant currently does not maintain any such insurance.

     The registrant’s limited liability company operating agreement contains provisions to the general effect that the registrant shall indemnify any person who is or was a committee member or manager of the registrant against liabilities which such person may incur in connection with the business of the registrant. In addition, the operating agreement provides that no committee member or manager shall be indemnified from any liability in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     A Registration Rights Agreement executed on April 30, 2003, to be effective as of March 20, 2003, between the registrant and North and South Aspen, L.L.C. (which is filed as an exhibit to this registration statement) provides that North and South Aspen, L.L.C. must indemnify and hold harmless the registrant and its managers, officers, agents, employees and any controlling person from and against any liability caused by any untrue statement of a material fact or any omission of a material fact in the information provided by North and South Aspen, L.L.C. for inclusion in this registration statement.

     An Engagement Agreement dated May 12, 2003 among W. G. Nielsen & Co., the registrant and North and South Aspen, L.L.C., as amended, and an Underwriting Agreement among W. G. Nielsen & Co., the registrant and North and South Aspen, L.L.C. (both of which agreements are filed as exhibits to this registration statement) provide for indemnification by W. G. Nielsen of the registrant and its managers, officers, agents, employees and any controlling person from and against certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

Item 25. Other Expenses of Issuance and Distribution.

     The following table sets forth an itemized statement of the expenses of the offering, other than underwriting discounts and commissions. All of the expenses will be borne by the selling security holder. All of the expenses listed below, except the SEC registration fee, represent estimates only.

SEC registration fee	$1,719
Transfer agent, trustee and depository fees and expenses	-0-
Printing fees and expenses	25,000
Accounting fees and expenses	50,000
Legal fees and expenses	165,000
Miscellaneous	8,281

Total	$250,000

Item 26. Recent Sales of Unregistered Securities.

     On March 21, 2003, Sardy House, LLC issued a total of 25 units of limited liability company membership interests that were not registered under the Securities Act of 1933 to North and South Aspen, L.L.C. in exchange for the transfer of the Sardy House hotel property to Sardy House, LLC. North and South Aspen, L.L.C. is controlled by Frank S. Peters and Daniel D. Delano. In connection with this transaction, Sardy House, LLC received real estate and related properties with an appraised fair value of $7.7 million as of February 7, 2003, subject to liabilities with a fair value of approximately $2 million. The units were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The facts relied upon to make the exemption from registration provided by Section 4(2) of the Securities Act of 1933 available were:

•	the fact that there was only one purchaser,

•	the sophistication or accreditation of the purchaser and its principals,

•	the purchaser’s access to material information about Sardy House, LLC,

•	the information furnished to the purchaser by Sardy House, LLC,

•	the absence of any general solicitation or advertising, and

•	restrictions on transfer of the securities issued to the purchaser as indicated by a legend on the certificates representing such securities.

Item 27. Exhibits.

     The following exhibits are furnished as part of this registration statement:

Exhibit
Number	Description

1.1	Engagement Agreement among W. G. Nielsen & Co., Sardy House, LLC and North and South Aspen, L.L.C. dated May 12, 2003 (filed as Exhibit 1.1 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

1.2	Amended Engagement Agreement among W. G. Nielsen & Co., Sardy House, LLC and North and South Aspen, L.L.C. executed on October 3, 2003 (filed as Exhibit 1.2 to the registrant's Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

Exhibit
Number	Description

1.3*	Form of Underwriting Agreement among W. G. Nielsen & Co., Sardy House, LLC and North and South Aspen, L.L.C.

1.4*	Amended Engagement Agreement among W.G. Nielson & Co., Sardy House, LLC and North and South Aspen, L.L.C. executed on October 15, 2003

3.1	Articles of Organization of Sardy House, LLC (filed as Exhibit 3.1 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

3.2	Operating Agreement of Sardy House, LLC dated as of March 21, 2003 (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

3.3	First Amendment to Limited Liability Company Operating Agreement of Sardy House, LLC executed on May 20, 2003 (filed as Exhibit 3.3 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

3.4	Second Amendment to Limited Liability Company Operating Agreement of Sardy House, LLC executed on July 15, 2003 (filed as Exhibit 3.4 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

3.5	Limited Liability Company Operating Agreement of Sardy House, LLC, as amended through July 15, 2003 (filed as Exhibit 3.5 to the registrant's Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

4.1	Form of Certificate for Units of Limited Liability Company Membership Interests (filed as Exhibit 4.1 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP (filed as Exhibit 5.1 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

8.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

10.1	Contract for the Purchase and Sale of Real Estate dated March 20, 2003 between Sardy House, LLC and North and South Aspen, L.L.C. (filed as Exhibit 10.1 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

10.2	Construction Loan Agreement dated March 28, 2003 among Sardy House, LLC, North and South Aspen, L.L.C. and WestStar Bank (filed as Exhibit 10.2 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

10.3	Construction Loan Agreement dated March 28, 2003 among Sardy House, LLC, North and South Aspen, L.L.C. and WestStar Bank, as amended on July 8, 2003 (filed as Exhibit 10.3 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

10.4	Promissory Note dated March 28, 2003 payable by North and South Aspen, L.L.C. and Sardy House, LLC to WestStar Bank (filed as Exhibit 10.3 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

Exhibit
Number	Description

10.5	Commercial Security Agreement dated March 28, 2003 among North and South Aspen, L.L.C., Sardy House, LLC and WestStar Bank (filed as Exhibit 10.4 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

10.6	Form of Commercial Guaranty executed on March 28, 2003 by Frank S. Peters and Daniel D. Delano in favor of WestStar Bank (filed as Exhibit 10.5 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

10.7	Registration Rights Agreement executed on April 30, 2003, to be effective as of March 20 2003 between Sardy House, LLC and North and South Aspen, L.L.C. (filed as Exhibit 10.6 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

10.8	Construction Management Agreement dated April 11, 2003 between Sardy House, LLC and Block 66, LLC (filed as Exhibit 10.8 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

10.9	Management Agreement dated as of March 21, 2003 between Sardy House, LLC and Block 66, LLC (filed as Exhibit 10.9 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

10.10	First Amendment to Management Agreement between Sardy House, LLC and Block 66, LLC executed on October 1, 2003 (filed as Exhibit 10.10 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

10.11	Change in Terms Agreement dated August 22, 2003 among Sardy House, LLC, North and South Aspen, L.L.C. and WestStar Bank (filed as Exhibit 10.11 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

10.12	Business Loan Agreement dated August 22, 2003 among Sardy House, LLC, North and South Aspen, L.L.C. and WestStar Bank (filed as Exhibit 10.12 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

10.13*	Form of Subscription Agreement

10.14	Form of Client Registration and Finder’s Fee Agreement (filed as Exhibit 10.14 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

10.15*	Form of Escrow Agreement among Sardy House, LLC, North and South Aspen, L.L.C., W. G. Nielsen & Company and Computershare Trust Company, Inc.

23.1*	Consent of Schumacher & Associates, Inc., Independent Public Accountants

23.2	Consent of Rocky Mountain Valuation Specialists LLC, Real Estate Appraisers (filed as Exhibit 23.2 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

23.3	Consents of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinions filed as Exhibits 5.1 and 8.1)

24.1	Power of Attorney (filed as Exhibit 24.1 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

99.1	Summary Appraisal Report by Rocky Mountain Valuation Specialists LLC dated March 5, 2003 (filed as Exhibit 99.1 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

*	Filed herewith.

Item 28. Undertakings.

     (a)  Rule 415 offering. The undersigned registrant hereby undertakes:

               (1)   To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and/or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)   Warrants and rights offerings. Not applicable.

     (c)   Competitive bids. Not applicable.

     (d)   Equity offerings of nonreporting small business issuers. The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (e)   Request for acceleration of effective date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f)   Reliance on Rule 430A under the Securities Act. The small business issuer will:

               (1)   For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (§§ 230.424(b)(1), (4) or 230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

               (2)   For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (g)   The registrant undertakes to send to each member at least on an annual basis a detailed statement of any transactions with the manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (h)   The registrant undertakes to provide to the members the financial statements required by Form 10-KSB for the first full fiscal year of operations of the limited liability company.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Aspen, State of Colorado, on October 28, 2003.

SARDY HOUSE, LLC

By: BLOCK 66, LLC, its Manager

By: /s/ Daniel D. Delano
Daniel D. Delano, Manager

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

*	President (principal executive officer)	October 28, 2003
Frank S. Peters

/s/ Daniel D. Delano	Secretary and Treasurer (principal	October 28, 2003
financial and accounting officer)
Daniel D. Delano

BLOCK 66, LLC

By: /s/ Daniel D. Delano
	Manager	October 28, 2003
Daniel D. Delano, Manager

* By: /s/ Daniel D. Delano

Daniel D. Delano
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Engagement Agreement among W. G. Nielsen & Co., Sardy House, LLC and North and South Aspen, L.L.C. dated May 12, 2003 (filed as Exhibit 1.1 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

1.2	Amended Engagement Agreement among W. G. Nielsen & Co., Sardy House, LLC and North and South Aspen, L.L.C. executed on October 3, 2003 (filed as Exhibit 1.2 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

1.3*	Form of Underwriting Agreement among W. G. Nielsen & Co., Sardy House, LLC and North and South Aspen, L.L.C.

1.4*	Amended Engagement Agreement among W. G. Nielsen & Co., Sardy House, LLC and North and South Aspen, L.L.C. executed on October 15, 2003

3.1	Articles of Organization of Sardy House, LLC (filed as Exhibit 3.1 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

3.2	Operating Agreement of Sardy House, LLC dated as of March 21, 2003 (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

3.3	First Amendment to Limited Liability Company Operating Agreement of Sardy House, LLC executed on May 20, 2003 (filed as Exhibit 3.3 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

3.4	Second Amendment to Limited Liability Company Operating Agreement of Sardy House, LLC executed on July 15, 2003 (filed as Exhibit 3.4 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

3.5	Limited Liability Company Operating Agreement of Sardy House, LLC, as amended through July 15, 2003 (filed as Exhibit 3.5 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

4.1	Form of Certificate for Units of Limited Liability Company Membership Interests (filed as Exhibit 4.1 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP (filed as Exhibit 5.1 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

8.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

10.1	Contract for the Purchase and Sale of Real Estate dated March 20, 2003 between Sardy House, LLC and North and South Aspen, L.L.C. (filed as Exhibit 10.1 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

10.2	Construction Loan Agreement dated March 28, 2003 among Sardy House, LLC, North and South Aspen, L.L.C. and WestStar Bank (filed as Exhibit 10.2 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

Exhibit
Number	Description

10.3	Construction Loan Agreement dated March 28, 2003 among Sardy House, LLC, North and South Aspen, L.L.C. and WestStar Bank, as amended on July 8, 2003 (filed as Exhibit 10.3 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

10.4	Promissory Note dated March 28, 2003 payable by North and South Aspen, L.L.C. and Sardy House, LLC to WestStar Bank (filed as Exhibit 10.3 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

10.5	Commercial Security Agreement dated March 28, 2003 among North and South Aspen, L.L.C., Sardy House, LLC and WestStar Bank (filed as Exhibit 10.4 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

10.6	Form of Commercial Guaranty executed March 28, 2003 by Frank S. Peters and Daniel D. Delano in favor of WestStar Bank (filed as Exhibit 10.5 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

10.7	Registration Rights Agreement executed on April 30, 2003, to be effective as of March 20 2003 between Sardy House, LLC and North and South Aspen, L.L.C. (filed as Exhibit 10.6 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

10.8	Construction Management Agreement dated April 11, 2003 between Sardy House, LLC and Block 66, LLC (filed as Exhibit 10.8 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

10.9	Management Agreement dated as of March 21, 2003 between Sardy House, LLC and Block 66, LLC (filed as Exhibit 10.9 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

10.10	First Amendment to Management Agreement between Sardy House, LLC and Block 66, LLC executed on October 1, 2003 (filed as Exhibit 10.10 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

10.11	Change in Terms Agreement dated August 22, 2003 among Sardy House, LLC, North and South Aspen, L.L.C. and WestStar Bank (filed as Exhibit 10.11 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

10.12	Business Loan Agreement dated August 22, 2003 among Sardy House, LLC, North and South Aspen, L.L.C. and WestStar Bank (filed as Exhibit 10.12 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

10.13*	Form of Subscription Agreement

10.14	Form of Client Registration and Finder’s Fee Agreement (filed as Exhibit 10.14 to the registrant’s Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-105521) filed on October 6, 2003 and incorporated herein by reference)

10.15*	Form of Escrow Agreement among Sardy House, LLC, North and South Aspen, L.L.C., W. G. Nielsen & Company and Computershare Trust Company, Inc.

23.1*	Consent of Schumacher & Associates, Inc., Independent Public Accountants

23.2	Consent of Rocky Mountain Valuation Specialists LLC, Real Estate Appraisers (filed as Exhibit 23.2 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

23.3	Consents of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinions filed as Exhibits 5.1 and 8.1)

Exhibit
Number	Description

24.1	Power of Attorney (filed as Exhibit 24.1 to the registrant’s Registration Statement on Form S-11 (Registration No. 333-105521) filed on May 23, 2003 and incorporated herein by reference)

99.1	Summary Appraisal Report by Rocky Mountain Valuation Specialists LLC dated March 5, 2003 (filed as Exhibit 99.1 to the registrant’s Amendment No. 1 on Form SB-2 to Registration Statement on Form S-11 (Registration No. 333-105521) filed on July 15, 2003 and incorporated herein by reference)

*	Filed herewith.